PURCHASE AGREEMENT



                                 by and between



                                  AMCOR LIMITED

                                       and



                              SILGAN HOLDINGS INC.

                                   dated as of

                                February 22, 2006



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                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS AND INTERPRETATION......................................4

    Section 1.1     Definitions...............................................4
    Section 1.2     Interpretation...........................................18

ARTICLE II PURCHASE AND SALE OF PURCHASED EQUITY AND
    PURCHASED ASSETS.........................................................19

    Section 2.1     Equity Purchase..........................................19
    Section 2.2     Asset Purchase...........................................20
    Section 2.3     Assumption of Liabilities................................22
    Section 2.4     Purchase Price...........................................24
    Section 2.5     Post Closing Adjustment..................................25
    Section 2.6     Allocation of Purchase Price.............................28

ARTICLE III THE CLOSING......................................................29

    Section 3.1     Time and Place of Closing................................29
    Section 3.2     Selling Parties' Deliveries..............................29
    Section 3.3     Silgan's Deliveries......................................30
    Section 3.4     Failure to Obtain Specified Approvals....................31
    Section 3.5     Local Closings...........................................35

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES.............36

    Section 4.1     Organization and Qualification of the Selling Parties
                    and the Acquired Companies...............................36
    Section 4.2     Authorization............................................37
    Section 4.3     Execution; Validity of Agreement.........................37
    Section 4.4     Consents and Approvals; No Violations....................37
    Section 4.5     Capitalization and Title to the Purchased Equity.........38
    Section 4.6     Good Title Conveyed in the Purchased Equity..............38
    Section 4.7     Subsidiaries.............................................38
    Section 4.8     Financial Statements and Indebtedness....................38
    Section 4.9     No Undisclosed Liabilities...............................39
    Section 4.10    Absence of Certain Changes...............................40
    Section 4.11    Ownership and Condition of Assets; Sufficiency of Assets
                    and Purchased Equity.....................................41
    Section 4.12    Contracts and Commitments................................43
    Section 4.13    Insurance................................................45
    Section 4.14    Litigation...............................................45
    Section 4.15    Environmental Matters....................................45
    Section 4.16    Compliance with Laws and Orders..........................47
    Section 4.17    Employee Benefit Plans...................................47

    Section 4.18    Tax Matters..............................................49
    Section 4.19    Company Intellectual Property............................50
    Section 4.20    Labour Matters...........................................52
    Section 4.21    Bank Accounts............................................53
    Section 4.22    Brokers or Finders.......................................53
    Section 4.23    Receivables and Payables.................................53
    Section 4.24    Inventory................................................53
    Section 4.25    Books and Records........................................54
    Section 4.26    Affiliates Interests.....................................54
    Section 4.27    Customers, Suppliers, Distributors Etc...................54
    Section 4.28    Products.................................................55
    Section 4.29    Powers of Attorney.......................................55
    Section 4.30    Computer Systems; Financial Reporting....................55
    Section 4.31    Permits..................................................55
    Section 4.32    Absence of Certain Business Practices....................55
    Section 4.33    Subsidies and Grants.....................................56
    Section 4.34    Limitations on Representations and Warranties;
                    Disclosure...............................................56

ARTICLE V REPRESENTATIONS AND WARRANTIES OF SILGAN...........................56

    Section 5.1     Organization.............................................56
    Section 5.2     Authorization; Validity of Agreement.....................56
    Section 5.3     Consents and Approvals; No Violations....................57
    Section 5.4     Acquisition of Purchased Equity for Investment; Ability
                    to Evaluate and Bear Risk................................57
    Section 5.5     Litigation...............................................58
    Section 5.6     Investigation by Purchaser; Selling Parties' Liability...58
    Section 5.7     Brokers or Finders.......................................59

ARTICLE VI CERTAIN COVENANTS AND AGREEMENTS..................................59

    Section 6.1     Interim Operations of the Subject Companies..............59
    Section 6.2     Access; Confidentiality..................................60
    Section 6.3     Efforts and Actions to Cause Closing to Occur............61
    Section 6.4     Publicity................................................62
    Section 6.5     Employees; Employee Benefits.............................62
    Section 6.6     Intercompany Arrangements................................63
    Section 6.7     Maintenance of Books and Records.........................63
    Section 6.8     Cooperation in Litigation................................63
    Section 6.9     Insurance................................................63
    Section 6.10    Intercompany Receivables, Payables and Indebtedness......64
    Section 6.11    Name Change..............................................64
    Section 6.12    Reorganizations..........................................65
    Section 6.13    Assignment of Contracts..................................65
    Section 6.14    [Intentionally Omitted]..................................66
    Section 6.15    Bulk Transfer Laws.......................................66
    Section 6.16    Transitional Services....................................66

    Section 6.17    Updating Schedules.......................................66
    Section 6.18    Third-Party Indebtedness; Releases.......................67
    Section 6.19    Notice of Developments...................................67
    Section 6.20    Exclusivity..............................................68
    Section 6.21    Audited Financial Statements.............................68
    Section 6.22    Collection of Receivables................................69
    Section 6.23    Rework and Refunds.......................................70
    Section 6.24    German Lease.............................................71
    Section 6.25    Newco Italy Contribution.................................71
    Section 6.26    Philippine Share Transfer................................71
    Section 6.27    Cerebos Supply Agreement.................................71
    Section 6.28    Venezuela................................................71

ARTICLE VII CONDITIONS TO CLOSING............................................72

    Section 7.1     Conditions to Each Party's Obligation to Effect
                    the Closing..............................................72
    Section 7.2     Conditions to Obligations of Silgan to Effect
                    the Closing..............................................72
    Section 7.3     Conditions to Obligations of the Selling Parties to
                    Effect the Closing.......................................73

ARTICLE VIII TERMINATION.....................................................73

    Section 8.1     Termination..............................................73
    Section 8.2     Effect of Termination....................................74

ARTICLE IX TAX MATTERS.......................................................74

    Section 9.1     Taxes of the Acquired Companies..........................74
    Section 9.2     Contests.................................................76
    Section 9.3     Price Adjustment.........................................77
    Section 9.4     Exclusive Remedy.........................................77

ARTICLE X SURVIVAL AND REMEDIES..............................................77

    Section 10.1    Survival.................................................77
    Section 10.2    Indemnification by Selling Parties.......................77
    Section 10.3    Environmental Health and Safety Indemnity................78
    Section 10.4    [Intentionally Omitted]..................................81
    Section 10.5    Indemnification by Silgan................................81
    Section 10.6    Method of Asserting Claims...............................81
    Section 10.7    Limitations on Damages...................................82
    Section 10.8    Exclusive Remedies.......................................84
    Section 10.9    Time Limits on Claims....................................84
    Section 10.10   Tax Effect and Insurance.................................85
    Section 10.11   Knowledge of Claim.......................................85

ARTICLE XI MISCELLANEOUS.....................................................85

    Section 11.1    Fees and Expenses........................................85
    Section 11.2    Equitable Remedies.......................................87
    Section 11.3    Further Assurances.......................................88
    Section 11.4    Amendments...............................................88
    Section 11.5    Notices..................................................88
    Section 11.6    Counterparts.............................................90
    Section 11.7    Entire Agreement; No Third Party Beneficiaries...........90
    Section 11.8    Severability.............................................90
    Section 11.9    Governing Law; Waiver of Jury Trial......................90
    Section 11.10   Extension; Waiver........................................91
    Section 11.11   Assignability............................................91
    Section 11.12   Captions.................................................92
    Section 11.13   Schedules................................................92
    Section 11.14   Amcor Australia to Act on Behalf of Selling Parties......92
    Section 11.15   Time of Essence..........................................92
    Section 11.16   Joint and Several Liability..............................92




















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

                               INDEX TO SCHEDULES

    Schedule Numbers                      Descriptions

          (A)           Structure Chart
         1.1(A)         Acquired Company Excluded Liabilities and Excluded
                        Contracts
         1.1(B)         Assumed Liabilities
         1.1(C)         Account Codes for Business Inventory
         1.1(D)         Account Codes for Business Payables
         1.1(E)         Account Codes for Business Receivables
         1.1(F)         Form of Non-Compete Agreement
         1.1(G)         Permitted Encumbrances
       2.2(a)(ix)       Assumed Contracts
      2.2(a)(xiv)       Other Purchased Assets
      2.2(b)(xii)       Excluded Contracts
      2.2(b)(xiv)       Other Excluded Assets
         3.2(c)         Consents Delivered at Closing
         3.2(k)         Opinions
         4.1(A)         Jurisdiction of Formation of the Selling Parties and the
                        Acquired Companies
         4.1(B)         Directors and Officers of the Acquired Companies
          4.4           Conflicts and Consents of the Selling Parties
         4.5(a)         Capitalization of each Acquired Company
          4.7           Subsidiaries
         4.8(a)         Financial Statements
         4.8(b)         Indebtedness
         4.8(c)         Accruals
         4.9(a)         Undisclosed Liabilities
         4.9(b)         Disclosure Controls and Procedures
         4.9(c)         Sarbanes-Oxley Compliance
          4.10          Changes in Conduct of Business
        4.10(2)         Spending on Capital and Capital Maintenance
        4.11(a)         Owned Real Property and Leased Property
        4.11(c)         Encumbrances on Tangible Personal Property
        4.11(d)         Condition of Certain Assets
        4.11(f)         No Manufacturing Operations
        4.12(a)         Subject Company Contracts
        4.12(b)         Defaults under Subject Company Contracts
        4.12(d)         Notice of Termination of Subject Company Contract
        4.12(e)         Return of Inventory
          4.13          Insurance
          4.14          Litigation Matters
          4.15          Environmental Matters
        4.17(a)         Employees
        4.17(b)         Seller Benefit Plans
        4.17(c)         Employee Documents Not Provided
        4.17(g)         Change of Control Payments
        4.17(h)         Retired Employee Benefits
        4.17(j)         Wind Up, Termination or Close of any Seller Benefit Plan

    Schedule Numbers                      Descriptions

          4.18          Tax Return Information
        4.18(k)         Taxable Income
        4.19(a)         Registered Intellectual Property
        4.19(b)         Intellectual Property Matters
          4.20          Labour Matters
          4.21          Bank Accounts of the Subject Companies Relating to the
                        Business
          4.22          Brokers or Finders for Selling Parties
          4.24          Inventory
          4.26          Affiliate Interests
          4.27          Customers and Suppliers
          4.28          Products
          4.29          Powers of Attorney
          4.33          Subsidies and Grants
          5.2           Authorization
          5.3           Conflicts and Consents of Silgan
          6.1           Conduct of Business
          6.6           Intercompany Arrangements
          6.18          Releases
         7.1(b)         Antitrust Administrator Consents
        10.2(k)         Funding Benefits

        Annex A Holdback Amounts and Specified Interest Target Working Capital Amounts

        Annex B         Cerebos Supply Agreement

                               PURCHASE AGREEMENT

                             I N T R O D U C T I O N
                             - - - - - - - - - - - -

     THIS PURCHASE AGREEMENT is made and entered into as of February 22, 2006, by and between Amcor Limited, a company organized under the laws of New South Wales ("Amcor Australia"), and Silgan Holdings Inc., a company organized under the laws of Delaware ("Silgan"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in Article I hereof.

                                R E C I T A L S:

     WHEREAS, AMB Packaging Pte Ltd, a company organized under the laws of Singapore ("Amcor Singapore"), Amcor Investments Germany Ltd., a company organized under the laws of England and Wales ("Amcor Germany"), Amcor Holdings (Australia) Pty Ltd., a company organized under the laws of New South Wales ("Amcor Holdings Australia"), Amcor European Consolidated Holdings Ltd., a company organized under the laws of Cyprus ("Amcor ECH"), Amcor Mediflex Ltd., a company organized under the laws of England and Wales ("Amcor Mediflex"), Amcor PET Packaging Iberia S.A., a company organized under the laws of Spain ("Amcor Spain"), Amcor White Cap International Inc., a company organized under the law of Delaware ("Amcor International"), Amcor White Cap Nederland B.V., a company organized under the laws of The Netherlands ("Amcor Netherlands"), Amcor PET Packaging Canada Inc., a company organized under the laws of Canada ("Amcor Canada"), Amcor PET Packaging do Brasil Ltda, a company organized under the laws of Brazil ("Amcor PET Brazil"), Amcor Italia s.r.l., a company organized under the laws of Italy ("Amcor Italy") and Amcor France SNC, a company organized under the laws of France ("Amcor France SNC"), are collectively referred to as the "Selling Shareholders" and individually, each a "Selling Shareholder"; and

     WHEREAS Amcor Ambalaj Sanayive Ticaret AS, a company organized under the laws of Turkey ("Amcor Turkey"), Amcor Magyarorszag Csomagolastechnikai KFT, a company organized under the laws of Hungary ("Amcor Hungary"), Amcor White Cap Austria GmbH, a company organized under the laws of Austria ("Amcor Austria"), Amcor White Cap, Inc., a company organized under the laws of Delaware ("Amcor U.S."), Amcor Australia and Amcor Netherlands are collectively referred to as the "Asset Sellers" and individually, each an "Asset Seller"; and

     WHEREAS the Selling Shareholders and the Asset Sellers are collectively referred to herein as the "Selling Parties" and individually as a "Selling Party"; and

     WHEREAS Silgan and the Selling Parties are collectively referred to herein as the "Parties" and individually as a "Party"; and

     WHEREAS the Selling Parties are direct or indirect Affiliates of Amcor Australia; and

     WHEREAS Amcor Australia shall cause each of the Selling Parties to sign a counter-party to this Agreement and shall cause each of the Selling Parties to perform all of its obligations under this Agreement, including selling the applicable Purchased Assets or Purchased Equity; and

     WHEREAS Amcor Singapore is the legal and beneficial owner of 99.9995% of the issued and outstanding Capital Stock of Amcor White Cap Asia Pacific Inc., a company organized under the laws of the Philippines ("Amcor Asia Pacific") and of 99.9999% of the issued and outstanding Capital Stock of Amcor White Cap South East Asia, Inc., a company organized under the laws of the Philippines ("Amcor South East Asia"); and

     WHEREAS Amcor Singapore is the legal and beneficial owner of all of the issued and outstanding Capital Stock of Amcor White Cap Shanghai Ltd., a company organized under the laws of China ("Amcor Shanghai"); and

     WHEREAS Amcor Singapore is the legal and beneficial owner of forty percent (40%) of the issued and outstanding Capital Stock of Amcor White Cap Investments Inc., a company organized under the laws of the Philippines ("Amcor Investments"); and

     WHEREAS Amcor Investments and Amcor South East Asia are the legal and beneficial owners of 59.9951% and 39.9967%, respectively, of the issued and outstanding Capital Stock of Amcor White Cap Properties, Inc., a company organized under the laws of the Philippines ("Amcor Properties"); and

     WHEREAS Amcor Germany is the legal and beneficial owner of all of the issued and outstanding Capital Stock of Amcor White Cap Deutschland GmbH, a company organized under the laws of Germany ("Amcor Deutschland"); and

     WHEREAS Amcor ECH and Amcor Deutschland are the legal and beneficial owners of ninety-nine percent (99.0%) and one percent (1.0%), respectively, of the issued and the outstanding Capital Stock of Amcor White Cap Ukraine LLC, a company organized under the laws of Ukraine ("Amcor Ukraine"); and

     WHEREAS Amcor ECH is the legal and beneficial owner of the all of the issued and outstanding Capital Stock of each of Amcor White Cap Nordiska AB, a company organized under the laws of Sweden ("Amcor Sweden"), and Amcor White Cap UK Ltd, a company organized under the laws of England and Wales ("Amcor UK"); and

     WHEREAS Amcor Mediflex is the legal and beneficial owner of ninety-eight point seventy-two percent (98.72%) of the issued and outstanding Capital Stock of Amcor White Cap Polska Sp. z.o.o., a company organized under the laws of Poland ("Amcor Polska"); and

     WHEREAS Amcor Spain is the legal and beneficial owner of all the issued and outstanding Capital Stock of Amcor White Cap Espana S.L., a company organized under the laws of Spain ("Amcor Espana"); and

     WHEREAS Amcor  Netherlands is the legal and beneficial owner of all but one
(1) share of the issued and outstanding Capital Stock of Amcor White Cap Belgium N.V., a company organized under the laws of Belgium ("Amcor Belgium"), the remaining one (1) share being held by Amcor Holdings Australia; and

     WHEREAS Amcor France SNC is the legal and beneficial owner of all the issued and outstanding Capital Stock of Amcor White Cap France S.A.S., a company organized under the laws of France ("Amcor France S.A.S."); and

     WHEREAS Amcor International is the legal and beneficial owner of sixty-three percent (63%) of the issued and outstanding Capital Stock of Amcor White Cap de Venezuela S.A., a company organized under the laws of Venezuela ("Amcor Venezuela"); and

     WHEREAS, Amcor Canada is the legal and beneficial owner of all but one (1) quota of the issued and outstanding Capital Stock of Amcor White Cap do Brasil Ltda, a company organized under the laws of Brazil ("Amcor Brazil"), and Amcor PET Brazil is the legal and beneficial owner of the remaining one (1) quota of the issued and outstanding Capital Stock of Amcor Brazil; and

     WHEREAS the corporate structure referred to in the foregoing paragraphs of this Preamble is more fully described in Schedule A hereto; and

     WHEREAS, prior to the Closing, Amcor Italy has determined to form a wholly-owned subsidiary under the laws of Italy ("Newco Italy") and has determined to contribute to Newco Italy at fair market value substantially all of the assets and certain liabilities and obligations of Amcor Italy, in each case relating to the operation of the Business (as and to the same extent such assets and liabilities would be included in the definition of Purchased Assets and Assumed Liabilities, respectively, if Amcor Italy were an Asset Seller) (the "Newco Italy Contribution"); and

     WHEREAS Amcor Asia Pacific, Amcor South East Asia, Amcor Shanghai, Amcor Investments, Amcor Properties, Amcor Deutschland, Amcor Ukraine, Amcor Sweden, Amcor UK, Amcor Polska, Amcor Espana, Amcor Belgium, Amcor France S.A.S., Amcor Brazil, Amcor Venezuela and Newco Italy are collectively referred to herein as the "Acquired Companies" and individually as an "Acquired Company"; and

     WHEREAS, the Asset Sellers and the Acquired Companies are herein referred to collectively as the "Subject Companies" and individually as a "Subject Company"; and

     WHEREAS, the Asset Sellers desire to sell, transfer, convey, assign and deliver to the respective directly or indirectly wholly-owned subsidiaries of Silgan as shall be designated by Silgan prior to the Closing (collectively, the "Purchasers") substantially all the properties of the Asset Sellers relating primarily to the operation of the Business, and Silgan desires that the Purchasers purchase such properties of the Asset Sellers and to assume certain liabilities and obligations of the Asset Sellers relating to the operation of the Business, all in accordance with the terms, conditions and agreements herein contained; and

     WHEREAS the Selling Shareholders desire to sell, transfer and deliver to the Purchasers all of the issued and outstanding Capital Stock owned by them in the Acquired Companies (the "Purchased Equity") and Silgan desires that the Purchasers purchase the Purchased Equity (it being understood that with respect to the Purchased Equity of Amcor Deutschland and Amcor Sweden, only SWC Holdings Deutschland GmbH i.G. shall be the Purchaser and in no way shall Silgan be (or be entitled to designate itself as) the Purchaser or obligated to be the Purchaser, of

Amcor Deutschland or Amcor Sweden), the whole subject to the terms and conditions hereinafter set forth; and

     WHEREAS it is intended by the Parties that the purchase and sale of the Asset Sellers' properties, the assumption of certain liabilities and obligations of the Asset Sellers, and the purchase and sale of the Purchased Equity will transfer the Business to Silgan and its Affiliates on a going concern basis.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

Section 1.1   Definitions.
              -----------

For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

     "Acquired Company" and "Acquired Companies" are defined in the Recitals.

     "Acquired Company Excluded Liabilities" means all liabilities and obligations of the Acquired Companies of any kind, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due, including any liabilities or obligations for any non-compliance with applicable Laws prior to the Closing Date (it being understood that responsibility for liabilities and obligations for non-compliance with Environmental Laws is addressed exclusively in Sections 10.2(f) and 10.3), and excluding only the following:

     (i) The liabilities and obligations of the Acquired Companies included in the Closing Working Capital;

     (ii) The liabilities and obligations of Amcor Shanghai, Amcor Ukraine, Amcor Polska, Amcor Venezuela, Amcor South East Asia and Amcor Asia Pacific included in the Closing Indebtedness;

     (iii) Subject and without prejudice to the Selling Parties' indemnification obligations under Sections 10.2 and 10.3 of this Agreement, the liabilities and obligations of the Acquired Companies under the Real Property Leases (including the liabilities and obligations of the lessee under the New German Lease (when executed) to restore the leased property upon the termination of the New German Lease), the Personal Property Leases, the Licenses and the Contracts to which any Acquired Company is a party and which relate to the Business, but excluding those set forth on Schedule 1.1(A) notwithstanding that there may be a deferred income item on the books of the Subject Companies with respect to such Contracts;

     (iv) The liabilities and obligations of the Acquired Companies for benefits in respect of the Employees and Retired Employees of the Acquired Companies, including under Seller Benefit Plans of the Acquired Companies;

     (v) The liabilities and obligations of the Acquired Companies as set forth on, and only to the extent set forth on, Schedule 1.1(B), consistent with the classifications set forth on the Business' chart of account codes set forth on
Schedule 1.1(B) (it being understood that the amounts set forth on Schedule 1.1(B) also include liabilities and obligations of the Asset Sellers referred to in Section 2.3(a)(v)); and

     (vi) The liabilities and obligations of the Acquired Companies otherwise expressly assumed by the Acquired Companies pursuant to the terms of this Agreement.

     "Affiliate" of any Person means a Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the first Person. For purposes of this definition, the term "control", "controlled by" or "under common control with" means the power, direct or indirect, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Capital Stock, by Contract, as trustee or executor, or otherwise.

     "Agreement" or "this Agreement" means this Purchase Agreement, together with the Schedules and Annexes hereto.

     "Amcor Financial Procedures and Controls" means the accounting policies and practices used by the Subject Companies during the fiscal year ended 30 June 2005 consistently applied.

     "Ancillary Agreements" means the Non-Compete Agreement, the Transition Services Agreement, the Specified Interest Management Agreements (if any), the Local Agreements, the Bills of Sale, the Assumption Agreements and any other Contract executed in connection with this Agreement and all other agreements, bills of sale, instruments of conveyance, assignment and assumption, certificates and other such documents reasonably required to complete, in accordance with the terms and conditions of this Agreement, the sale, transfer and delivery to the Purchasers of the Purchased Equity and the Purchased Assets.

     "Antitrust Administrator" means any Governmental Entity administering any Antitrust Laws.

     "Antitrust Laws" means the antitrust and competition laws of any country or of the European Union.

     "Arbitrator" is defined in Section 11.1(ii).

     "ARD" means the enactment of the Acquired Rights Directive and any subsequent amendments or replacements in the jurisdiction of the applicable Asset Seller in Europe.

     "Asset Sellers" is defined in the Introduction.

     "Asset Sellers Pre-Closing Products" is defined in Section 6.23.

     "Assumed Contracts" is defined in Section 2.2(a)(ix).

     "Assumed Liabilities" is defined in Section 2.3(a).

     "Assumption Agreements" is defined in Section 3.3(e).

     "Audited Financial Statements" is defined in Section 6.21.

     "Benefit Plan" means each employee benefit, incentive-compensation, deferred-compensation, jubilee benefits, early retirement, profit-sharing, stock-option, stock-appreciation-right, stock-bonus, stock-purchase, employee-stock-ownership, savings, severance, change-in-control, pension, health, medical, welfare, life insurance, fringe benefit plan, program or arrangement maintained or contributed to by any Subject Company or any Selling Shareholder with respect to any Acquired Company for the benefit of the Employees and/or Retired Employees.

     "Bills of Sale" is defined in Section 3.2(j).

     "Book Cash Balances" means the book cash balances held by any Acquired Company including, for greater certainty, petty cash, cash on deposit and cash equivalents (including, marketable bills of exchange) and the like, and the petty cash of the Asset Sellers at the facilities included in the Real Property.

     "Brazil Litigation" means that certain legal proceeding bearing docket number 671/00 in the 4th Civil Court of Sao Bernardo, Brazil, involving Remaprint Embalagens Ltda., Amcor Brazil and Mr. Alfredo Luiz Kugelmas (as the trustee in charge of Remaprint Embalagens Ltda. bankrupt estate), that certain legal proceeding bearing docket number 115156/01 in the 12th Civil Court of Sao Paulo, State of Sao Paulo, involving Remaprint Embalagens Ltda., Amcor Brazil and Mr. Dieter Rapp Junior and any other legal or equitable proceeding before any other Governmental Entity relating thereto or arising out of the facts underlying such proceedings, including any labor or employment related legal or equitable proceedings involving current or former employees of Remaprint Embalagens Ltda.

     "Business" means the developing, manufacturing, marketing, distributing, selling and servicing of metal, plastic and composite vacuum and non-vacuum closures for jars and containers and related capping equipment for the food and beverage industries from plants and/or sales offices in Germany, Italy, Poland, Turkey, the Philippines, China, Brazil, Austria, Belgium, France, Hungary, the Netherlands, Spain, Sweden, Ukraine, the United Kingdom and Venezuela under the "White Cap" brand and the licensing of others to do the same in Israel, Japan, South Africa, India, Korea, Australia, the United States and New Zealand, all as conducted by the Subject Companies. For greater certainty, the Business does not include the closure operations of the Selling Parties or their Affiliates in Australia and New Zealand, any shareholdings of the Selling Parties or their Affiliates in the joint venture in North America with Bericap Inc. or the polyethylene terephthalate (PET) operations of Sellers or their Affiliates for closures sold to customers of carbonated soft drink and non-hot-filled or aseptic water (CSDW) for carbonated soft drink and non-hot-filled or aseptic water products in Latin America and other locations.

     "Business Day" means a day (other than Saturday or Sunday) on which banks are generally open for ordinary business in New York, New York, U.S.A.

     "Business    Inventory"   means   net   inventory   consistent   with   the
classifications set forth in the chart of account codes in Schedule 1.1(C).

     "Business Payables" means net payables consistent with the classifications set forth in the chart of account codes in Schedule 1.1(D).

     "Business   Receivables"   means  net   receivables   consistent  with  the
classifications set forth in the chart of account codes in Schedule 1.1(E).

     "Cap Amount" is defined in Section 10.7.

     "Capital Stock" means, as applicable, shares of capital stock, partnership interests, membership interests, equity interests, quotas, ownership interests or any similar term under applicable Law.

     "Cerebos" is defined in the definition of Specified Approvals.

     "Cerebos Agreement" is defined in the definition of Specified Approvals.

     "Claim Notice" is defined in Section 10.6(b).

     "Closing" is defined in Section 3.1.

     "Closing Date" is defined in Section 3.1.

     "Closing Date Book Cash Balances" is defined in Section 2.4(c).

     "Closing Date Interest Rate" means the interest rate appearing on the Reuters Screen LIBOR Page as the London Interbank Offer Rate for one (1) month funding in Euros at approximately 11:00 a.m. (London, England time) on the Closing Date plus 1.0%.

     "Closing Estimated Purchase Price" is defined in Section 2.4(f).

     "Closing Indebtedness" is defined in Section 2.4(b).

     "Closing Statement" is defined in Section 2.5(a).

     "Closing Time" is defined in Section 3.1.

     "Closing Working Capital" means the Working Capital as of the close of business, local time for the Subject Companies, on the day immediately prior to the Closing Date.

     "Company Intellectual Property" means the Intellectual Property owned or used by the Subject Companies, including the Licenses, and, in the case of the Asset Sellers, that is used in the Business, including web sites and content that relate solely to the Business, except that

Company Intellectual Property shall exclude the name "Amcor" and all domain names and web sites that contain the name "Amcor."

     "Computer Assets" is defined in Section 4.30.

     "Consent" means any approval, consent, permission, ratification, waiver, license or other authorization.

     "Contest" is defined in Section 9.2.

     "Contract" means any contract, agreement, license or pending bid or proposal (which bid or proposal if accepted would result in a binding contract), whether written or oral.

     "Covered Request" is defined in Section 6.7.

     "CPA Firm" is defined in Section 2.5(d).

     "Current German Lease" is defined in Section 7.2(d).

     "Damaged Party" means any Person claiming indemnification under any provision of Article X.

     "Data Room" means the electronic data room established by Amcor Australia for the purposes of the Transactions containing documents relating to the Business and the Acquired Companies and made available to Silgan.

     "Data Room Disk" means the CD-ROM containing the documentation made available to Silgan in the Data Room.

     "Deductible Amount" is defined in Section 10.7.

     "Deeds" is defined in Section 3.2(e).

     "De Minimis Amount" is defined in Section 10.7.

     "Designees" is defined in Section 6.22.

     "Employees" means all employees and workers (as such would be deemed to be employees if employed in North America) (excluding Retired Employees) in the employ of or working for the Subject Companies and, in the case of the Asset Sellers, relating to the Business.

     "Encumbrance" means (i) any mortgage, hypothec, charge, lien, claim, pledge, security interest of any kind or other encumbrance, (ii) any option, right of first refusal or right of pre-emption, (iii) a contractual restriction on the use, voting, transfer, receipt of income or exercise of any other attribute of ownership and (iv) with respect to any real property (or any leasehold estate in real property), any lease (including any sublease), license or other agreement respecting use and/or occupancy, easement, restrictive covenant, condition, limitation, right-of-way, exception or other encumbrance or burden (including encroachments and other matters of survey) on or affecting such real property or title thereto (or, as the case may be, the leasehold estate therein).

     "Environment" means all, or any part, of the air (including the air within buildings and natural or man-made structures above or below ground), water and land.

     "Environmental Claims" means any and all directives, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations by a Governmental Entity, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, Hazardous Substance or any Environmental Permit, including,
(a) any and all claims by Governmental Entities for enforcement, investigation, cleanup, removal, response, corrective, remedial, monitoring, or other actions, damages, fines or penalties pursuant to any applicable Environmental Law, and
(b) any and all claims by any one or more Persons seeking damages, contribution, indemnification, cost recovery, compensation, injunctive or other relief resulting from a Release or threatened Release of Hazardous Substances or arising from alleged injury or threat of injury to health, safety, property, natural resources or the environment.

     "Environmental Condition" means any and all conditions and circumstances of any property, including any Leased Real Property or Owned Real Property, or any other property formerly owned, operated or leased by the Subject Companies, relating to or arising or resulting from a failure to comply with any applicable Environmental Law or Environmental Permit or from a Release or threatened Release of Hazardous Substances into the Environment.

     "Environmental Law" means any Law now or previously in effect regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Substance, drinking water, groundwater, wetlands, landfills, open dumps, above ground storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions, wells, air emissions, water discharges, noise emissions, or otherwise relating to pollution or protection of the outdoor or indoor environment or health or safety.

     "Environmental Permit" means any permit, license, approval, consent or other authorization by a Governmental Entity pursuant to any Environmental Law.

     "Estimated Purchase Price" is defined in Section 2.4(f).

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "Exchange Rate" means the spot rate of exchange in the relevant currency against Euros as reported on Reuters Page EURX= on the previous trading day as the closing (Sydney time) mid price for dealings in the relevant currency.

     "Excluded Assets" is defined in Section 2.2(b).

     "Excluded Employees" means (i) employees, former employees or workers (as such would be deemed to be employees if employed in North America) of a Subject Company who were employed at a particular location of such Subject Company in its manufacturing operations where all manufacturing operations at such location have been discontinued and (ii) employees, former employees or workers (as such would be deemed to be employees if employed in North America) of the Subject Companies who are engaged in any business other than the Business. Notwithstanding the foregoing, (A) an employee who by definition is both an Excluded Employee and an Employee at Closing shall be deemed to be an Employee and (B) an employee who by definition is an Excluded Employee but subsequently becomes an employee of a Subject Company for the Business and then becomes a Retired Employee after last being an Employee of a Subject Company for the Business shall be deemed a Retired Employee.

     "Excluded Liabilities" is defined in Section 2.3(b).

     "Final Purchase Price" is defined in Section 2.5(f).

     "Financial Statements" means (i) the consolidated balance sheet of the Subject Companies as at June 30, 2005, (ii) the consolidated statements of profit and loss of the Subject Companies for the twelve-month period ended June 30, 2005, (iii) the consolidated statement of cash flow of the Subject Companies for the twelve-month period ended June 30, 2005, all of which, excluding the statements for Amcor Venezuela and Amcor Brazil, were included in consolidation schedules and were previously audited in accordance with auditing standards generally accepted in the United States of America as part of the Amcor Australia audit process, and based on the materiality threshold of Amcor Australia and were prepared to enable Amcor Australia to prepare consolidated financial statements and not to report on the Subject Companies as a separate entity, and (iv) the consolidated balance sheet of the Subject Companies as at December 31, 2005, (v) the consolidated statements of profit and loss of the Subject Companies for the six-month period ended December 31, 2005, and (vi) the consolidated statement of cash flow of the Subject Companies for the six-month period ended December 31, 2005, all of which constitute management accounts that have not been audited, all of the foregoing in (i) through (vi) having been prepared in accordance with IFRS and the Amcor Financial Procedures and Controls, and (vii) the statutory financial statements of any of the Subject Companies that have been filed for any period ending on or after July 1, 2004 through December 31, 2005, all of which have been prepared in accordance with the applicable local generally accepted accounting principles consistently applied and Amcor's financial controls, (the "Individual Statements"), copies of all of which are set forth in Schedule 4.8; provided, however, that as regards the Asset Sellers, the Financial Statements include only such financial information as is applicable to the Business and not to any other business or activities carried on by any such Asset Seller, and that for the purposes of the definition of Financial Statements, "Subject Companies" does not include Amcor Australia.

     "Governmental Entity" means the United States, the European Union, any foreign, national, supranational, federal, state, provincial, local, municipal or other government or political subdivision thereof, or any regulatory or administrative agency, authority or instrumentality of such government or political subdivision, or any court, agency or tribunal, including an arbitration.

     "Governmental Permits" means any licenses, certificates, permits, franchises, authorizations, consents, qualifications and approvals, or any waiver of the foregoing, issued or granted by any Governmental Entity required by Law for the operation of the Business.

     "Governmental Sign-Off" is defined in Section 10.3(e)(iii).

     "Hazardous Substance" means any element, compound, chemical, contaminant, pollutant, material, waste or other substance or constituent that is defined or regulated as such in, or for purposes of any Environmental Law, determined or identified as hazardous, toxic, biohazardous or dangerous under any applicable Environmental Law, or the release of which is prohibited or regulated under any applicable Environmental Law, including, any asbestos, any petroleum, oil
(including crude oil or any fraction thereof), any radioactive substance, any polychlorinated biphenyls, any toxin, chemical, infectious and medical waste, microbial matter, and any other substance that gives rise to liability under any Environmental Law.

     "Holdback Amount" means in respect of each of Amcor Shanghai, Amcor Investments, Amcor Asia Pacific, Amcor South East Asia, Amcor Properties, Amcor Venezuela and Amcor Brazil, the amount of the Purchase Price specified in respect of such Subject Company as set forth on Annex A (it being understood that a single Holdback Amount shall apply to Amcor Investments, Amcor Asia Pacific, Amcor South East Asia and Amcor Properties, collectively).

     "IFRS" means International Financial Reporting Standards.

     "Indebtedness" means, with respect to any Person at any date, all liabilities of such Person for interest-bearing debt, including accrued interest. Notwithstanding the foregoing, (i) for all purposes hereof the amount of US $1,379,933 trading balance owing by Amcor Shanghai to Amcor Australia shall be included as Indebtedness and (ii) for purposes of determining the Purchase Price, Indebtedness shall not include any amounts that are included in calculating the Closing Working Capital.

     "Individual Statements" is defined within the definition of Financial Statements.

     "Intellectual Property" means (a) all United States, international and foreign patents and applications therefor; (b) all inventions (whether patentable or not), ideas, processes, improvements, trade secrets, know how, technology, technical data, proprietary processes and formulae, all source and object code, architectures, structures, display screens, layouts, development tools and all documentation and media constituting, describing the above, including, manuals, documentation, memoranda and records; (c) all copyrights, copyright registrations and applications therefor, including derivative and all other rights corresponding thereto throughout the world; (d) all trade names, trade dress, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (e) all proprietary databases and data collections and all rights therein throughout the world; (f) domain names, web sites and related content; (g) intellectual property rights acquired by license or agreement; and (h) any equivalent rights to any of the foregoing anywhere in the world.

     "Inventory" means raw materials, work-in-progress, finished goods, spare parts, capping equipment and related spare parts (to the extent classified as inventory by the Business), accessories and equipment (to the extent classified as inventory by the Business), packaging materials and other accessories and all supplies held for use in the Business wherever located, including consignment inventory (where the Subject Company is the consignor) and inventory on order for or in transit to or from the Subject Companies.

     "June 30, 2005 Financial Statements" is defined in Section 6.21.

     "Law" means any applicable European Union, United States, foreign, national, supranational, federal, provincial, state, municipal or local statute, common law, rule, regulation, ordinance, permit, order, writ, injunction, directive, judgment, decree or any other pronouncement of any Governmental Entity having the effect of law.

     "Leased Real Property" means, collectively, the real property (including all improvements thereon) that is leased, subleased, licensed for occupation, or otherwise demised, to a Subject Company (and in the case of the Asset Sellers, used, operated or maintained in connection with, or otherwise related to, the Business), all as more particularly set forth on Schedule 4.11(a).

     "Licenses" means all Contracts pursuant to which a Subject Company has any rights in or to any Company Intellectual Property from any Person, and all Contracts pursuant to which a Subject Company has licensed or transferred any rights in or to any Company Intellectual Property to any Person.

     "Local Agreements" is defined in Section 3.5.

     "Local Closing" is defined in Section 3.5.

     "Losses" means any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties, and reasonable attorneys' fees and disbursements, excluding any punitive, consequential or indirect damages (except as such punitive, consequential or indirect damages are paid to third parties).

     "Major Customer" is defined in Section 4.27.

     "Major Supplier" is defined in Section 4.27.

     "Management Fee" is defined in Section 3.4(a).

     "Material Adverse Effect" means any effect, event or occurrence that is materially adverse to the assets, liabilities (contingent or otherwise), results of operations (both historical and in the future (including cost reduction initiatives)) or financial condition (both historical and in the future) of the Business, the Purchased Assets and the Acquired Companies, taken as a whole, or that has a material adverse effect on the ability of the Selling Parties to consummate the transactions contemplated by, and discharge their obligations under, this Agreement and the Ancillary Agreements; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) the fact that any Subject Company fails to meet any internal or published projections, forecasts, or revenue or earnings predictions for any period; it being understood, however, that the underlying reason or cause for such failure may still constitute a Material Adverse Effect; (ii) any adverse change, effect, event, occurrence, state of facts or development to the extent attributable to the announcement or pendency of the Transactions (including any cancellations of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); (iii) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting (a) the industries in which the Business operates (which adverse changes or effects do not affect the Business, the Purchased Assets and the Acquired Companies in a materially disproportionate manner) or (b) general economic conditions not uniquely related to the Business; (iv) terrorist activities; (v) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change in accounting requirements or principles or the interpretation thereof (which adverse changes, effects, events, occurrences, state of facts or developments do not affect the Business, the Purchased Assets and the Acquired Companies in a materially disproportionate manner) other than any such change implemented by the Selling Parties and not required under IFRS or applicable local generally accepted accounting principles or (vi) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change in applicable Laws or the interpretation or enforcement thereof (which adverse changes, effects, events, occurrences, state of facts or developments do not affect the Selling Parties' ability to consummate the Transactions). References in this Agreement to thresholds shall not be deemed to be evidence of a Material Adverse Effect or materiality.

     "Newco Italy" is defined in the Recitals.

     "Newco Italy Contribution" is defined in the Recitals.

     "New German Lease" is defined in Section 7.2(d).

     "Non-Compete Agreement" means the non-compete agreement to be entered into between, Silgan and Amcor Australia at Closing, in the form attached as Schedule 1.1(F).

     "Offeree Notice" is defined in Section 3.4(c).

     "Operating Document" means, with respect to any entity, the bylaws, operating agreement, partnership agreement, or other applicable documents relating to the operation, governance or management of such entity.

     "Organizational Document" means, with respect to any entity, the articles of incorporation, certificate of incorporation, articles of organization, articles of association, certificate of limited partnership or other applicable organizational or charter documents relating to the creation or organization of such entity.

     "Owned Real Property" means, collectively, all the real property (including all improvements thereon) that is owned by a Subject Company (and in the case of the Asset Sellers, used, operated or maintained in connection with, or otherwise related to, the Business), all as more particularly set forth on Schedule 4.11(a).

     "Party" and "Parties" are defined in the Introduction.

     "Payment Notice" is defined in Section 6.23.

     "Permitted Encumbrances" means (i) liens for water, sewer and other utility charges not yet due and payable; (ii) mechanics', carriers', workers', repairers', materialmens', warehousemens' and similar liens arising or incurred in the ordinary course of business and not related to delinquent amounts; (iii) imperfections of title, easements, rights-of-ways, covenants and encumbrances, if any, which do not materially and adversely affect the marketability or title to such real property or materially detract from the value of or materially interfere with the present use of such real property subject thereto or affected thereby and not related to delinquent amounts; (iv) liens in favour of any lessor or licensor for rent or royalties to become due or for other obligations or acts, the performance of which is required under leases, subleases or licenses, so long as the payment of such rent, royalties or the performance of such other obligation or act is not delinquent beyond any cure period; (v) liens of employees for salaries or wages earned but not yet payable; (vi) liens of unpaid vendors of personal property, or other similar liens, in each case arising in the ordinary course of business for charges that are not delinquent beyond any cure period; (vii) any lease of Tangible Personal Property in the ordinary course whereby a Subject Company is the lessor; (viii) permitted use provisions in the Real Property Leases listed in Schedule 4.11(a); (ix) Encumbrances for local property Taxes and assessments arising in the ordinary course of business and not delinquent beyond any cure period; and (x) Encumbrances set forth on Schedule 1.1(G).

     "Person" means a natural person, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

     "Personal Property Lease" means each lease pursuant to which Tangible Personal Property is leased to a Subject Company.

     "Pre-Closing Products" is defined in Section 6.23.

     "Purchase Price" is defined in Section 2.4.

     "Purchase Price Allocation" is defined in Section 2.6.

     "Purchased Assets" is defined in Section 2.2(a).

     "Purchased Equity" is defined in the Recitals.

     "Purchasers" is defined in the Recitals.

     "Real Property" means the Leased Real Property and the Owned Real Property. The term "real property" when used herein and not capitalized, means the applicable parcel of land such term describes, together with all the buildings, structures and improvements located thereon, any and all privileges, easements, rights of way, appurtenances, and rights belonging to and enuring to the benefit thereof, and any and all fixtures and systems now upon or hereafter placed on said parcel and used in connection with the use or operation of such buildings, structures or improvements.

     "Real Property Leases" means, collectively, the leases, subleases or other agreements pursuant to which the Subject Companies are the lessees of the Leased Real Property.

     "Receivables" means all outstanding notes, book debts and trade accounts receivable, including trade accounts receivable from the Selling Parties and Affiliates of the Selling Parties and balances due from current and former employees of the Subject Companies.

     "Refunds" means payments to customers of the Acquired Companies or the Purchasers for or in respect of or in connection with Pre-Closing Products that do not meet applicable warranties, which payments shall include, to the extent paid to the customer, (i) the sales price (including freight) charged to the customer and (ii) all costs incurred by the customer in connection therewith (such as product recall costs, loss of product costs, etc.).

     "Refusal Period" is defined in Section 3.4(c).

     "Refusal Transfer Period" is defined in Section 3.4(c).

     "Registered Intellectual Property" is defined in Section 4.19(a).

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, injecting, depositing, disposing, discharging, dispersal, escaping, dumping, or leaching into the indoor or outdoor environment, including land, air, surface water, soil or groundwater (including the abandonment or discarding of barrels, containers, and other receptacles containing Hazardous Substances) or as otherwise defined under Environmental Laws.

     "Repurchase Date" is defined in Section 6.22.

     "Responsible Party" means any Person against whom a claim is being asserted under any provision of Article X.

     "Retained Receivables" is defined in Section 6.22.

     "Retired Employees" means former employees of the Subject Companies for the Business (other than Excluded Employees) who have either retired, been laid-off, have deceased, have commenced employment elsewhere or are unemployed and that have a contingent or vested benefit for which the Subject Companies are responsible.

     "Rework" means Pre-Closing Products identified by customers of the Subject Companies of the Business as not meeting applicable warranties and that require replacement. Rework shall be valued at the cost to the Acquired Companies or the Purchasers of direct materials, labor, allocated manufacturing overhead and freight; provided that for any six-month period all Rework in excess of the average historical level for six months (excluding unusual items) for the applicable Acquired Company or Asset Seller shall be valued at a mark-up of 25% over the cost to the Acquired Companies or the Purchasers of direct materials, labor, allocated manufacturing overhead and freight.

     "Seller Benefit Plans" is defined in Section 4.17(b).

     "Selling Parties' Knowledge" means the knowledge of Peter Konieczny, Frank Sollmann, Volker Spiesmacher, Jochen Hundt, Ian Wilson, Klass Uphoff (as to all human resources, employee benefits, labor and other related matters only), Heather Campbell (as to all environmental and other related matters only), Julie MacPherson, Edwin Sena (as to all matters relating to Amcor Asia Pacific, Amcor South East Asia, Amcor Investments and Amcor Properties, collectively, and the business of such Acquired Companies only), Alan Wang (as to all matters relating to Amcor Shanghai and the business of Amcor Shanghai only), Donato Hyppolito (as to all matters relating to Amcor Brazil and the business of Amcor Brazil only), Francisco Buchart (as to all matters relating to Amcor Venezuela and the business of Amcor Venezuela only), Francisco Zitarosa (as to all matters relating to Amcor Italy (and Newco Italy upon the occurrence of the Newco Italy Contribution) and the business of Amcor Italy and Newco Italy only), Marek Rajca (as to all matters relating to Amcor Polska and the business of Amcor Polska only) and Abubekir Yueksel (as to all matters relating to Amcor Turkey and the business of Amcor Turkey), without independent investigation. For purposes of
Section 4.27 hereof, Selling Parties' Knowledge shall only include the knowledge of Peter Konieczny, Frank Sollmann, Volker Spiesmacher and Jochen Hundt.

     "Selling Party" and "Selling Parties" are defined in the Introduction.

     "Selling Shareholder" and "Selling Shareholders" are defined in the Introduction.

     "Silgan" is defined in the Introduction.

     "Silgan Indemnitee" means Silgan and the Purchasers and their respective directors, officers, employees, Affiliates, agents and representatives and their respective successors and assigns.

     "Silgan's Objection" is defined in Section 2.5(c).

     "Specified Approvals" means (i) in respect of Amcor Shanghai, all Consents of Governmental Entities required for the sale of the Purchased Equity of Amcor Shanghai to the applicable Purchaser; (ii) in respect of Amcor Brazil, the final, non-appealable judgment of the Brazilian Courts in favor of Amcor Brazil in respect of that certain legal proceeding bearing docket number 671/00 in the 4th Civil Court of Sao Bernardo, Brazil, involving Remaprint Embalagens Ltda, Amcor Brazil and Mr. Alfredo Luiz Kugelmas (as the trustee in charge of Remaprint Embalagens Ltda. bankrupt estate) and any other bankruptcy proceeding involving directly or indirectly Amcor Brazil as a debtor, as confirmed by an opinion of Amcor Brazil's legal counsel in Brazil in form and substance reasonably satisfactory to Silgan; (iii) in respect of Amcor Venezuela, (a) written waivers or the non-exercise within the applicable time period of any rights of first refusal of shareholders or other holders of any equity interest (other than Amcor Australia or any of its Affiliates) in Amcor Venezuela, confirmed by a certificate of an officer of Amcor Australia that the applicable waivers were received or the applicable time periods have expired, together with the originals of such waivers, all in form and substance reasonably satisfactory to Silgan and (b) all Book Cash Balances of Amcor Venezuela as of the close of business, local time for Amcor Venezuela, on the day immediately prior to the Closing Date shall have been distributed out of such company; provided such distributions or payments are net of any Taxes payable by Amcor Venezuela with respect thereto, it being understood that the applicable Purchaser shall cooperate in effecting such distributions; and (iv) in respect of Amcor Asia Pacific, Amcor South East Asia, Amcor Investments and Amcor Properties, collectively, an amendment to the Supply Agreement, dated April 6, 2001, among Cerebos

Pacific Limited ("Cerebos"), Amcor Deutschland and Amcor South East Asia, as amended (the "Cerebos Agreement"), containing the terms and conditions set forth on Annex B. Solely for purposes of determining whether the closing of the purchase and sale of a Specified Interest must occur under this Agreement and not for the purposes of determining any damages to which any Party may be entitled pursuant hereto, if Amcor Australia disputes any determination by Silgan as to whether a Specified Approval shall have been obtained and the matter is adjudicated in accordance with Section 11.9 hereof, the issue upon adjudication for such purposes shall be whether such Specified Approval was in fact obtained and not whether Silgan acted reasonably in determining whether such Specified Approval was obtained.

     "Specified Interest" is defined in Section 3.4(a).

     "Specified Interest Adjustment Amount" is defined in Section 2.5(h).

     "Specified Interest Management Agreements" is defined in Section 3.4(d).

     "Specified Interest Target Working Capital Amount" means in respect of each of Amcor Shanghai, Amcor Investments, Amcor Asia Pacific, Amcor South East Asia, Amcor Properties, Amcor Venezuela and Amcor Brazil, the amount of the Target Working Capital Amount specified in respect of such Subject Company as set forth on Annex A (it being understood that a single Specified Interest Target Working Capital Amount shall apply to Amcor Investments, Amcor Asia Pacific, Amcor South East Asia and Amcor Properties, collectively).

     "Specified Time Period" means with respect to Amcor Brazil two (2) years after the Closing Date, and with respect to each of the other Specified Interests six (6) months after the Closing Date.

     "Subject Company" and "Subject Companies" are defined in the Recitals.

     "Subject Company Contract" is defined in Section 4.12(a).

     "Tangible Personal Property" means all tangible property of the Asset Sellers which is used in connection with the Business and all tangible property of the Acquired Companies, in each case, including all equipment, spare parts and accessories and other than Real Property, Intellectual Property and Inventory.

     "Target Working Capital Amount" means (euro)64.0 million, subject to adjustment as set forth in Section 2.5(h).

     "Tax" or "Taxes" means any tax or taxes of any kind or nature, however denominated, including any federal, regional, state, provincial, local and foreign income or gross receipts tax, alternative or add-on minimum tax, value added tax, sales and use tax, customs duty or any other tax, charge fee, levy or other assessment including property, transfer, occupation, service, license, payroll, franchise, excise, withholding, ad valorem, severance, stamp, premium, windfall profit, employment, rent or other tax of any kind whatsoever, and including any interest, penalties or additions to tax or additional amounts in respect of the foregoing, including any transferee or secondary liability for a tax and any liability assumed by agreement or arising as a result of being or ceasing to be a member of any affiliated group, or being included or required to be included on any Tax Return relating thereto.

     "Tax Return"  means any return or report  relating to Taxes,  including any
Schedule  or  attachment  thereto,   and  including  any  amendment  thereof  or
supplement thereto.

     "Third Party Claim" is defined in Section 10.6(a).

     "Transactions" means the sale of the Purchased Assets and the Purchased Equity to the Purchasers, the assumption of the Assumed Liabilities by the Purchasers, and all the transactions provided for or contemplated by this Agreement and in any Ancillary Agreement.

     "Transition Services Agreement" is defined in Section 3.2(l).

     "Turkey Determination" is defined in Section 11.1(i).

     "Turkey Notice" is defined in Section 11.1(i).

     "Uncollected Receivables" is defined in Section 6.22.

     "Update Period" is defined in Section 6.17.

     "Working Capital" means, as at a particular date, the sum of the Business Receivables and Business Inventory, to the extent, and only to the extent, that such items are included in the Purchased Assets or are assets of the Acquired Companies minus Business Payables, to the extent, and only to the extent, that such Business Payables are included in the Assumed Liabilities or are liabilities of the Acquired Companies and are not Acquired Company Excluded Liabilities.

Section 1.2   Interpretation.
              --------------

(a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) Whenever the words  "include,"  "includes" or  "including"  are used in this
Agreement,   they  shall  be  deemed  to  be  followed  by  the  words  "without limitation."

(c) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, recitals and Schedule references are to the Articles, Sections, recitals and Schedules of or to this Agreement unless otherwise specified.

(d) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(e) A reference to any party in any Contract shall include such party's successors and permitted assigns. A reference to a Contract shall include all amendments and modifications thereto provided that such amendment or modification is not made in breach of this Agreement.

(f) The Parties have  participated  jointly in the  negotiation  and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favouring or disfavouring any Party by virtue of the authorship of any provisions of this Agreement.

(g) All references in this Agreement or any Ancillary Agreement to the Asset Sellers (including all financial information contained in or delivered or prepared pursuant to this Agreement or any Ancillary Agreement that relates to or concerns the Asset Sellers) are made only with respect to (and include only such financial information as is applicable to) the Business, the Purchased Assets and the Assumed Liabilities and not to any other business or activities carried on by any such Asset Seller. The fact that certain provisions of this Agreement specifically provide as set forth in this Section 1.2(g) shall not detract from the generality of this Section 1.2(g).

(h) References to any document being "in the agreed form" shall mean such document signed for identification purposes only by or on behalf of the Selling Parties and Silgan.

(i) References to a Party shall include any permitted assignee or successor to such Party in accordance with this Agreement. References to an Acquired Company shall include all subsidiaries or subsidiary undertakings of such Acquired Company.

(j) Where it is necessary to determine a monetary amount, limit or threshold set out in this Agreement and the value of any sum to be taken into account in making that determination is expressed in a currency other than Euros, such sum shall be converted into Euros at the Exchange Rate on the relevant date, which for the purposes of any claim under this Agreement shall be the Business Day on which the relevant Party receives written notification of that claim; provided, however, that for the purposes of setting forth information on the Schedules hereto the relevant date shall be the date hereof.

                                   ARTICLE II
           PURCHASE AND SALE OF PURCHASED EQUITY AND PURCHASED ASSETS

Section 2.1   Equity Purchase.
              ---------------

Subject to Section 3.4, at the Closing, on the terms and subject to the conditions set forth in this Agreement, the Selling Shareholders shall sell, transfer, assign, convey and deliver to the respective Purchasers as designated by Silgan prior to Closing all the Purchased Equity, free and clear of all Encumbrances, other than Permitted Encumbrances, and Silgan shall cause such Purchasers to purchase and accept the Purchased Equity from the Selling Shareholders. As with respect to the Purchased Equity of Amcor Deutschland and Amcor Sweden, only SWC Holdings Deutschland GmbH i.G. shall be the Purchaser and in no way shall Silgan be (or be entitled to designate itself as) the Purchaser, or be obligated to be Purchaser, of Amcor Deutschland or Amcor Sweden.

Section 2.2   Asset Purchase.
              --------------

(a) Description of Assets. Subject to Section 3.4, at the Closing, on the terms and subject to the conditions set forth in this Agreement, the Asset Sellers shall sell, transfer, assign, convey and deliver to the respective Purchasers as designated by Silgan prior to Closing, and Silgan shall cause such Purchasers to purchase and accept free and clear of all Encumbrances, other than Permitted Encumbrances, all right, title and interest of the Asset Sellers in, to and under all of the assets, properties, rights and interests of each of the Asset Sellers of every kind, character and description, tangible or intangible, real, personal or mixed, wherever located, and used in the Business, including the following but specifically excluding only the Excluded Assets (collectively, the "Purchased Assets"):

     (i) Real Property. The fee title or other comparable title to all the Owned Real Property and the lessee's interest under each and all of the Real Property Leases;

     (ii) Tangible Personal Property. All of the Asset Sellers' Tangible Personal Property (other than Inventory) as it shall exist at the Closing Time;

     (iii) Inventory. All of the Inventory of the Asset Sellers as it shall exist at the Closing Time;

     (iv) Receivables. All Receivables of the Asset Sellers to the extent arising in connection with the Business as such shall exist at the Closing Time;

     (v) Intellectual  Property.  All rights of the Asset Sellers in the Company
Intellectual   Property   (subject  to  applicable   grants,   restrictions  and
limitations contained in the Licenses);

     (vi) Books and Records. All of the Asset Sellers' books, records, ledgers, files, documents, correspondence, lists, plans, specifications, surveys, drawings, advertising and promotional materials, engineering reports, and subject to applicable Law, personnel records of all employees, in each case relating to the Business (in whatever form or medium), provided, however, that the Asset Sellers shall be allowed to retain (a) original personnel files pertaining to employees of the Asset Sellers terminated prior to the Closing Time, (b) copies of all personnel files pertaining to current employees of the Asset Sellers at the Closing Time, and (c) copies of all employer's liability or worker's compensation claim files of the Asset Sellers as such shall exist at the Closing Time;

     (vii) Prepaid Items. All of the Asset Sellers' deferred charges, advance payments, prepaid and deferred items (including prepaid rent), credits, security and other deposits, claims for refunds, rights of offset, and credits of all kinds, in each case to the extent related to the Purchased Assets or the Business as such shall exist at the Closing Time;

     (viii) Personal Property Leases. Subject to Section 6.13, the Personal Property Leases of the Assets Sellers as such shall exist at the Closing Time;

     (ix) Contracts. Subject to Section 6.13, all Contracts (other than the Licenses, the Real Property Leases and the Personal Property Leases) of the Asset Sellers which relate to the Business, including those set forth on
Schedule  2.2(a)(ix)  but excluding  those set forth on

Schedule 2.2(b)(xii) as such shall exist at the Closing Time. Those Contracts being assumed pursuant to this Section 2.2(a) are collectively referred to as the "Assumed Contracts";

     (x) Governmental Permits. Subject to Section 6.13, all Governmental Permits held by the Asset Sellers which are issued, granted or used in connection with the Business as such shall exist at the Closing Time;

     (xi) Goodwill. All of the goodwill of the Asset Sellers exclusively relating to the Business;

     (xii) Warranties. All rights under or pursuant to warranties, representations and guarantees (express or implied) made by suppliers, manufacturers or contractors in connection with products or services provided to the Asset Sellers in connection with the Business and the Purchased Assets;

     (xiii) Petty Cash. All petty cash of the Asset Sellers at the facilities included in the Real Property; and

     (xiv) Other Purchased Assets. All of the Asset Sellers' right, title and interest in and to those assets, rights and properties set forth on Schedule 2.2(a)(xiv).

(b) Excluded Assets. The Purchased Assets to be purchased and sold hereunder, and the term "Purchased Assets" as used herein, shall not include the following properties (the "Excluded Assets") of the Asset Sellers:

     (i) Cash. All of the Asset Sellers' cash, commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents, other than petty cash of the Asset Sellers at the facilities included in the Real Property;

     (ii) Insurance Coverage Maintained on Behalf of Asset Sellers. All casualty, liability or other policies of insurance or coverage maintained on behalf of any Asset Seller or Affiliate of any Asset Seller and any prepaid insurance premiums existing as of the Closing Time related to such policies;

     (iii) Tax Refunds; Claims. All refunds and claims for refunds of any Tax due to the Asset Sellers;

     (iv) Books and Records. All books and records of the Asset Sellers not relating to the Business;

     (v) Corporate Rights. The right or franchise of the Asset Sellers to be an entity and all documents pertaining thereto, including Organizational Documents, Operating Documents, corporate seals, minute books and stock books;

     (vi) Indemnity Rights. All indemnity and contribution rights of the Asset Sellers granted to or owed by third parties to the extent not related to the Purchased Assets or the Assumed Liabilities, and any and all rights or assets to the extent arising from and related to the defense, release, compromise, discharge or satisfaction by the Asset Sellers of Excluded Liabilities;

     (vii) Causes of Action. All of the Asset Sellers' causes of action, judgments, claims and demands of whatever nature against third parties not relating to the Business;

     (viii) Prepaid Items. All of the Asset Sellers' deferred charges, advance payments, prepaid and deferred items (including prepaid rent), credits, security and other deposits, claims for refunds, rights of offset, and credits of all kinds, including Taxes, in each case to the extent not related to the Purchased Assets or the Business;

     (ix) Rights under this Agreement. The Asset Sellers' rights under this Agreement;

     (x) Amcor Name. Except as set forth in Section 6.11, all right, title and interest in the name "Amcor" and any derivations thereof, and any signage bearing such name;

     (xi) Bank Accounts. All bank accounts, safe deposit boxes, checking accounts or other accounts of any nature maintained by or on behalf of the Asset Sellers;

     (xii) Contracts. All Contracts not relating to the Business and those Contracts set forth on Schedule 2.2(b)(xii);

     (xiii) Real Property. All right, title and interest of the Asset Sellers in real property other than the Real Property; and

     (xiv)  Other  Excluded  Assets.  Those  properties,  if any,  set  forth on
Schedule 2.2(b)(xiv).

Section 2.3   Assumption of Liabilities.
              -------------------------

(a) Liabilities to be Assumed by the Purchasers. As partial consideration for the consummation of the Transactions, at the Closing, Silgan shall cause the respective Purchasers purchasing the Purchased Assets as designated by Silgan prior to Closing (each such Purchaser to assume the liabilities or obligations set forth below that correspond to the Purchased Assets it shall acquire pursuant to this Agreement) to assume and agree, and as of the Closing Time shall be deemed to have assumed and agreed, to perform when due and discharge in accordance with their respective terms, only the following liabilities and obligations of the Asset Sellers (the "Assumed Liabilities"):

     (i) The liabilities and obligations of the Asset Sellers included in the Closing Working Capital;

     (ii) The  accounts  payable  of the  Asset  Sellers  described  in  Section
6.10(a);

     (iii) Subject and without prejudice to the Selling Parties' indemnification obligations under Sections 10.2 and 10.3 of this Agreement, the liabilities and obligations of the Asset Sellers under the Real Property Leases, the Personal Property Leases, the Licenses and the Assumed Contracts, only to the extent such Real Property Leases, Personal Property Leases,

Licenses or Assumed Contracts are assigned to the respective Purchasers, notwithstanding that there may be a deferred income item on the books of the Subject Companies with respect to such Contracts;

     (iv) The liabilities and obligations of the Asset Sellers for benefits in respect of the Employees and Retired Employees of the Asset Sellers, including under Seller Benefit Plans that are Assumed Contracts;

     (v) The liabilities and obligations of the Asset Sellers as set forth on, and only to the extent set forth on, Schedule 1.1(B), consistent with the classifications set forth on the Business' chart of account codes set forth on
Schedule 1.1(B) (it being understood that the amounts set forth on Schedule 1.1(B) also include liabilities and obligations of the Acquired Companies referred to in clause (v) of the definition of Acquired Company Excluded Liabilities); and

     (vi) The liabilities and obligations of the Asset Sellers otherwise expressly assumed by the Purchasers pursuant to the terms of this Agreement.

(b) Excluded Liabilities. Other than the Assumed Liabilities, the Purchasers shall not assume or become responsible for, and shall not be deemed to have assumed or to have become responsible for, any liabilities and obligations of any Asset Seller of any kind, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due (collectively, the "Excluded Liabilities"), including the following:

     (i) any liability or obligation of the Asset Sellers pertaining to any Excluded Assets;

     (ii) any liability or obligation of the Asset Sellers with respect to Income Taxes;

     (iii) any liability or obligation of the Asset Sellers in respect of Excluded Employees, including pursuant to any retention agreements, severance agreements, change of control agreements or other similar plans, policies or arrangements;

     (iv) any liability or obligation of the Asset Sellers (A) related to any Employees or Retired Employees other than (a) liabilities and obligations of the Asset Sellers for benefits in respect of the Employees or Retired Employees, including under Seller Benefit Plans that are Assumed Contracts, (b) liabilities and obligations included in the Closing Working Capital and (c) liabilities and obligations under the Assumed Contracts or (B) that is incurred as a result of the Transactions pursuant to any retention agreements, severance agreements, change of control agreements or other similar plans, policies or arrangements with or concerning the Employees or Retired Employees;

     (v) any liability or obligation of any Asset Seller arising out of or relating to any facility that any Asset Seller may have owned, leased, operated or otherwise used at any time that is not included in the Real Property, including any such liabilities or obligations resulting from the generation, use, handling, presence, treatment, storage, transportation, disposal or Release of any Hazardous Materials at any such facility or any violations of applicable Environmental Laws on, prior to or after the Closing Date;

     (vi) any liability or obligation of the Asset Sellers arising out of any action or proceeding actually initiated and pending as of the Closing and not listed on Schedule 1.1(B) or, if listed on Schedule 1.1(B), to the extent exceeding the amount of the accrual as set forth on Schedule 1.1(B);

     (vii)  any   liability  or   obligation   of  the  Asset  Sellers  for  any
non-compliance with applicable Laws prior to the Closing Date (it being understood that responsibility for liabilities and obligations for non-compliance with Environmental Laws is exclusively addressed in Sections 10.2(f) and 10.3); and

     (viii) all liabilities of Selling Parties under this Agreement, any Ancillary Agreement or any other agreement between a Selling Party and Silgan or any of the Purchasers.

Section 2.4   Purchase Price.
              --------------

The following sets forth the aggregate purchase price (subject to adjustment as provided in Sections 2.4(g) and 2.5 and subject to the terms of Section 3.4) to be paid, in addition to the assumption of the Assumed Liabilities, by Silgan or the Purchasers to the Selling Parties for the Purchased Equity and the Purchased Assets (the "Purchase Price"), namely,

(a) (euro) 230 million, minus

(b) the excess of the aggregate amount of Indebtedness of Amcor Shanghai, Amcor Ukraine, Amcor Polska, Amcor Venezuela, Amcor South East Asia and Amcor Asia Pacific (whether owed to third parties or, in the case of Amcor Ukraine and Amcor China only, to the Selling Parties or their Affiliates (other than another Acquired Company)) over the aggregate amount of Indebtedness owed to the Acquired Companies by third parties (other than the Selling Parties or their Affiliates, including the Acquired Companies) in each case, existing as of the close of business, local time for the Subject Companies, on the day immediately prior to the Closing Date (collectively the "Closing Indebtedness"), it being acknowledged that if the Closing Indebtedness is a negative number, it shall be added to the amount set forth in Section 2.4(a), plus

(c) the amount (if any) of the Book Cash Balances (excluding the Book Cash Balances of Amcor Venezuela) existing as of the close of business, local time for each Acquired Company, net of any overdrafts in respect of bank accounts of such Acquired Company, all on the day immediately prior to the Closing Date (the "Closing Date Book Cash Balances") up to (euro)11.5 million in excess of petty cash in the aggregate; provided that to the extent such amount exceeds (euro)1.5 million in the aggregate, only one-half of such excess amount shall constitute Closing Date Book Cash Balances for the purposes of the Purchase Price notwithstanding that all Acquired Companies shall retain all Book Cash Balances after the Closing; provided, further that the Book Cash Balances in excess of
(euro)1.5 million reside in the Acquired Companies reasonably acceptable to Silgan in good faith, it being understood that no Acquired Company shall have overdrafts in respect of bank accounts of such Acquired Company aggregating in excess of the Book Cash Balances of such Acquired Company, minus

(d) the amount (if any) by which the Closing Working Capital is less than the Target Working Capital Amount, plus

(e) the amount (if any) by which the Closing Working Capital is greater than the Target Working Capital Amount.

(f) Not later than ten (10)  Business  Days  before  the  Closing,  the  Selling
Parties will in good faith estimate, on a reasonable basis using the Subject Companies' then available financial information, the Closing Indebtedness, the Closing Date Book Cash Balances and the difference between the Closing Working Capital and the Target Working Capital Amount, and will deliver the same to Silgan, setting out in writing reasonable details of such calculation. Simultaneously with the delivery of the foregoing to Silgan, the Selling Parties will deliver to Silgan a statement setting forth the estimated Purchase Price (which shall be based on the estimated Closing Indebtedness, the estimated Closing Date Book Cash Balances and the estimated difference between the Closing Working Capital and the Target Working Capital Amount and any adjustments to be made pursuant to Section 2.4(g)) (the "Estimated Purchase Price"). As provided in Section 3.3(a) and subject to the terms of Section 3.4(b), at Closing, Silgan shall pay, or cause the Purchasers to pay the Estimated Purchase Price, less the aggregate amount of the Holdback Amounts for each Specified Interest not being transferred at the Closing Date pursuant to Section 3.4(a), less the estimated Closing Date Book Cash Balances attributable to each such Specified Interest, plus or less, as applicable, the estimated Closing Indebtedness attributable to such Specified Interests and plus or less, as applicable, any adjustment to the extent based upon the difference between the applicable Specified Interest Target Working Capital Amount and the estimated Closing Working Capital attributable to each such Specified Interest (the Estimated Purchase Price, as so adjusted, being referred to as the "Closing Estimated Purchase Price").

(g) To the extent applicable, the Purchase Price shall be reduced by an amount equal to six (6) times the difference between the average annual rent payable under the New German Lease for the ten (10) year term and the aggregate rent paid under the Current German Lease for the fiscal year ended June 30, 2006. Rent shall be determined on the same economic basis under both the Current German Lease and the New German Lease.

Section 2.5   Post Closing Adjustment.
              -----------------------

(a) Following the Closing, the Selling Parties shall prepare and deliver to Silgan a statement setting forth the Closing Indebtedness, the Closing Date Book Cash Balances and the Closing Working Capital, in each case separately identifying the amounts attributable to each of the Subject Companies (such statement, in its final and binding form, the "Closing Statement"). Silgan shall provide the Selling Parties and their representatives and accountants full access upon reasonable advance request to the books and records of the Business, including working papers of its accountants, and to any employees, to the extent necessary for the Selling Parties to prepare the Closing Statement, such access to continue until the agreement or determination of the final and binding Closing Statement. The calculations of the Closing Indebtedness, the Closing Date Book Cash Balances and the Closing Working Capital shall be prepared as provided in this Section 2.5.

(b) For the purpose of preparing the Closing Statement, the Selling Parties shall cause the Subject Companies to conduct a physical inventory as of an agreed upon date (or dates) on or prior to Closing of the Subject Companies' Inventory which shall be valued in accordance with the Amcor Financial Procedures and Controls. Silgan and its representatives shall be entitled to observe such physical inventory and shall have full access to the relevant books and records of the Selling Parties upon reasonable advance request and to request copies of supporting documents for the purpose of verifying the amounts set forth therein. As soon as practical following the Closing Date and in any event within ninety (90) days thereof, the Selling Parties shall prepare and deliver to Silgan their proposed Closing Statement. For purposes of preparing the Closing Statement and determination of the Final Purchase Price (as defined in clause (f) below), the Parties hereby agree that (i) the Selling Parties shall translate all amounts denominated in local currencies into Euros using the Exchange Rate as of the Closing Date, and (ii) cash received by the Subject Companies on the Closing Date shall be for the account of the Purchasers.

(c) Silgan shall, within sixty (60) days after the delivery by the Selling Parties of the proposed Closing Statement, complete its review of the proposed Closing Statement. The Selling Parties shall provide Silgan, its Affiliates and their respective representatives and accountants with reasonable access to the books and records, including working papers, used by the Selling Parties and their accountants to prepare the proposed Closing Statement, such access to continue until the agreement or determination of the final and binding Closing Statement. The proposed Closing Statement shall be binding and conclusive upon, and deemed accepted by, Silgan, unless Silgan shall notify the Selling Parties in writing within sixty (60) days after delivery of the Closing Statement of any good faith objection thereto (a "Silgan's Objection"). Silgan may not deliver more than one Silgan's Objection and may not amend its Silgan's Objection once it has been delivered to the Selling Parties other than to delete objections. A Silgan's Objection shall set forth a description in reasonable detail of the basis of the Silgan's Objection and the adjustments to the Closing Indebtedness, the Closing Date Book Cash Balances and the Closing Working Capital reflected on the proposed Closing Statement that Silgan believes should be made. Any items not disputed in a Silgan's Objection shall be deemed to have been accepted by Silgan. The Parties agree that they shall not object to or otherwise challenge the Target Working Capital Amount.

(d) If the Selling Parties and Silgan are unable to resolve in good faith all of their disputes with respect to the proposed Closing Statement within thirty (30) days following the Selling Parties' receipt of a Silgan's Objection, they shall refer their remaining differences for decision to Deloitte & Touche LLP; provided that the individuals reviewing such Silgan's Objection shall not have worked on any matters for Amcor Australia or Silgan, provided, however, that if Deloitte & Touche LLP refuses to serve, is unable to serve or is not independent of the Parties, the Selling Parties shall select another internationally recognized firm of independent public accountants that is independent of both the Selling Parties and Silgan (Deloitte & Touche LLP or such other accountants being referred to as the "CPA Firm"). If the Parties do not resolve their disputes within the first fifteen (15) days of such thirty (30) day period, the Chief Executive Officers of Amcor Australia and Silgan (or the respective members of senior management designated by each of them) shall attempt in good faith to resolve any such dispute within the final fifteen (15) days of such thirty (30) day period. The CPA Firm shall resolve any such disagreements (based solely on its review of the written presentations of Silgan and the Selling Parties), and its decision shall be final and binding on the Parties upon delivery of the written opinion set forth in sub-clause (iii) below. The procedure and schedule under which any dispute shall be submitted to the CPA Firm shall be as follows:

     (i) Within fifteen (15) days after the end of the thirty (30) day period referred to above, each of Silgan and the Selling Parties shall submit any unresolved elements of the Closing Statement to the CPA Firm in writing (with a copy to each other), supported by any documents and/or affidavits upon which it relies.

     (ii) The CPA Firm shall deliver its written opinion within twenty (20) days following its receipt of the information provided for in sub-clause (i) above, or such longer period of time as the CPA Firm determines is necessary not to exceed thirty (30) days. The scope of the disputes to be resolved by the CPA Firm is limited to the unresolved portion of the Silgan's Objection. Silgan and the Selling Parties shall make readily available to the CPA Firm all relevant books and records and any working papers (including those of the Parties' respective accountants) relating to the proposed Closing Statement and all other items reasonably requested by the CPA Firm, it being understood that the CPA Firm shall have the right to request additional submissions from the Parties.

     (iii) Any expenses relating to the engagement of the CPA Firm shall be allocated between Silgan, on the one hand, and the Selling Parties, jointly and severally, on the other hand, so that Silgan's share of such costs shall be in the same proportion that (x) the aggregate amount of the disputed items submitted by Silgan to the CPA Firm that are unsuccessfully disputed bears to
(y) the total amount of all disputed items submitted by Silgan to the CPA Firm. The Selling Parties, jointly and severally, and Silgan shall each bear the fees of their respective counsel, auditors and other representatives incurred in connection with the determination and review of the proposed Closing Statement.

(e) The proposed Closing Statement shall become final and binding on the Parties upon the earliest of (i) if no Silgan's Objection has been given with respect to the proposed Closing Statement, the expiration of the period within which Silgan must make its objection pursuant to Section 2.5(c); (ii) the date of agreement in writing between the Selling Parties and Silgan that the proposed Closing Statement, together with any modifications thereto agreed in writing by the Selling Parties and Silgan, shall be final and binding; and (iii) the date on which the CPA Firm shall issue and deliver to Silgan and Amcor Australia its written determination with respect to any dispute relating to the proposed Closing Statement.

(f) Promptly after the Closing Statement and the determination of the Closing Indebtedness, the Closing Date Book Cash Balances and the Closing Working Capital become final and binding under clause (e) above, the Purchase Price shall, to the extent required, be recalculated by giving effect to such components of the Purchase Price as are set forth in the Closing Statement (as recalculated, the "Final Purchase Price"). Subject to any adjustments made pursuant to Section 2.5(h), if the Estimated Purchase Price is greater than the Final Purchase Price, the Selling Parties, jointly and severally, shall, and if the Final Purchase Price is greater than the Estimated Purchase Price, Silgan shall, or shall cause the Purchasers to, within five (5) Business Days after the Closing Statement becomes final and binding on the Parties, make payment by wire transfer to an account specified by Silgan or the Selling Parties, as the case may be, in immediately available funds of the amount of such difference, together with interest thereon from the Closing Date to the date of payment at the Closing Date Interest Rate, which interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Notwithstanding anything herein to the contrary, any amounts that are owed by one Party to the other pending final resolution of the Final Purchase Price that are not in dispute between the Selling Parties and Purchaser in the Selling Parties' proposed Closing Statement shall promptly be paid (plus any interest calculated in accordance with this clause (f)) by the relevant Party no later than five (5) Business Days following delivery by the Selling Parties of the proposed Closing Statement and the disputed portion of the Final Purchase Price shall be paid as provided above.

(g) Notwithstanding anything herein to the contrary, the Silgan Indemnitees shall not be entitled to make any claim for indemnification pursuant to this Agreement if such claim was raised by Silgan in the Silgan's Objection for the purpose of adjusting the Estimated Purchase Price in determining the Final Purchase Price.

(h) In the event that pursuant to Section 3.4, any of the Specified Interests are not transferred to the applicable Purchaser prior to the date the Closing Statement becomes binding and final, for the purpose of determining the Final Purchase Price, the Target Working Capital Amount shall be reduced by the applicable Specified Interest Target Working Capital Amount, each of the Closing Date Book Cash Balances and the Closing Date Working Capital shall be reduced by the respective amounts attributable to such Specified Interests and the Closing Indebtedness shall be increased or decreased, as applicable, by the respective amounts attributable to such Specified Interest, as set forth in the Closing Statement and the Selling Parties or Silgan and the Purchasers, as applicable, shall pay any amounts due under Section 2.5(f) only for the Purchased Equity and Purchased Assets transferred to the Purchasers prior to the Closing Statement becoming final and binding. The applicable Selling Party or the applicable Purchaser shall pay the portion of the adjustment to the Purchase Price calculated in accordance with Section 2.5(f) and this Section 2.5(h) attributable to any Specified Interest not transferred to the applicable Purchaser prior to the date the Closing Statement becomes binding and final (the "Specified Interest Adjustment Amount") only at such time, if any, as such Specified Interest is sold pursuant to Section 3.4(b). If such Specified Interest is not sold to the applicable Purchaser, the Specified Interest Adjustment Amount shall not be paid by either the applicable Purchaser or Selling Party.

Section 2.6   Allocation of Purchase Price.
              ----------------------------

An allocation of the Purchase Price shall be mutually agreed to in good faith by the Parties prior to the Closing (the "Purchase Price Allocation"); provided that the Parties have agreed that (euro)30.0 million of the Purchase Price shall be allocated to the Purchased Assets of Amcor U.S. and Amcor Australia and the Non-Compete Agreement, in the aggregate and (euro)33.0 million of the Purchase Price shall be allocated to the purchase of Newco Italy. The Purchase Price Allocation shall be prepared in a manner consistent with all applicable Laws. The Parties agree that any adjustment to the Purchase Price made pursuant to
Section 2.5(f) or Section 3.4 shall be allocated (i) to the extent possible, to the specific Purchased Equity, Purchased Asset or Assumed Liability with respect to which the adjustment was made, and (ii) otherwise on a pro-rata basis among all of the Purchased Equity, the Purchased Assets and Assumed Liabilities, and shall result in a revised Purchase Price Allocation, all such adjustments to be applied consistently by the Selling Parties and Silgan. The Parties agree to procure that all Tax Returns will be filed consistently with the Purchase Price Allocation, subject to adjustment (if any) as aforesaid, and to not take any position inconsistent therewith unless required to do so by applicable Law. Silgan and the

Selling Parties shall promptly inform one another in writing of any challenge by any taxing authority to any allocation made pursuant to this Section 2.6 and agree to consult with and keep one another informed with respect to the status of, and any material discussion, proposal or submission with respect to, any such challenge.

                                  ARTICLE III
                                  THE CLOSING

Section 3.1   Time and Place of Closing.
              -------------------------

The consummation of the Transactions (the "Closing") shall be held at the offices of Silgan's counsel or at such other location or locations as reasonably agreed to by the Selling Parties and Silgan, and shall occur at 10:00 a.m., local time in New York (or such other time as mutually agreed to by the Parties). The Closing shall occur on such date as promptly as practicable following the satisfaction and/or waiver of all conditions to Closing set forth in Article VII (other than conditions to be satisfied on the Closing Date) as reasonably agreed to by the Selling Parties and Silgan, but except as provided in the proviso to this sentence in no event later than (10) Business Days after such conditions are satisfied and/or waived; provided that in no event shall the Closing Date be before ninety (90) days from the date hereof, unless otherwise mutually agreed to by the Parties (the "Closing Date"). Subject to Section 3.4 and Section 3.5, the Closing as it relates to each of the Subject Companies shall be effective as of 12:01 a.m., local time for such Subject Company, on the Closing Date (the "Closing Time").

Section 3.2   Selling Parties' Deliveries.
              ---------------------------

On or before Closing, the Selling Parties shall deliver to Silgan (or as Silgan directs) the following:

(a) Purchased Equity Certificates. Certificate(s) representing the Purchased Equity (if such equity is represented by a certificate), such certificate(s) to be duly and validly endorsed in favor of the respective Purchasers or accompanied by a separate stock power or transfer or assignment (or comparable document) duly and validly executed by the registered holder of the Purchased Equity, sufficient to vest in the Purchasers good title to the Purchased Equity, or other evidence as is customary under the applicable Law governing the corporate aspects of such Acquired Company such that good title to the Purchased Equity of such Acquired Company has been transferred to the Purchasers;

(b) Local Agreements. Duly executed Local Agreements by the applicable Selling Parties as set forth in Section 3.5 hereof;

(c) Consents.  The Consents and notices  required prior to Closing  described on
Schedule 3.2(c);

(d) Corporate Approval. Copies, certified by the respective Secretary or Assistant Secretary of each Selling Party, of the approval by the board of directors, executive board and supervisory board, as applicable (or where no such bodies exist in a particular jurisdiction, the managing director) of such Selling Party authorizing the execution, delivery and performance of this Agreement, the Ancillary Agreements and all other agreements, documents and instruments relating hereto to which such Selling Party is a party and the consummation of the Transactions;

(e) Deeds. Special warranty deeds (or the local equivalent) (the "Deeds") sufficient to transfer and convey good fee or other comparable title to each of the Asset Sellers' Owned Real Property to the Purchasers;

(f) Acquired Company Director Resignations. Resignations of such directors and officers of the Acquired Companies as may be requested in writing by Silgan;

(g) Italian Tax Certificate. The tax certificate attesting the outstanding tax liabilities of the going concern to be contributed to Newco Italy as provided under Article 14 of Legislative Decree 472/97 from the relevant tax authorities in Italy;

(h) Data Room Disk. One copy of the Data Room Disk (it being acknowledged that the Data Room Disk is not the only information made available to Silgan);

(i)  Non-Compete   Agreement.   The  Non-Compete  Agreement  executed  by  Amcor
Australia;

(j) Instruments of Transfer. Instruments of assignment and such other assignments, bills of sale, certificates of title and other instruments of transfer (collectively, the "Bills of Sale") as are reasonably necessary to convey fully and effectively to the Purchasers the Purchased Assets in accordance with the terms hereof;

(k) Opinions. Opinions of legal counsel in each jurisdiction of organization of each Selling Shareholder and Subject Company in the form of Schedule 3.2(k) hereto, subject to such assumptions and qualifications as are customary and usual to the practice in each such jurisdiction for a transaction of this type;

(l)  Transition  Services  Agreement.   The  Transition  Services  Agreement  as
described in Section 6.16 hereof (the "Transition Services Agreement");

(m) Officer's Certificates. Duly executed officer's certificates, dated as of the Closing Date, with respect to the matters set forth in Section 7.2(a) and
Section 7.2(b) hereof;

(n) Good Standing Certificates. Certificates of good standing (or comparable documents, if any, as applicable) issued from jurisdictions in which the Subject Companies are formed or organized, dated not more than seven (7) days prior to the Closing Date or such longer period reasonably satisfactory to Silgan as may reasonably be required by the Selling Parties; and

(o) Other Assurances. Such certificates, assurances and documents as Silgan may reasonably request prior to the Closing Date in order to effectuate the Closing.

Section 3.3   Silgan's Deliveries.
              -------------------

At Closing, Silgan shall deliver, or shall cause the Purchasers to deliver, to the Selling Parties (or as the Selling Parties direct) the following:

(a) Payment of Closing Estimated Purchase Price. The Closing Estimated Purchase Price shall be paid by wire transfer in immediately available funds to the Selling Parties (to such bank account(s) as is or are designated in writing by the Selling Parties at least two (2) Business Days prior to the Closing Date) (it being understood that with respect to the purchase of Amcor Deutschland and Amcor Sweden, only SWC Holdings Deutschland GmbH i.G. shall make such payment or, if Silgan makes the payment, Silgan may only do so on behalf of and for the account of SWC Holdings Deutschland GmbH i.G.);

(b) Local Agreements. Duly executed Local Agreements by the applicable Purchaser as set forth in Section 3.5 hereof;

(c) Consents.  The Consents and notices  required prior to Closing  described on
Schedule 5.3;

(d) Corporate Approval. Copies, certified by the respective Secretary or an Assistant Secretary of Silgan, of the approval by the board of directors of Silgan authorizing the execution, delivery and performance of this Agreement, the Ancillary Agreements and all other agreements, documents or instruments relating hereto to which Silgan is a party and the consummation of the Transactions;

(e) Assumptions. Instruments of assumption in form reasonably satisfactory to the Asset Sellers (the "Assumption Agreements") pursuant to which the applicable Purchaser assumes the Assumed Liabilities;

(f) [Intentionally omitted];

(g) Officer's Certificates. Duly executed officer's certificates dated as of the Closing Date, with respect to the matters set forth in Section 7.3(a) and
Section 7.3(b) hereof; and

(h) Other Assurances. Such certificates, assurances and documents as the Selling Parties may reasonably request prior to the Closing Date in order to effectuate the Closing.

Section 3.4   Failure to Obtain Specified Approvals.
              -------------------------------------

(a) Notwithstanding anything to the contrary in this Agreement, in the event that all of the conditions precedent to the Parties' obligations to effect the Closing pursuant to Article VII hereof have been satisfied but any of the Specified Approvals have not been obtained, then the Parties will be obligated to effect the Closing in accordance with Sections 3.1, 3.2 and the other terms of this Agreement with respect to the sale and purchase of all of the Purchased Equity and Purchased Assets except the Purchased Equity of the Acquired Company or Acquired Companies with respect to which the Specified Approval has not been so obtained (each, a "Specified Interest"). In such event, the applicable Selling Party or Selling Parties will not be obligated to sell, and Silgan will not be obligated to cause the applicable Purchaser or Purchasers to purchase, any such Specified Interest at the Closing and the terms of this Section 3.4 shall govern; provided that (i) Silgan shall have the right in its sole discretion to waive the receipt of the Specified Approval in respect of Amcor Asia Pacific, Amcor South East Asia, Amcor Investments and Amcor Properties, collectively, prior to Closing or during the Specified Time Period and, assuming all other conditions precedent to the Parties' obligations to effect the Closing pursuant to Article VII hereof have been satisfied, the applicable Selling Party shall then be obligated to sell such Specified Interest to the applicable Purchaser if Silgan so elects and (ii) Amcor Australia shall have the right in its sole discretion to waive the receipt of the Specified Approval in respect of Amcor Venezuela relating to the distribution of the Book Cash Balances of such Specified Interest prior to Closing or during the Specified Time Period and, assuming all other conditions precedent to the Parties' obligations to effect the Closing pursuant to Article VII hereof have been satisfied, the applicable Purchaser shall then be obligated to purchase such Specified Interest if Amcor Australia so elects. The applicable Selling Party shall continue to own such Specified Interest for all purposes, and the Parties shall enter into a Specified Interest Management Agreement on terms mutually satisfactory to the Parties, acting reasonably, which shall include a management fee to be paid to Silgan or the respective Purchaser in an amount equal to the cash of such Specified Interest, after the Closing in excess of the Closing Date Book Cash Balance of such Specified Interest (the "Management Fee"), provided that in respect of Amcor Asia Pacific, Amcor South East Asia, Amcor Investments and Amcor Properties, Silgan is not obligated to enter into a Specified Interest Management Agreement at the Closing if in Silgan's reasonable discretion it does not believe the amendment to the Cerebos Agreement described in the definition of Specified Approval shall be obtained. Such Specified Interest Management Agreement shall also provide an indemnity (except for gross negligence, willful misconduct and fraud) for the benefit of Silgan and the respective Purchaser. Pursuant to such Specified Interest Management Agreement, Silgan or the respective Purchaser shall operate the applicable Acquired Company in the ordinary course consistent with past practice (including making capital expenditures in the ordinary course of business and not incurring new debt) for the benefit of the respective Acquired Company and Amcor Australia until such Specified Approval is obtained. During such time as Silgan or the respective Purchaser is operating the applicable Acquired Company pursuant to such Specified Interest Management Agreement, in the event the cash needs of such Acquired Company exceed its operating cash flows plus the Closing Date Book Cash Balances of such Acquired Company, first Silgan shall reimburse such Acquired Company any Management Fee it has been paid by such Acquired Company, if any, to the extent of such cash shortfall, and, if such Acquired Company still has a cash shortfall, then the applicable Selling Party shall be obligated to fund such cash shortfall. To the extent the applicable Selling Party funds any cash shortfall as required herein, such Selling Party shall be reimbursed to the extent of such funding prior to Silgan receiving any Management Fee for such Specified Interest. All capital expenditures not in the ordinary course of business of any Acquired Company being operated by Silgan shall require the approval of the applicable Selling Party, such approval not to be unreasonably withheld, conditioned or delayed. In the event that the purchase and sale of such Acquired Company closes in accordance with this Section 3.4, Silgan shall repay to the applicable Selling Party any cash shortfalls such Selling Party was required to fund for such Acquired Company in accordance with this Section 3.4(a) that were not previously reimbursed. If the Parties are unable to agree on the terms of such management agreement, or if any such Specified Interest Management Agreement is not permitted by applicable Law, or if Silgan or the applicable Purchaser with respect to Amcor Asia Pacific, Amcor South East Asia, Amcor Investments and Amcor Properties shall have elected not to enter into such Specified Interest Management Agreement as provided above, the applicable Selling Party shall continue to operate the applicable Acquired Company, under its own direction and control, but in compliance with the covenants set forth in this Agreement, at its sole expense and for its sole benefit, until such Specified Approval is obtained, in which event Silgan shall make available to the applicable Selling Party all Company Intellectual Property provided to such Acquired Company as of the Closing Date, for a period until the end of the Specified Time Period, as it may be extended, on a royalty-free, exclusive basis, as may reasonably be necessary in order to permit such Selling Party to operate the business of the applicable Acquired Company as it was operated prior to Closing. The Purchasers and the other Acquired Companies shall also provide during the Specified Time Period to the applicable Acquired Company such services reasonably required by such Acquired Company substantially as provided by the Business as of the Closing Date, for prices charged to such party as reflected in the Financial Statements as of June 30, 2005. If the Selling Parties are operating the applicable Acquired Company pursuant to the foregoing, the Selling Parties shall not transfer or distribute any cash or cash equivalents out of such Acquired Company prior to the end of the applicable Specified Time Period.

(b) If any Specified Approval required for the sale or purchase of any Specified Interest is obtained within the applicable Specified Time Period, the Parties shall then be obligated to close the sale and purchase of such Specified Interest as soon as reasonably practicable following the receipt of such Specified Approval under the terms and pursuant to the provisions of this Agreement, in which case all representations, warranties, covenants, closing conditions and indemnities shall continue to apply to such Specified Interests. Upon such closing specified above, the applicable Purchaser shall pay the Holdback Amount attributable to such Specified Interest and the applicable Purchaser or the applicable Selling Party, as the case may be, shall pay the Specified Interest Adjustment Amount, if any, calculated as of the Closing Date as set forth in Section 2.5(h). If within the applicable Specified Time Period any Specified Approval required for the sale or purchase of any Specified Interest (except Sprint Brazil) is not obtained, the Parties shall no longer be obligated to close the sale and purchase of such Specified Interest in accordance herewith other than pursuant to the remainder of this paragraph or other than pursuant to Section 3.4(c). If in such case the applicable Selling Party used its commercially reasonable efforts in good faith to obtain any Specified Approval required for the sale or purchase of any Specified Interest (except Sprint Brazil) within the applicable Specified Time Period, the applicable Specified Interest Management Agreement shall remain in effect for an additional three (3) months, or the Specified Time Period shall extend for an additional three (3) months if there is no Specified Interest Management Agreement, in each case if the Parties mutually agree, during which time, if such Specified Approval is obtained the Parties shall be obligated to close the purchase and sale of such Specified Interest in accordance with Section 3.4(a). If in such case the applicable Selling Party shall not have used its commercially reasonable efforts in good faith to obtain any Specified Approval required for the sale or purchase of any Specified Interest (except Sprint Brazil) within the applicable Specified Time Period and such Specified Approval is not obtained, Silgan shall have the right by giving notice to Amcor Australia not less than thirty (30) days prior to the end of the applicable Specified Time Period to continue to operate the applicable Specified Interest (except Sprint Brazil) under the terms of the applicable Specified Interest Management Agreement for an additional three (3) months or to extend the applicable
Specified Time Period in the event there is no Specified Interest Management Agreement for an additional three (3) months. If such Specified Approval is not obtained by the end of such additional three (3) month period, the applicable Specified Interest Management Agreement shall terminate. If such Specified Approval is obtained during such three (3) month period, then the Parties shall be obligated to close the purchase and sale of such Specified Interest (except Sprint Brazil) in accordance with Section 3.4(a). If within the applicable Specified Time Period the Specified Approval required for the sale or purchase of Sprint Brazil is not obtained, at Gold's option by giving notice to Amcor
Australia  not less than  thirty  (30) days  prior to the end of the  applicable
Specified Time Period, such Specified Time Period shall be extended for an additional six (6) months. If the Specified Approval for the purchase and sale of Sprint Brazil is not obtained within such extended Specified Time Period, the Parties shall no longer be obligated to close the sale and purchase of Sprint Brazil in accordance herewith other than pursuant to Section 3.4(c). If within the applicable Specified Time Period any Specified Approval required for the sale or purchase of any Specified Interest is determined mutually by the Parties acting reasonably to not be obtainable, the applicable Specified Interest Management Agreement shall terminate on the date chosen by Amcor Australia not later than thirty (30) days after such determination unless the Parties mutually agree to continue such agreement. If a Specified Interest Management Agreement terminates, the applicable Selling Party shall continue to own and may, in its sole discretion, operate the applicable Acquired Company under its own direction and control, at its sole expense and for its sole benefit, in which event the applicable Purchaser shall make available to the applicable Acquired Company all Company Intellectual Property provided to such Acquired Company as of the Closing Date, for a royalty fee of 3% of net sales of such Acquired Company (provided that, at Silgan's option, Silgan may no longer maintain such intellectual property in which case the applicable Selling Party shall no longer be obligated to pay any royalty fee), on a perpetual basis, and
(i) exclusive to manufacture and sell in such country where the applicable Specified Interest is manufacturing at such time and (ii) non-exclusive to sell products in such other countries where such Specified Interest is selling products at such time, as may reasonably be necessary in order to permit such Acquired Company to operate its business as it was operated as of the Closing Date; provided that in addition to the foregoing Silgan and its Affiliates shall not, directly or indirectly, compete for or accept (i) the business of the customers of Amcor Asia Pacific and Amcor South East Asia for the Bandguard product as such business exists as of the Closing in countries where Amcor Asia Pacific and Amcor South East Asia were selling such Bandguard products to those customers and (ii) if and only if the applicable Purchaser managed for any period of time the business of Amcor Asia Pacific and Amcor South East Asia under a Specified Interest Management Agreement, the business of the customers of Amcor Asia Pacific and Amcor South East Asia for metal vacuum closures as such business exists as of the Closing in countries where Amcor Asia Pacific and Amcor South East Asia were selling such metal vacuum closures to those customers.. The Purchasers and the other Acquired Companies shall also provide the applicable Acquired Company such services reasonably required by such Acquired Company substantially as provided by the Purchasers and Acquired Companies prior to the Closing Date, for a period of six (6) months from the Closing Date (it being agreed that the Parties shall negotiate in good faith an extension of such period for any service the Acquired Company (with Amcor Australia) acting reasonably has not been able to provide itself or procure from a third party) and for prices charged to such party as reflected in the Financial Statements as of June 30, 2005. Amcor Australia or any of its Affiliates may exercise the rights of the Acquired Companies hereunder if the Specified Interest Management Agreement has terminated.

(c) If any Specified Interest (other than Amcor South East Asia, Amcor Asia Pacific, Amcor Investments and Amcor Properties, collectively) is not sold to the applicable Purchaser at the Closing or in accordance with the foregoing provisions of this Section 3.4, then Amcor Australia and its Affiliates shall be prohibited from selling (whether by sale of stock, all or substantially all of the assets or otherwise) such Specified Interest for five (5) years after the termination of the applicable Specified Interest Management Agreement (or if there is no such Specified Interest Management Agreement, after the end of the applicable Specified Time Period) except in accordance with this Section

3.4(c). At any time after the Specified Time Period if the applicable Selling Party or any Affiliate of Amcor Australia proposes to sell such Specified Interest, it shall first offer such Specified Interest to Silgan pursuant to the terms of this Section 3.4(c). The applicable Selling Party shall provide Silgan with a written notice specifying the proposed purchase price, terms of payment and all other material terms and conditions of the offer (the "Offeree Notice"). Silgan shall have the right, for a period of sixty (60) days (or thirty (30) days if Silgan is managing the business of such Specified Interest pursuant to the applicable Specified Interest Management Agreement) after such Offeree Notice is given (the "Refusal Period"), to accept the offer set forth in such Offeree Notice by giving written notice to the applicable Selling Party containing its acceptance. During the Refusal Period, Silgan shall have the right to conduct due diligence in respect of such Specified Interest as it shall reasonably require. If, within the Refusal Period, Silgan gives such a notice containing its acceptance, then the applicable Selling Party shall sell such Specified Interest in whole to Silgan or its Affiliate on the terms and conditions set forth in the Offeree Notice. If within the Refusal Period, either
(i) Silgan does not give the applicable Selling Party such a notice containing its acceptance or (ii) Silgan gives notice that it rejects the terms outlined in the Offeree Notice, then the applicable Selling Party shall have one hundred eighty (180) days from the expiration of the Refusal Period (the "Refusal Transfer Period") to consummate the sale of such Specified Interest in whole to a third party only at a purchase price not lower than the purchase price offered to Silgan in the Offeree Notice and on terms and conditions not materially less favorable in the aggregate to the applicable Selling Party than the terms and conditions offered to Silgan in the Offeree Notice. If the applicable Selling Party does not consummate the sale of such Specified Interest to a third party within the Refusal Transfer Period as provided in the preceding sentence, then such Specified Interest shall again become subject to all of the restrictions upon transfer set forth in this Section 3.4(c).

(d) The terms and conditions relating to the management of such Specified Interest as set forth in this Section 3.4 will be more specifically set forth in the agreements governing the management of such Specified Interests to be entered into, if necessary, upon Closing (the "Specified Interest Management Agreements").

(e) Without any obligation on either Party, if Silgan elects not to purchase Amcor Asia Pacific, Amcor South East Asia, Amcor Investments and Amcor Properties on the Closing Date the Parties shall seek to work together to separate the Philippines metal closures and Philippines Bandguard business and to sell the Philippines metal closures business to Silgan on terms satisfactory to the Parties, in their sole discretion.

Section 3.5   Local Closings.
              --------------

To the extent that any closing of the sale and purchase of (i) the Purchased Equity with respect to any Acquired Company or (ii) any of the Purchased Assets is required to occur within the jurisdiction of the respective Selling Party's or Acquired Company's formation (whether by reason of notarial deed or otherwise) (any such closing, a "Local Closing"), such Local Closing shall, subject to Section 3.4, take place in escrow not less than one (1) Business Day and not more than three (3) Business Days before the Closing Date (but not prior to the satisfaction or waiver of all of the conditions set forth in Article VII (other than those conditions to be satisfied on the Closing Date)) in such jurisdiction at the offices of Selling Parties' counsel in such jurisdiction or such other location as the parties may agree. It is understood and agreed that the applicable Selling Party may each execute with the applicable Purchaser such instruments of transfer as are required under applicable Law to effect the transfer and conveyance of the applicable Purchased Equity and/or the applicable Purchased Assets at any such Local Closing (the "Local Agreements"). It is further understood and agreed that the Local Agreements are intended to act only as the operative documents of transfer, and that such Local Agreements shall not alter, modify or amend in any way any of the terms or provisions of this Agreement, including the terms relating to representations and warranties or indemnification, save as may be required by applicable Law in the relevant jurisdiction. To the extent any conflict exists between any of the terms of Local Agreements and this Agreement, the terms of this Agreement shall prevail.

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES

Except as disclosed in the attached Schedules prepared by the Selling Parties and delivered to Silgan simultaneously with the execution hereof, the Selling Parties, jointly and severally, represent and warrant to Silgan and the Purchasers as hereinafter set forth. For purposes of the representations and warranties of the Selling Parties contained herein, disclosure in any of the Schedules attached hereto of any facts or circumstances shall be deemed to be disclosure of such facts or circumstances with respect to all representations and warranties by the Selling Parties calling for disclosure of such information, whether or not such disclosure is specifically associated with or purports to respond to one or more or all of such representations and warranties if it is reasonably apparent on the face of the Schedule that such disclosure relates to the subject matter thereof. The inclusion of any information in any Schedule pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever. For purposes of the representations and warranties of the Selling Parties contained herein, the Parties agree that for matters referencing "(euro)" or "Euros", the Exchange Rate for the local currency of a Subject Company as of the date hereof shall be used, except as herein otherwise contemplated or provided. Notwithstanding any disclosure on
Schedule 4.14 and 4.20 (as it relates to employee claims), the Silgan Indemnitees have a claim for indemnification under Section 10.2(c) as it relates to the Asset Sellers and Section 10.2(g) as it relates to the Acquired Companies for all items disclosed on such Schedules, to the extent in excess of the amount for "Litigation" set forth on Schedule 1.1(B). Notwithstanding any disclosure on
Schedule  4.28,  either any item disclosed on such Schedule shall be governed by
Section 6.23 or the Silgan Indemnitees shall have a claim for indemnification under Section 10.2(e), as applicable, for all items disclosed on such Schedule.

Section 4.1   Organization and Qualification of the Selling Parties and the
              --------------------------------------------------------------
              Acquired Companies.
              ------------------

Schedule 4.1(A) sets forth the name and jurisdiction of formation for each Subject Company and Selling Party. Each Subject Company and Selling Party (i) is validly existing and in good standing under the Laws of its jurisdiction of formation; (ii) has all requisite power, authority, legal capacity to own, lease and operate its properties and to carry on its business as now being conducted; and (iii) to the extent applicable, is duly qualified or licensed to do business in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, either singularly or in the aggregate, would not have, or be reasonably expected to have, a Material Adverse Effect. Except as set forth in Schedule 4.1(A), (i) the Organizational Document and Operating Document for each Acquired Company have been furnished to Silgan and are complete and correct, (ii) the minute books (containing the records of meetings of the equity holders and the board of directors, executive board and supervisory board or other similar body, as applicable) of each Acquired Company include the minutes of all meetings held by, and all consents obtained from, the equity holders or the board of directors, executive board and supervisory board or other similar body, as applicable, since July 1, 2002 where decisions material to such Acquired Company were made, (iii) the stock certificate books and the stock record books (or other registry of Capital Stock) of each Acquired Company are complete and correct for all periods since July 1, 2002, and (iv) none of the Acquired Companies are in default under or in violation of any provision of its Organizational Document or its Operating Document. Schedule 4.1(B) sets forth a list of all of the officers and directors of each Acquired Company.

Section 4.2   Authorization.
              -------------

Each Selling Party has the legal right and requisite power and authority (including pursuant to its Operating Documents or Organizational Documents) to execute and deliver and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party, and to consummate the Transactions. The execution, delivery and performance by each Selling Party of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the Transactions have been duly authorized by the board of directors, executive board and supervisory board, as applicable (or where no such bodies exist in a particular jurisdiction, the managing director) of such Selling Party, and by the registered holders of the Capital Stock of such Selling Party (if required by applicable Law), and no other action on the part of any Selling Party is necessary to authorize the execution and delivery by such Selling Party of this Agreement or the Ancillary Agreements to which it is a party or the consummation of the Transactions.

Section 4.3   Execution; Validity of Agreement.
              --------------------------------

Each Selling Party has duly executed and delivered this Agreement and shall execute and deliver each Ancillary Agreement to which it is a party. This Agreement is, and each of the Ancillary Agreements to which it is a party when executed and delivered will be, a valid and binding obligation of each Selling Party, enforceable against such Selling Party in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Laws of general application affecting enforcement of creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

Section 4.4   Consents and Approvals; No Violations.
              -------------------------------------

Except as set forth in Schedule 4.4 and for the filings, Consents and notices as may be required under, and other applicable requirements of, the Antitrust Laws, none of the execution, delivery or performance by any Selling Party of this Agreement or any Ancillary Agreements to which it is a party, the consummation by any Selling Party of the Transactions or the compliance by any

Selling Party with any of the provisions hereof or of any Ancillary Agreements to which it is a party will (i) conflict with or result in any breach of any provision of the Operating Documents or Organizational Document of such Selling Party; (ii) require any filing with or notification prior to Closing to, or the obtaining of any Consent of, any Person; (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, any of the terms of any Contract to which such Selling Party is a party or by which such Selling Party or any of its properties may be bound; or
(iv) violate any Law, order or judgment applicable to such Selling Party or to any of its properties, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults that (A) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) would become applicable as a result of any acts or omissions by Silgan other than its consummation of the Transactions.

Section 4.5   Capitalization and Title to the Purchased Equity.
              ------------------------------------------------

(a) Schedule 4.5(a) sets forth the authorized Capital Stock and the issued and outstanding Capital Stock for each Acquired Company, together with the of record owner of such issued and outstanding Capital Stock, and as regards such issued and outstanding Capital Stock in respect of which a Selling Party is the of record owner, the beneficial owner of such Capital Stock. All of the Purchased Equity has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.5(a), there are no existing options, warrants, calls, pre-emptive rights, rights of first refusal, limits on transfer or subscriptions relating to the issued or unissued Capital Stock of an Acquired Company obligating such Acquired Company to issue, transfer or sell any of its Capital Stock.

(b) Each of the Selling Parties that is a beneficial owner of Capital Stock of an Acquired Company, as set forth on Schedule 4.5(a), has good and valid title to such Capital Stock free and clear of all Encumbrances, except for Permitted Encumbrances.

Section 4.6   Good Title Conveyed in the Purchased Equity.
              -------------------------------------------

The delivery of the stock certificates, stock powers, endorsements, assignments or such other instruments to be executed and/or delivered by the Selling Parties to the Purchasers with respect to the transfer of the Purchased Equity will, subject to publication or deposit of notarial instruments as required under applicable Law, vest in the Purchasers good title to the Purchased Equity, free and clear of all Encumbrances, except restrictions on transfer imposed by any applicable securities Laws and Permitted Encumbrances.

Section 4.7   Subsidiaries.
              ------------

Except as set forth on Schedule 4.7, the Acquired Companies do not own, directly or indirectly, any Capital Stock in any Person.

Section 4.8   Financial Statements and Indebtedness.
              -------------------------------------

(a) Copies of the Financial Statements are set forth in Schedule 4.8(a). Except as set forth on Schedule 4.8(a), the Financial Statements have been prepared from the books and records of the Subject Companies, have been prepared in accordance with IFRS (with the exception of the Individual Statements, which have been prepared in accordance with the applicable local generally accepted accounting principles consistently applied) applied on a consistent basis (except as may be stated in the notes thereto) and the Amcor Financial Procedures and Controls (with the exception of the Individual Statements which have been prepared in accordance with Amcor's financial controls), and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Subject Companies, as of the times and for the periods referred to therein.

(b) Set forth on Schedule 4.8(b) is a description of the Indebtedness owed by or to the Acquired Companies, to the extent Indebtedness thereof is included in the Closing Indebtedness, and the amounts owed by or to such Acquired Companies under such Indebtedness as of December 31, 2005.

(c) Set forth on Schedule 4.8(c) is a complete and correct list of the types and amounts of the accruals for the Business included in the Financial Statements described in clauses (i) and (iv) of the definition of Financial Statements for June 30, 2005 and December 31, 2005, determined in the same manner as the accruals for the Financial Statements for June 30, 2005.

Section 4.9   No Undisclosed Liabilities.
              --------------------------

(a) Except (i) as and only to the extent set forth on Schedule 4.9(a), (ii) as and only to the extent set forth on the Financial Statements and (iii) for liabilities and obligations incurred in the ordinary course of business since June 30, 2005 consistent with past practice, no Subject Company has any liabilities or obligations, whether absolute, accrued, contingent or otherwise, that would, individually or in the aggregate, be material to such Subject Company, the Purchased Assets or the Business, taken as a whole, and would be required to be recorded on a balance sheet prepared in accordance with IFRS.

(b) Except as set forth on Schedule 4.9(b), the Subject Companies (A) have designed and maintain disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information required to be disclosed by Amcor Australia in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the U.S. Securities and Exchange Commission's rules and forms and is accumulated and communicated to the Subject Companies' management as appropriate to allow timely decisions regarding required disclosure, and (B) have disclosed, based on the most recent evaluation of Amcor Australia's internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) prior to the date hereof, to the Subject Companies' auditors any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Subject Companies.

(c) Except as set forth on Schedule 4.9(c), in connection with Amcor Australia's Sarbanes-Oxley Act of 2002 Section 302 certification review for the year ended June 30, 2005 (i) there were no significant deficiencies or material weaknesses that remained unresolved as of June 30, 2005 in the design or operation of internal controls over financial reporting relating to any of the Subject Companies and (ii) there has not been any fraud identified or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Subject Companies' internal controls over financial reporting since July 1, 2002.

Section 4.10  Absence of Certain Changes.
              --------------------------

Except as disclosed on Schedule 4.10 and except for the execution and delivery of this Agreement, since July 1, 2005, (1) there has not been any change in the business, assets, financial position, operations or results of operations or prospects of the Business, the Purchased Assets and the Acquired Companies taken as a whole, other than any such changes that occurred in the ordinary course of business or that would not reasonably be expected to have a Material Adverse Effect, (2) the Subject Companies have been spending on capital and capital maintenance as set forth on Schedule 4.10(2) and (3) the Subject Companies have conducted the Business only in the ordinary course consistent with past practice. In addition, except as disclosed on Schedule 4.10, there has not occurred since July 1, 2005 with respect to any Subject Company (except as regards subparagraphs (a) and (b) below, which relate only to the Acquired Companies) or the Business:

(a) any change in its authorized or issued Capital Stock;

(b) any amendment to its Operating Document or Organizational Document;

(c) any increase in the salary, wages, bonus or other compensation of any director, officer, or employee, other than in the ordinary course of business consistent with past practice;

(d) any labour strike;

(e) any adoption of or amendment to any Benefit Plan maintained or contributed to by it, except as required by applicable Laws;

(f) any subjecting of any of its properties, business or assets to any Encumbrance, other than a Permitted Encumbrance or by operation of Law;

(g) any casualty loss (whether or not covered by insurance) affecting any of its properties in excess of (euro)100,000;

(h) any change in any accounting policy, including with respect to the payments of accounts payable and collections of accounts receivable, unless required by IFRS;

(i) any acquisition, disposition, sale, transfer or lease of any asset used in connection with the Business (i) out of the ordinary course of business consistent with past practice or (ii) having a value in excess of (euro)25,000 on an individual basis or (euro)200,000 in the aggregate, except for obsolete equipment and Inventory sold and capping equipment leased, each in the ordinary course of business;

(j) any disposition, sale or transfer of any company or business, other than the sale of the Business as contemplated by this Agreement;

(k) any acquisition of any other Person (other than an Affiliate of a Subject Company) or any other business, including by merger or consolidation;

(l) any  commitment for capital  expenditures  not already paid for in excess of
(euro)100,000 on an individual basis, except to the extent disclosed on Schedule 4.10(2);

(m) any cancellation, waiver, release or other compromise of any material debt or claim, or any right of significant value, except in the ordinary course of business consistent with past practice;

(n) any decrease in the amount of any reserves for doubtful Receivables or any write down or write up of the value of any Inventory or other asset, except in the ordinary course of business consistent with past practice;

(o) any commencement of any litigation, action or proceeding before any Governmental Entity relating to it or its property used in connection with the Business where the amount claimed exceeds (euro)100,000;

(p) any change in any election concerning Taxes or Tax Returns, change in annual accounting period, adoption or change in any accounting method, filing of any amended return, entering into any closing agreement with respect to Taxes, settlement of any Tax claim or assessment, surrender of any right to claim a refund of Taxes or obtainment of or entrance into any Tax ruling, agreement, contract, understanding, arrangement or plan;

(q) any net loss of business or erosion of profit margin from any Major Customer affecting any Subject Company in an amount that is material to the revenues and profits attributable to such Major Customer (it being understood that this Section 4.10(q) only applies for the period from July 1, 2005 through the date of this Agreement for purposes of Section 7.2(a)); or

(r) any entering into of a Contract to do or engage in any of the foregoing.

Section 4.11  Ownership and Condition of Assets; Sufficiency of Assets and
              ------------------------------------------------------------
              Purchased Equity.
              ----------------

(a) Real Property.
    -------------

     (i) Set forth on Schedule 4.11(a) is a true, correct and complete list of all the Owned Real Property owned by the Subject Companies. Except as set forth on Schedule 4.11(a), each of the Subject Companies has good and fee or other comparable title to its respective Owned Real Property described on Schedule 4.11(a), free and clear of all Encumbrances, except for Permitted Encumbrances. Except as set forth on Schedule 4.11(a), (1) there are no leases, licenses or other agreements respecting use and/or occupancy affecting any Owned Real Property (or any portion thereof), (2) no third party has any option or right to acquire or lease any Owned Real Property (or any portion thereof), (3) there are no Persons (other than the applicable Subject Company owning such Owned Real Property) in possession of any Owned Real Property (or any portion thereof), or that have any right to use or occupy any Owned Real Property (or any portion thereof), and (4) no Subject Company has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in any Owned Real Property (or any portion thereof).

     (ii) Set forth on Schedule 4.11(a) is a true,  correct and complete list of
(x) all of the Leased Real Property that is leased, subleased or otherwise demised by the Subject Companies and (y) all of the Real Property Leases. Except as set forth on Schedule 4.11(a), the Real Property Leases collectively constitute the entire agreements with respect to the leasing by the Subject Companies of the Leased Real
Property;  and (1)  each  Real  Property  Lease is a legal,  valid  and  binding
Contract of the Subject Company that is a party thereto and, to the Selling Parties' Knowledge, of the other parties thereto, in full force and effect, enforceable in accordance with its terms, and has not been amended or modified (beyond the amendments or modifications set forth in Schedule 4.11(a) as
constituting  a  part  of  such  Real  Property  Lease),   and,   following  the
consummation of the transactions contemplated hereby, shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms, (2) none of the Subject Companies nor, to the Selling Parties' Knowledge, any other party to any of the Real Property Leases, is in material breach or otherwise in material default thereunder, (3) true, correct and complete copies of each of the Real Property Leases (including all schedules, exhibits and amendments thereto) have been made available by the Selling Parties to Silgan,
(4) the leasehold estate in all the Leased Real Property is free and clear of any Encumbrance, except for Permitted Encumbrances, (5) such leasehold estate has not been assigned or otherwise transferred, nor has any portion of the Leased Real Property been sublet, nor has any third party been granted any option or right to acquire such leasehold estate or sublet any portion of the Leased Real Property, (6) there are no Persons (other than the applicable Subject Company leasing such Leased Real Property) in possession of the Leased Real Property (or any portion thereof) or that have any right to use or occupy the Leased Real Property (or any portion thereof), and (7) all rent, additional rent and other charges due and payable (as of the date hereof) under each of the Real Property Leases has been paid in full without offset, claim or reduction.

     (iii) None of the Subject Companies own or lease any real property, except for the real property at which the Real Property is located.

     (iv) The operation of the Business does not require the ownership or use of any real property other than the Real Property.

     (v) The uses currently being made of the Real Property are in compliance in all material respects with all zoning and other Laws applicable thereto.

     (vi) No portion of the Real Property is subject to any pending, or, to the Selling Parties' Knowledge, threatened, condemnation action.

(b) Personal Property Leases. (i) Each Personal Property Lease is a legal, valid and binding Contract of the Subject Company that is a party thereto and, to the Selling Parties' Knowledge, of the other parties thereto, enforceable in accordance with its terms, (ii) each Personal Property Lease is in full force and effect and (iii) no Subject Company, nor to the Selling Parties' Knowledge, any other party thereto, is in material breach of or material default under any Personal Property Lease beyond any applicable cure period. Correct and complete copies of the Personal Property Leases (including all schedules, exhibits and amendments thereto) with annual payments in excess of (euro)25,000 have been made available by the Selling Parties to Silgan.

(c) Tangible Personal Property. Except for Tangible Personal Property sold or otherwise disposed of since the date of the Financial Statements or as set forth on Schedule 4.11(c), each Subject Company has good title to the Tangible Personal Properties reflected on the Financial

Statements and, on the Closing Date, will have good title to the Tangible Personal Property included in the Purchased Assets or the assets of the Acquired Companies, in each case, free and clear of all Encumbrances, other than Permitted Encumbrances and any lease of Tangible Personal Property whereby a Subject Company is the lessee.

(d)  Condition  and Use of Tangible  Personal  Property.  Except as set forth on
Schedule 4.11(d), all of the material Tangible Personal Property, other than Inventory, currently used by the Subject Companies in the conduct of the Business is in good working order, normal wear and tear excepted.

(e) Sufficiency. The assumption of the Assumed Liabilities hereunder and the purchase of all of the Purchased Assets and the Purchased Equity hereunder are sufficient (assuming sufficient employment levels) to permit Silgan and its Affiliates to conduct the operations of the Business in substantially the same manner as it is presently conducted and has been conducted since July 1, 2005. Except as set forth on Schedule 4.11(c) or where the Subject Company is the lessor of Tangible Personal Property, the Purchased Assets and the assets of the Acquired Companies are in the exclusive possession and control of the Subject Companies and no Person other than the Subject Companies is entitled to possession of any portion of the Purchased Assets or the assets of the Acquired Companies. The instruments of conveyance and transfer to be executed by the Selling Parties and delivered to the Purchasers at the Closing (subject to Section 3.4) will be valid in accordance with their terms and effective to assign, transfer and convey to the Purchasers at the Closing all of the Purchased Assets and Purchased Equity.

(f) No Manufacturing Operations. Except as set forth on Schedule 4.11(f), none of Amcor Austria, Amcor Belgium, Amcor France S.A.S., Amcor Espana, Amcor Sweden, Amcor Ukraine and Amcor UK currently engages or, since July 1, 2002, and to the Selling Parties' Knowledge, prior to July 1, 2002, has ever engaged in any manufacturing operations of any kind. None of Amcor Deutschland, Amcor Polska, Amcor Investments, Amcor Properties, Amcor Asia Pacific, Amcor South East Asia, Amcor Shanghai and Amcor Venezuela currently engages or, since July 1, 2002, and to the Selling Parties' Knowledge, prior to July 1, 2002, has ever engaged in any manufacturing operations of any kind except in connection with the Business.

Section 4.12  Contracts and Commitments.
              -------------------------

(a) Schedule 4.12(a) hereto sets forth, as of the date hereof, a list of every Assumed Contract and of every Contract that is currently in force to which any Acquired Company is a party or by which any of its properties is bound, that, in each case:

     (i) provides for aggregate future payments by a Subject Company, or to a Subject Company, of more than (euro)200,000;

     (ii) is a Contract not entered into in the ordinary course of business consistent with past practice which provides for aggregate future payments by a Subject Company, or to a Subject Company, of more that (euro)50,000;

     (iii) is a collective bargaining Contract or other Contract with a labour union (including all side letters and side agreements);

     (iv) restricts a Subject Company from engaging in any business in any part of the world;

     (v) is an employment  Contract where the base  compensation is in excess of
(euro)75,000 per year, or retention or change in control Contract that applies to any transaction other than this Transaction, or material independent contractor Contract with any director, officer or other Employee of any of the Acquired Companies;

     (vi) is with respect to the creation, operation, governance or management of a partnership, joint venture, limited liability company or similar agreement or is a stockholders' agreement, registration rights agreement, voting agreement or proxy relating to the voting of any Capital Stock;

     (vii) is a mortgage, indenture, security agreement relating to indebtedness for borrowed money, letter of credit, promissory note, loan agreement and other material agreement, guarantee and instrument relating to the borrowing of money or extension of credit;

     (viii) (A) is a stock purchase agreement whereby an Acquired Company bought or sold an equity interest or (B) is an asset purchase agreement or other acquisition or divestiture agreement whereby an Acquired Company bought or sold a business or all or substantially all of the assets of a business for a price in excess of (euro)500,000, in each case within the last three (3) years prior to the date hereof; or

     (ix) is a written amendment in respect of any of the foregoing

(the Contracts listed on Schedule 4.12(a) (in the case of Contracts called for by Section 4.12(a)(i), only those meeting the threshold set forth in Section 4.12(a)(i)) are collectively referred to as the "Subject Company Contracts").

(b) Except as set forth on Schedule 4.12(b), as of the date hereof, (i) each Subject Company Contract is a legal, valid and binding Contract of the Subject Company that is a party thereto and, to the Selling Parties' Knowledge, of the other parties thereto, enforceable in accordance with its terms, (ii) each Subject Company Contract is in full force and effect and (iii) no Subject Company, nor to the Selling Parties' Knowledge, any other Party thereto is in material breach or material default under any Subject Company Contract or has repudiated any term thereof. Correct and complete copies of the Subject Company Contracts (including all schedules, exhibits and amendments thereto) have been made available by the Selling Parties to Silgan.

(c) Except as set forth on Schedule 4.4, all the Subject Company Contracts that are Assumed Contracts are assignable to the applicable Purchaser without requiring any Consent of any Person and without resulting in any modification of the rights or obligations thereunder.

(d) Except as set forth on Schedule 4.12(d), none of the Subject Companies has received any written notice of termination, cancellation or non-renewal that is currently in effect with respect to any Subject Company Contract.

(e) Except as set forth on Schedule 4.12(e), none of the Subject Companies is under any liability or obligation with respect to the return of Inventory in the possession of customers or other

Persons with an aggregate value in excess of (euro)25,000 on a per customer or other Person basis or (euro)100,000 in the aggregate.

(f) Any Contract that is included in the Subject Company Contracts whereby a Subject Company is not named as a party to such Contract has been validly assigned to such Subject Company (other than assignments from one Subject Company to another Subject Company).

Section 4.13  Insurance.
              ---------

(a) Schedule 4.13 sets forth for the Subject Companies relating to the conduct of the Business: (i) the policies of insurance presently in force and, without restricting the generality of the foregoing, those covering the Subject Companies' public and product liability and their respective personnel, properties, buildings, machinery, equipment, furniture, fixtures and operations, specifying with respect to each such policy the name of the insurer, type of coverage, term of policy and limits of liability; (ii) the Subject Companies' losses in excess of (euro)250,000, by year and by type of coverage, for the past two (2) years based on information received from the Subject Companies' insurance carrier(s); (iii) all outstanding insurance claims in excess of
(euro)250,000 by the Subject Companies for damage to or loss of property or income which have been referred to insurers or which any Subject Company believes to be covered by commercial insurance; and (iv) commercial general liability policies carried by the Subject Companies for the past two (2) years, including excess liability policies. The Data Room contains complete and correct copies of certificates of insurance with respect to the policies of insurance and the agreements of the Acquired Companies set forth in Schedule 4.13.

(b) The insurance policies of the Acquired Companies set forth in Schedule 4.13 are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies will remain in full force and effect through the Closing Date without the payment of additional premiums and during such period will not in any way be materially adversely affected by the transactions contemplated by this Agreement. None of the Subject Companies (in connection with the Business) has been refused any insurance with respect to the respective assets or operations of such Subject Company within the last two (2) years, nor has any such coverage been limited within the last two (2) years, by any insurance carrier to which any Subject Company has applied for any such insurance or with which any of the Subject Companies has carried insurance during the last two (2) years.

Section 4.14  Litigation.
              ----------

Except as set forth in Schedule 4.14, there is no action or proceeding pending or, to the Selling Parties' Knowledge, threatened, (i) against or involving a Subject Company (and, in the case of the Asset Sellers, concerning the Business or the Purchased Assets) that if determined adversely to a Subject Company would reasonably be expected to result in (a) an injunction or other equitable relief or (b) a Loss by a Subject Company exceeding (euro)100,000 or (ii) that questions the validity of this Agreement, any of the Ancillary Agreements or the Transactions.

Section 4.15  Environmental Matters.
              ---------------------

(a) Except as set forth in Schedule 4.15,

     (i) the Subject Companies possess all Environmental Permits currently required under applicable Environmental Laws to operate the Business except as would not reasonably be expected to cause a Material Adverse Effect, and within applicable statutes of limitation, have been in compliance in all material respects with the terms and conditions of such Environmental Permits, and none of the Subject Companies have received written notice that any Environmental Permits possessed by any of them with respect to the Business will be revoked, suspended or will not be renewed;

     (ii) to the Selling Parties' Knowledge, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, reporting, filing, investigation, or remediation under any Environmental Law;

     (iii) each of the Subject Companies is currently in compliance in all material respects, and within applicable statutes of limitation, has been in compliance in all material respects, with all applicable Environmental Laws with respect to the Business (it being understood that for Environmental Laws previously in effect, each of the Subject Companies was in compliance in all material respects only during the time period such Environmental Law was in effect);

     (iv) (A) none of the Subject Companies has received written notice of any civil, criminal or administrative action, hearing, notice of violation, directive, summons, warning, order, notice or demand letter, or request for information pending or, to the Selling Parties' Knowledge, threatened under any Environmental Law against any of the Subject Companies; and (B) none of the Subject Companies has received written notice of actual or potential liability under any Environmental Law that has not been resolved, including, but not limited to, any liability that the Subject Companies may have retained or assumed either contractually or by operation of Law, in either case (A) or (B) that would be reasonably likely to result, either individually or in the aggregate, in material costs to the Subject Companies;

     (v) (A) there has been no Release of any Hazardous Substance generated, used, owned, stored or controlled by the Subject Companies or their respective predecessors in interest, on, at, or under any property presently or formerly owned, leased or operated by the Subject Companies or their predecessor except in compliance in all material respects with Environmental Laws; and (B) to the Selling Parties' Knowledge there are no Hazardous Substances located in, at, on, or under such facility or property, or at any other location that could reasonably be expected to require investigation, removal, remedial or corrective action by the Subject Companies or that would reasonably be likely to result in material liabilities of, or losses, damages or costs (including, response costs, corrective action costs, damages for personal injury or property damage, or natural resource damages) to any of the Subject Companies under any Environmental Law;

     (vi) to the Selling Parties' Knowledge, (A) there has not been any underground or aboveground storage tank or other underground storage receptacle or related piping, or any impoundment or other disposal area in each case containing Hazardous Substances located on any facility owned, leased or operated by the Subject Companies except in material compliance with Environmental Laws, and (B) no asbestos or polychlorinated biphenyls have been used or disposed of, or have been located at, on, or under such facility except in compliance with applicable Environmental Laws; and

     (vii) to the Selling Parties' Knowledge, there are no Encumbrances, other than Permitted Encumbrances, registered against any properties, assets or facilities based upon any applicable Environmental Law or for costs incurred in response to any Release of Hazardous Substances.

(b) The  Selling  Parties  have  made  available  to Silgan  and its  authorized representatives all material environmental records and files in their possession, including all assessments, reports, studies, analyses, audits, tests and data available to the Selling Parties concerning the Release of Hazardous Substances or any other environmental concern at properties, assets and facilities currently or formerly owned, operated or leased by the Subject Companies or any predecessor in interest, or concerning compliance by the Subject Companies with, or liability under, any Environmental Laws.

(c) Correct and complete copies of the Environmental Permits have been made available by the Selling Parties to Silgan.

Section 4.16  Compliance with Laws and Orders.
              -------------------------------

Except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, the Subject Companies are in compliance with all applicable Laws (except Environmental Laws which are addressed in Section 4.15) and no action or proceeding is pending or, to the Selling Parties' Knowledge, threatened, against any of the Subject Companies alleging any failure to so comply.

Section 4.17  Employee Benefit Plans.
              ----------------------

(a) Subject to compliance with applicable Laws, Schedule 4.17(a) contains as at a date a date not more than ten (10) days prior to the date hereof, the following information for each Employee: date of birth, work location, hire date, job title, salary level or monthly or hourly rate of pay and whether such Employee is out on short or long-term disability or workers' compensation.

(b) Schedule 4.17(b) contains a complete list of each Benefit Plan that is sponsored, maintained or contributed to by a Subject Company for the benefit of any director, officer, Employee or Retired Employee of any Subject Company (in the case of the Asset Sellers, to the extent related to the Business) (the "Seller Benefit Plans"). Correct and complete copies of the Seller Benefit Plans (including all schedules, exhibits and amendments thereto) have been made available by the Selling Parties to Silgan. No provision or contributions have been made towards any Benefit Plan other than the Seller Benefit Plans, nor is there any obligation, liability or commitment by any Subject Company to provide or contribute towards any Benefit Plan other than a Seller Benefit Plan in respect of any present or past director, officer or Employee of such Subject Company (or any spouse, child or dependant of any of them).

(c) Except as set forth on Schedule 4.17(c), the Selling Parties have heretofore made available to Silgan, to the extent applicable to each Seller Benefit Plan, a copy of (i) each Seller Benefit Plan and any amendments thereto, (ii) each Contract creating or modifying in any respect any related trust or other funding vehicle, (iii) the most recent financial and actuarial reports and summaries of each Seller Benefit Plan required under applicable Law, (iv) all current employee communications describing each Seller Benefit Plan and any modifications thereto and (v) if applicable, proof of registration of each Seller Benefit Plan with the applicable Governmental Entities. There are no material benefits or entitlements payable under the Seller Benefit Plans in respect of any director, officer, Employee or Retired Employee of any Subject Company or their respective spouses or dependants other than as set forth in the Seller Benefit Plans.

(d) Each Seller Benefit Plan has been established, maintained, operated and administered in compliance in all material respects with its terms and applicable Laws and has been funded in compliance with its terms and applicable Laws. Each Seller Benefit Plan intended to be exempt from Tax by any Governmental Entity has been established and administered in a manner consistent with that purpose, and to the Selling Parties' Knowledge, there are no facts or circumstances that would adversely affect the tax exempt status of any Seller Benefit Plan. All required contributions due or payable to each Seller Benefit Plan have been made and each Seller Benefit Plan is in material compliance with any funding requirements imposed by applicable Law. The Financial Statements fairly present in all material respects all liabilities of the Subject Companies as required by IFRS under the Seller Benefit Plans as of and at the applicable dates of such Financial Statements.

(e) All Seller Benefit Plans have been duly registered where required by applicable Law. All reports with respect to the Seller Benefit Plans required to be filed with any Governmental Entity have been duly filed. There are no pending or, to the Selling Parties' Knowledge, threatened investigations, audits or other proceedings or inquiries by any Governmental Entity concerning any Seller Benefit Plan.

(f) No Seller Benefit Plan provides health, medical, life insurance or other material benefits for Employees or Retired Employees of any Subject Company for periods extending beyond their retirement or other termination of service, except for coverage mandated by applicable Law and except for which the Subject Company's liability was appropriately reflected on the Financial Statements as of and at the applicable dates thereof.

(g) Except as set forth on Schedule 4.17(g), the consummation of the transactions contemplated by this Agreement will not (i) entitle any Employee or Retired Employee to severance pay, redundancy payments, indemnity payments, change of control payments, unemployment compensation or any other payment or benefit not expressly disclosed herein or, (ii) accelerate the time of payment or vesting, or increase the amount of compensation, due to any Employee or Retired Employee under any Seller Benefit Plan.

(h) Schedule 4.17(h) contains a complete list of (i) each Employee or Retired Employee who may be entitled to benefits under a Seller Benefit Plan and (ii) the applicable Seller Benefit Plan each Employee or Retired Employee participates in.

(i) The consummation of the transactions contemplated by this Agreement will not cause any automatic, immediate or contingent material amendments to the governing provisions of any Seller Benefit Plans, whether as to the identity of the persons entitled to exercise any powers or discretion, employer or member contribution rates, increases to pensions in payment and/or deferment, the benefit structure or otherwise.

(j) Except as set forth on Schedule 4.17(j), no event has occurred or will occur as a result of the Transactions which would or would reasonably be expected to entitle any Person (without the consent of Subject Companies or their successors in business) to wind up, terminate or close any Seller Benefit Plans in whole or in part.

Section 4.18  Tax Matters.
              -----------

(a) Each Acquired Company and each Asset Seller (insofar as it relates to the Business) has timely filed (or has had timely filed on its behalf) or will timely file or cause to be timely filed, all material Tax Returns required by applicable Law to be filed by it prior to or as of the Closing Date. All such Tax Returns are or will be complete and correct in all material respects.

(b) Each Acquired Company and each Asset Seller (insofar as it relates to the Business) has timely paid (or has had timely paid on its behalf) or will timely pay (or will have timely paid on its behalf) all material Taxes falling due prior to the Closing Date (whether or not on a Tax Return).

(c) There are no Encumbrances for Taxes upon any property of a Subject Company, except for Permitted Encumbrances and liens for local property Taxes and assessments in the ordinary course of business assessed by state or local jurisdictions not delinquent beyond any cure period.

(d) Except as set forth on Schedule 4.18, no audits, examinations, investigations or other administrative proceedings or court proceedings are pending with regard to any Tax Returns filed by or on behalf of an Acquired Company, or Asset Seller (insofar as it relates to the Business) except for those the adverse resolution of which would not reasonably be expected to have a Material Adverse Effect.

(e) Except as set forth on Schedule 4.18, there are no outstanding consents to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against any Acquired Company.

(f) Except as set forth on Schedule 4.18(f), to the Selling Parties' Knowledge, the transactions contemplated by this Agreement are not subject to any Tax withholding.

(g) No claim has ever been made by a Government Entity in a jurisdiction where the Acquired Companies or Asset Sellers (insofar as it relates to the Business) do not file Tax Returns that any of them may be subject to taxation in that jurisdiction.

(h) Each of the Acquired Companies and the Asset Sellers (insofar as it relates to the Business) have timely withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or third party.

(i) None of the Assumed Liabilities is an obligation to make a payment that is not deductible under section 280G of the US Internal Revenue Code.

(j) None of the Acquired Companies is a party to, or bound by, any Tax allocation or sharing agreement.

(k) Except as set forth on Schedule 4.18(k), there is no taxable income of any of the Acquired Companies or any Asset Seller (insofar as it relates to the Business) that will be reportable in a taxable period beginning after the Closing Date as a result of an installment sale or a transaction that is treated as an "open" transaction for U.S. federal income tax purposes.

Section 4.19  Company Intellectual Property.
              -----------------------------

(a) Schedule 4.19(a) identifies (i) each patent registration, patent application, trademark registration and application, copyright registration and application and domain name (the "Registered Intellectual Property") and each material unregistered trademark or trade name that is used or intended for use by the Subject Companies (and in the case of the Asset Sellers, in connection with the Business) and sets forth the jurisdiction where such Registered Intellectual Property is registered and (ii) all the Licenses other than Licenses concerning non-proprietary software.

(b) Except as set forth on Schedule 4.19(b),

     (i) subject to any Excluded Assets, the Company Intellectual Property includes all of the intellectual property rights necessary to conduct the Business as presently conducted other than the name "Amcor";

     (ii) the Registered  Intellectual Property that is registered and listed on
Schedule 4.19(a) is valid, in full force and effect and, to the Selling Parties' Knowledge, has not been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any rights in and to such Intellectual Property, except as regards Intellectual Property that is not required for the operation of the Business as presently conducted;

     (iii) except with respect to the Licenses, the Subject Companies are the exclusive owners of all right, title and interest in and to the Registered Intellectual Property, free and clear of any Encumbrance, other than Permitted Encumbrances;

     (iv) to the Selling Parties' Knowledge, (A) the operation of the Business as it is presently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property of any third party to such extent that it would reasonably be expected to have a Material Adverse Effect; (B) the Subject Companies have not received, within the past 12 months, any written notice or office action: (x) alleging any infringement or misappropriation of Intellectual Property with respect to the Business; (y) challenging the validity, enforceability or ownership (except with respect to Licenses where the Subject Company is the Licensee) by the Subject Companies of any of the Company Intellectual Property; or (z) claiming that the current use, distribution, licensing, sublicensing, sale, exercise or other commercial exploitation by the Subject Companies of the Company Intellectual Property infringes on any Intellectual Property of any third party; and (C) there are no pending claims or proceedings, including oppositions, interferences, concurrent use, ex parte appeals and re-examinations relating to the Company Intellectual Property that would reasonably be expected to have a Material Adverse Effect;

     (v) to the Selling Parties' Knowledge, no third party is engaged in unauthorized use, infringement or misappropriation of any of the Registered Intellectual Property listed on Schedule 4.19(a);

     (vi) as of the date hereof, (A) each License is a legal, valid and binding Contract of the Subject Company that is a party thereto and, to the Selling Parties' Knowledge, of the other parties thereto, enforceable against such Subject Company and, to the Selling Parties' Knowledge, the other parties thereto in accordance with its terms, (B) each License is in full force and effect and (C) no Subject Company, nor to the Selling Parties' Knowledge, any other Party thereto is in material breach or material default under any License or has repudiated any term thereof;

     (vii) the Subject Companies have not transferred ownership of, or granted any exclusive license with respect to, any of the Registered Intellectual Property to any third party;

     (viii) subject to any agreements or restrictions affecting the Purchasers and subject to obtaining required Consents from licensors, the Purchasers, following the Closing Date, will be permitted to exercise all of the Asset Sellers' rights under the Company Intellectual Property to the same extent the Asset Sellers would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional funds other than ongoing fees, royalties or payments which the Purchasers would otherwise be required to pay;

     (ix)  subject to any  agreements  or  restrictions  affecting  the Acquired
Companies and subject to obtaining required Consents from licensors, the Acquired Companies, following the Closing Date, will be permitted to exercise all of the Acquired Companies' rights under the Company Intellectual Property to the same extent the Acquired Companies would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional funds other than ongoing fees, royalties or payments which the Acquired Companies would otherwise be required to pay;

     (x) with respect to each item of the Registered Intellectual Property, but except as regards such Intellectual Property that is not required for the operation of the Business as presently conducted, (A) necessary title recordation documents, including assignments and changes of name and (B) necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been made in the jurisdictions where such Registered Intellectual Property is registered as set forth on Schedule 4.19(a) and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, trademark or copyright authorities in such jurisdictions for the purposes of maintaining such Registered Intellectual Property and (C) the Subject Companies will take all steps necessary to preserve and maintain all right, title and interest in and to the Company Intellectual Property through the Closing Date; and

     (xi) the Subject Companies have valid registrations and all material rights (free of any material restriction) in and to their domain names that are part of the Company Intellectual Property.

(c) Correct and complete copies of the Licenses entered into on or after July 1, 2002 that are set forth on Schedule 4.19(a) (including all schedules, exhibits and amendments thereto) have been made available by the Selling Parties to Silgan. The Selling Parties have made available to Silgan all copies in their possession of the Licenses (including all schedules, exhibits and amendments thereto) entered into before July 1, 2002 that are set forth on Schedule 4.19(a).

Section 4.20  Labour Matters.
              --------------

Except as set forth on Schedule 4.20:

(a) there is not currently, and for the past two (2) years, there has not been, any labour strike, slowdown or other work stoppage with respect to a Subject Company;

(b) no Subject Company (in the case of the Asset Sellers, relating to the Business) is a party to or bound by any collective bargaining Contract or any Contract with any trade union, employee representative or body of employees or their representatives (including any side letters or side agreements);

(c) there is not any pending or to the Selling Parties' Knowledge, threatened, any material unfair labour practices charges or complaints or material, sex, age or other discrimination claims against any Subject Company (in the case of an Asset Seller, relating to the Business);

(d) the Subject Companies have complied in all material respects with all collective bargaining Contracts and any orders or judgments resulting from alleged violations of any labor Laws;

(e) to the Selling Parties' Knowledge, there is not currently, and for the past three (3) years, there has not been any union organizing activity concerning any of the Employees;

(f) since July 1, 2005, no Subject Company has planned, proposed or effectuated any plant closing or mass layoff of Employees relating to the Business that would implicate any Law requiring notice of plant closings or layoffs;

(g) any notice of this Transaction required by any Law, or collective bargaining Contract by a Subject Company has, or shall prior to Closing have, been given, and any bargaining and consultation obligations have been, or prior to Closing will be, satisfied;

(h) each Subject Company has complied with all Contracts relating to or respecting Employees and Retired Employees, including, all regulations, policies and procedures affecting Employees and Retired Employees, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect;

(i) no written notice to terminate the Contract of employment of any Employee whose compensation is in excess of (euro)75,000 (whether given by the relevant employer or by the Employee) is pending, outstanding or, to the Selling Parties' Knowledge, threatened and no dispute, claim or complaint under any applicable Law is outstanding in relation to any current or former Employees, directors or officers relating to their employment or its termination that would reasonably be expected to result in a Loss in excess of (euro)75,000;

(j) no Subject Company (in the case of the Asset Sellers, relating to the Business) is a party to, bound by or proposing to introduce in respect of any of its directors or Employees any redundancy payment scheme in addition to statutory redundancy pay, nor is there any agreed procedure for redundancy selection; and

(k) correct and complete copies of any collective bargaining Contract and any Contract with any trade union, employee representative or body of employees or their representatives (including any side letters, side agreements, schedules, exhibits and amendments thereto) to which a Subject Company (in the case of the Asset Sellers, relating to the Business) is a party have been made available to Silgan.

Section 4.21  Bank Accounts.
              -------------

Schedule 4.21 sets forth (i) the names, locations and account numbers of all banks, trust companies, savings and loan associations and other financial institutions at which an Acquired Company maintains lockboxes, safe deposit boxes, marketable securities, savings accounts, checking accounts or other accounts of any nature relating to the Business and (ii) the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

Section 4.22  Brokers or Finders.
              ------------------

Except as set forth in Schedule 4.22, no Selling Party and no Subject Company, and no Person acting on their behalf, has entered into any Contract entitling any agent, broker, investment banker, financial advisor or other Person to any brokers' or finder's fee or any other commission or similar fee in connection with any of the Transactions.

Section 4.23  Receivables and Payables.
              ------------------------

All Receivables and payables of the Subject Companies relating to the conduct of the Business have arisen from bona fide transactions in the ordinary course of business. The Subject Companies have not collected, or accelerated the collection of, any Receivables in a manner that is inconsistent with the operation of the Business in the ordinary course consistent with past practice.

Section 4.24  Inventory.
              ---------

Except as disclosed in Schedule 4.24, all Inventory used in the Business conforms in all material respects with all applicable specifications and warranties, is not obsolete, is useable or saleable in the ordinary course of business and, if saleable, is saleable at values not less than the book value amounts thereof except to the extent adequately reserved. All work-in-process and finished goods included in such Inventory have been produced in compliance with all applicable quality control procedures. The value of all items of obsolete materials and of materials of below standard quality has been written down to net realizable value or adequate reserves have been provided therefor. All Inventory is valued at the lower of cost or market in accordance with IFRS consistently applied.

Section 4.25  Books and Records.
              -----------------

Since July 1, 2002, all books of account and other financial books and records of the Subject Companies relating to the Business or the Purchased Assets are true, correct and complete in all material respects and have been maintained in accordance with sound business practices. Since July 1, 2002, such books and records reflect all the transactions and other matters required to be set forth under IFRS or other applicable accounting rules applied on a consistent basis.

Section 4.26  Affiliates Interests.
              --------------------

(a) Schedule 4.26 sets forth separately for each of the Subject Companies (i) all amounts paid (or deemed for accounting purposes to have been paid) by such Subject Company to, or received by such Subject Company from, Amcor Australia or any of its Affiliates (except the Acquired Companies) since July 1, 2004
(including any charge for administrative, purchasing, financial or other services) and all such amounts currently owed by such Subject Company to, or owing to such Subject Company from, Amcor Australia or any of its Affiliates (except the Acquired Companies) and (ii) all products and services provided by such Subject Company to, or received by such Subject Company from, Amcor Australia or any of its Affiliates (except the Acquired Companies) since January 1, 2005.

(b) Schedule 4.26 sets forth each written Contract between or among any of (i) the Acquired Companies, on the one hand, and Amcor Australia or any of its other Affiliates (other than an Acquired Company), on the other hand, or (ii) the Asset Sellers (in connection with the Business), on the one hand, and Amcor Australia or any of its other Affiliates, on the other hand. Correct and complete copies of the Contracts set forth on Schedule 4.26 (including all schedules, exhibits and amendments thereto) as they relate to the Business have been made available by the Selling Parties to Silgan.

(c) Except as set forth in Schedule 4.26, to the Selling Parties' Knowledge, no officer, manager, director, employee or agent of any of the Subject Companies or any Affiliate of any Subject Company has any interest in any Real Property Lease or Personal Property Lease.

Section 4.27  Customers, Suppliers, Distributors Etc.
              ---------------------------------------

Schedule 4.27 sets forth with respect to the fiscal years ended June 30, 2004 and 2005 a true and complete list of (i) the five (5) largest customers of the Business in China, the five (5) largest customers of the Business in South Asia, the five (5) largest customers of the Business in Venezuela, the five (5) largest customers of the Business in Brazil and the thirty (30) largest customers of the Business (Europe only) (in each case, in closures volume) (collectively, the "Major Customers") and (ii) the four (4) largest suppliers to the Business in Europe of tin plate, the three (3) largest suppliers to the Business in Europe of coating, the four (4) largest suppliers to the Business in Europe of compound, the four (4) largest suppliers to the Business in Asia of tin plate, the three (3) largest suppliers to the Business in Asia of coating and the largest supplier to the Business in Asia of compound, the four (4) largest suppliers to the Business in South America of tin plate, the three (3) largest suppliers to the Business in South America of coating and the three (3) largest suppliers to the Business in South America of compound (in Euro volume) (collectively, the "Major Suppliers"). Except as set forth in Schedule 4.27, no Major

Supplier or Major Customer has canceled or otherwise terminated, or made any written or, to each Selling Parties' Knowledge, oral threat to any of the Subject Companies or to any of their Affiliates to cancel or otherwise terminate, for any reason, including the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements, its relationship with the Business, or has at any time on or after June 30, 2005 decreased materially its services or supplies to the Business in the case of any such Major Supplier or its usage or purchase of the services or products of the Business in the case of any such Major Customer.

Section 4.28  Products.
              --------

Schedule 4.28 sets forth as it relates to the Business all actions or proceedings instituted at any time during the two (2) years preceding the date hereof against any of the Subject Companies in respect of personal injury, wrongful death or property damage in excess of (euro)100,000 alleged to have resulted from the products or services provided by any of the Subject Companies. Except as set forth on Schedule 4.28, there have been no breach of warranty or breach of representation claims against any of the Subject Companies in connection with the Business during the two (2) years preceding the date hereof which have resulted in any cost or expenditure to any of the Subject Companies in excess of (euro)100,000.

Section 4.29  Powers of Attorney.
              ------------------

Except as set forth on Schedule 4.29 and except for shippers and freight forwarders acting in the ordinary course of business, there are no Persons holding general or special powers of attorney from any of the Acquired Companies.

Section 4.30  Computer Systems; Financial Reporting.
              -------------------------------------

To the Selling Parties' Knowledge, the computer systems, procedures, databases, software programs, and all other similar assets (the "Computer Assets") owned or leased by, or used in the Business are in good working order and are sufficient in all respects for the Business as now being conducted. The Computer Assets and the financial reporting policies and procedures of each of the Subject Companies are sufficient in all material respects for conducting timely, accurate and complete reporting of all financial transactions.

Section 4.31  Permits.
              -------

The Subject Companies have obtained or applied for, and are in compliance with, all Governmental Permits (except Environmental Permits) that are required by any Governmental Entity to conduct the Business as presently conducted, except for such failures to hold or comply with such Permits that would not have a Material Adverse Effect.

Section 4.32  Absence of Certain Business Practices.
              -------------------------------------

Since January 1, 2003, neither any Subject Company, nor any of their current or former shareholders, directors, officers, employees or agents or other representatives, nor any other Person acting on their behalf, has directly or indirectly, given or agreed to give any material contribution, gift or similar benefit to or for the private use of or at the direction of any customer, client, supplier, governmental employee or other Person who is in a position to help or hinder the

Business that is reasonably likely to subject any Subject Company to any damage or penalty in any action or proceeding in any jurisdiction.

Section 4.33  Subsidies and Grants.
              --------------------

Schedule 4.33 sets forth all subsidies, investment incentives, grants and similar arrangements from a Governmental Entity that by their terms impose material obligations on any Subject Company.

Section 4.34  Limitations on Representations and Warranties; Disclosure.
              ---------------------------------------------------------

Except for the representations and warranties set forth in this Article IV, the Selling Parties make no representation or warranty, express or implied, at Law or in equity, in respect of the Business, the Purchased Equity, the Purchased Assets or the Assumed Liabilities, including with respect to the merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. In furtherance of the foregoing, any representation and warranty or other rights that may be implied by Law in any jurisdiction in relation to the sale of the Purchased Equity, the Purchased Assets or the Business or the assumption of the Assumed Liabilities, in such jurisdiction shall, to the extent permitted under applicable Law, be excluded or, if incapable of exclusion, irrevocably waived and, subject and without prejudice to the Selling Parties' indemnification obligations pursuant to
Article X, Purchaser agrees to indemnify and hold the Selling Parties harmless in respect of any Losses arising or incurred as a result of claims under any such implied representations and warranties and other rights of Purchaser or any of its Affiliates or their respective successors in interest or title (including any providers of financing to Purchaser).

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SILGAN

Silgan hereby makes the following  representations and warranties to the Selling
Parties:

Section 5.1   Organization.
              ------------

Silgan is a corporation incorporated under the laws of the state of Delaware. Silgan is, and each Purchaser will be when formed, duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of formation and Silgan has, and each Purchaser when formed will have, all requisite power, authority and legal capacity to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to perform their respective obligations hereunder and thereunder.

Section 5.2   Authorization; Validity of Agreement.
              ------------------------------------

The execution, delivery and performance by Silgan of this Agreement and each Ancillary Agreement to which it is a party and the consummation of the Transactions have been duly authorized by all requisite action on the part of Silgan and, except as set forth on Schedule 5.2, no other action on the part of Silgan will be necessary to authorize the execution and delivery by Silgan of this Agreement and each Ancillary Agreement to which it is a party, or the consummation of the Transactions. The execution, delivery and performance by each Purchaser of each Ancillary Agreement to which it will be a party and the consummation of the Transactions will be duly authorized by all requisite action on the part of each Purchaser and no other action on the part of such Purchaser will be necessary to authorize the execution and delivery by such Purchaserof each Ancillary Agreement to which it is a party or the consummation of the Transactions. No vote of, or Consent or other action by, the holders of any class of Capital Stock issued by Silgan is, or any Purchaser will be, necessary to authorize the execution and delivery by Silgan or any Purchaser of this Agreement or any Ancillary Agreement to which it is a party or the consummation by it of the Transactions. This Agreement is duly executed and delivered by Silgan. Each of the Ancillary Agreements when executed and delivered will be duly executed and delivered by Silgan and the applicable Purchaser. This
Agreement is, and each of the Ancillary Agreements to which it or any of its Affiliates is a party when executed and delivered will be, valid and binding obligations of Silgan and the applicable Purchaser, enforceable against Silgan and the applicable Purchaser in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Laws of general application affecting enforcement of creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

Section 5.3   Consents and Approvals; No Violations.
              -------------------------------------

Except as set forth on Schedule 5.3, none of the execution, delivery or performance by Silgan or any Purchaser of this Agreement or any Ancillary Agreement to which it is a party, compliance by Silgan or any Purchaser with any of the provisions hereof or of any Ancillary Agreement to which it is a party, or the consummation by Silgan or any Purchaser of the Transactions will (i) conflict with or result in any breach of any provision of the Operating Document or Organizational Document of Silgan or any Purchaser; (ii) require any filing with, notice prior to Closing to, or Consent of, any Person; (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, any of the terms of any Contract to which Silgan or any Purchaser is a party or by which Silgan or any Purchaser or any of their respective properties may be bound; or (iv) violate any Law applicable to Silgan or any Purchaser or to any of their respective properties, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Silgan or its ability to consummate the Transactions.

Section 5.4   Acquisition of Purchased Equity for Investment; Ability to
              ----------------------------------------------------------
              Evaluate and Bear Risk.
              ----------------------

(a) Each Purchaser is acquiring the Purchased Equity for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Purchased Equity. Silgan agrees that the Purchased Equity may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under any applicable securities Laws, except pursuant to an exemption from such registration under such Laws.

(b) Each Purchaser is able to bear the economic risk of holding the Purchased Equity for an indefinite period and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Purchased Equity.

Section 5.5   Litigation.
              ----------

There is no action or proceeding pending or, to Silgan's knowledge, threatened against Silgan or any of its Affiliates by or before any court or Governmental Entity that, individually or in the aggregate, would or would reasonably be expected to impede the ability of Silgan or any Purchaser to consummate the Transactions.

Section 5.6   Investigation by Purchaser; Selling Parties' Liability.
              ------------------------------------------------------

Silgan has conducted its own independent investigation, review and analysis of the business, operations, properties, liabilities, results of operations, financial condition, software, technology and prospects of the Subject Companies, which investigation, review and analysis was done by Silgan and its Affiliates and, to the extent Silgan deemed appropriate, by Silgan's representatives. Silgan acknowledges that it and its representatives have been provided adequate access to the Data Room and to the personnel, properties, premises and records of the Subject Companies for such purpose. In entering into this Agreement, Silgan acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of the Selling Parties or any of the Selling Parties' representatives (except the specific representations and warranties of the Selling Parties set forth in Article IV of this Agreement), and Silgan:

(a) acknowledges that none of the Selling Parties or the Subject Companies or any of their respective directors, officers, shareholders, employees, Affiliates, agents, advisors or representatives makes or has made any oral or written representation or warranty, either express or implied, as to the accuracy or completeness of any of the information (including any estimates, projections, forecasts, operating plans or budgets concerning financial or other information relating to the Subject Companies or the Business) provided or made available to Silgan or its directors, officers, employees, Affiliates, agents or representatives (including (i) in materials furnished in the Data Room or contained on the Data Room Disk; (ii) in presentations by the Selling Parties' or the Subject Companies' management; or (iii) otherwise), except that the foregoing limitations shall not apply to the Selling Parties insofar as they make the specific representations and warranties set forth in Article IV of this Agreement;

(b) agrees, to the fullest extent permitted by Law, that none of the Selling Parties or the Subject Companies nor any of their respective directors, officers, employees, shareholders, Affiliates, agents, advisors or representatives shall have any liability, obligation or responsibility whatsoever to Silgan or its directors, officers, employees, Affiliates, agents or representatives on any basis (including in contract or tort, as a fiduciary, under any applicable law or otherwise) based upon any information (including any estimates, projections, forecasts, operating plans or budgets concerning financial or other information relating to the Business) provided or made available, or statements made (including (i) in materials furnished in the Data Room or contained on the Data Room Disk; (ii) in presentations by the Selling Parties' or the Subject Companies' management; or (iii) otherwise) to Silgan or
its   directors,   officers,   employees,   Affiliates,
advisors, agents or representatives (or any omissions therefrom), except that the foregoing limitations shall not apply to the Selling Parties insofar as they make the specific representations and warranties set forth in Article IV of this Agreement; and

(c) agrees that this is an arm's length transaction in which the Parties' undertakings and obligations are limited to the performance of their obligations under this Agreement and the Ancillary Agreements, that Silgan has only a contractual relationship with the Selling Parties, based solely on the terms of this Agreement and the Ancillary Agreements, and that there is no special relationship of trust or reliance between Silgan and the Selling Parties.

Section 5.7   Brokers or Finders.
              ------------------

Neither Silgan nor any Person acting on its behalf has entered into any Contract entitling any agent, broker, investment banker, financial advisor or other Person to any broker's or finder's fee or any other commissions or similar fees in connection with any of the Transactions.

                                   ARTICLE VI
                        CERTAIN COVENANTS AND AGREEMENTS

Section 6.1   Interim Operations of the Subject Companies.
              -------------------------------------------

Except  (i) as  expressly  provided  in this  Agreement;  (ii) as set  forth  in
Schedule 6.1; or (iii) as may be consented to in writing by Silgan (such consent not to be unreasonably withheld, delayed or conditioned), the Selling Parties shall procure that, after the date hereof and prior to the Closing Date, the Subject Companies shall conduct the Business only in the ordinary course and no Subject Company shall take, or agree to take, any action that would or would be reasonably likely to result in a breach of the first sentence of Section 4.10 or the occurrence of any event or matter set forth in Section 4.10(a) through
Section 4.10(r), and the Selling Parties shall cause each Subject Company to:

(a) refrain from waiving, releasing or canceling any material claims against third parties or material debts owing to any of the Subject Companies, other than in respect of claims or debts that would be Excluded Assets, except in the ordinary course of business consistent with past practice;

(b) refrain from negotiating, amending, renewing or otherwise executing any collective bargaining agreement or other labor agreement or voluntarily reorganizing a labor organization concerning or affecting the Business, except in the ordinary course of business consistent with past practice;

(c) refrain from making any material change in any accounting principle, method, estimate or practice, except for any such change required by reason of a concurrent change in IFRS;

(d) maintain in all material respects all insurance coverage of the Business in place as maintained prior to the date hereof;

(e) comply in all material respects with and operate the Business in compliance in all material respects with all applicable Laws, including Environmental Laws;

(f) maintain in all material respects all books and records pertaining to the Business and the Purchased Assets in the manner such books and records have been maintained by the Subject Companies prior to the date hereof;

(g) pay all Taxes, accounts payable and other liabilities of the Business when due consistent with past practice; and

(h) refrain from entering into any Contract to do any of the actions described in (a) through (g) of this Section 6.1.

Section 6.2   Access; Confidentiality.
              -----------------------

The Selling  Parties shall cause the Subject  Companies  prior to the Closing to
(i) give Silgan and its authorized representatives reasonable access to all books, records, personnel reasonably designated by Amcor, offices and other facilities and properties of the Subject Companies relating to the Business;
(ii) permit Silgan to make such copies and inspections thereof as Silgan may reasonably request; (iii) cause the officers of the Subject Companies to furnish Silgan with such financial and operating data and other information with respect to the Business and the properties of the Subject Companies as Silgan may from time to time reasonably request, including, assessments, audits, studies and data to which the Selling Parties have access concerning the existence of Hazardous Substances at facilities or properties presently or formerly owned, operated, leased or used by the Subject Companies or any predecessors in interest or concerning compliance with, or liability under, any Environmental Laws; and (iv) permit Silgan and its authorized representatives to conduct inspections as they may reasonably require (including any air, water, soil, or other testing and monitoring deemed necessary by Silgan); provided, however, that any such access shall be conducted at Silgan's expense, at a reasonable time, under the supervision of the Subject Companies' personnel and in such a manner as to maintain the confidentiality of this Agreement and the Transactions and not to interfere with the normal operation of the business of the Subject Companies or the Business, and in compliance with any other reasonable requirements of the Subject Companies, including as to security and insurance. Without in any manner limiting the generality of the foregoing, (1) no physical work or tests involving the Real Property shall be performed by Silgan without the prior written consent of the Selling Parties, such consent not to be unreasonably withheld, conditioned or delayed, (2) any environmental investigations shall be in compliance with all applicable Laws relating to the protection of human health and the Environment, (3) Silgan will indemnify and hold the Selling Parties harmless from and against all costs, expenses and damages which the Selling Parties may incur or suffer to the extent that such costs, expenses or damages arise directly out of or result directly from the conduct of the investigations by Silgan and its authorized representatives (excluding any costs, expenses or damages to respond to any pre-existing environmental issues that are discovered as a result of such investigations),
(4) Silgan will promptly provide the Selling Parties with a copy of results and/or reports resulting from the conduct of any environmental investigations and (5) Silgan will notify the Selling Parties as soon as practicable if any condition is discovered during the course of any environmental investigations that Silgan believes may, under any Law regulating the protection of human health or the Environment, give rise to an obligation to notify any Governmental Entity. Notwithstanding anything contained in this Agreement or any other Contract between Silgan and any Selling Party, but subject to Section 9.2, none of the Selling Parties, the Subject Companies,





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

or any of their Affiliates shall have any obligation to make available to Silgan or its representatives, or provide Silgan or its representatives with, any consolidated, combined or unitary Tax Return filed by the Selling Parties or any of their Affiliates or their respective predecessors, or any related material, and nothing herein shall require a Selling Party or a Subject Company to disclose any information to Silgan if such disclosure would, in the Selling Parties' reasonable discretion (i) cause significant competitive harm to a Selling Party, a Subject Company or one of their Affiliates if the Transactions are not consummated (in which case such information shall be disclosed only to the officers of Silgan holding the position of Senior Vice President or higher, who require such information for purposes of the Transactions and who shall use such information solely for the purpose of the Transactions), (ii) jeopardize any attorney-client or other legal privilege or (iii) contravene any applicable Laws, fiduciary duty or Contract (including any confidentiality agreement) to which a Selling Party or any Affiliate of a Selling Party is a party.

Section 6.3   Efforts and Actions to Cause Closing to Occur.
              ---------------------------------------------

(a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Silgan and the Selling Parties shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, or cause to be done, all things reasonably required to consummate the Transactions as promptly as practicable, including the preparation and filing of all forms, registrations and notices required to be filed to consummate the Transactions and the taking of such actions as are reasonably required to obtain any requisite Consents, orders, permits, qualifications, or exemptions by any Person. In addition, no Party (or any of its respective Affiliates) shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any Consent from any Person required to be obtained prior to Closing. Purchaser shall provide its publicly filed financial statements as may be reasonably requested by any third party whose Consent is sought hereunder. Nothing contained in this Agreement shall require any Selling Party or any Purchaser to pay any consideration (other than filing or application fees) or provide any other incentive to any Person from whom any such Consents, orders, permits, qualifications or exemptions is requested, or to commence any litigation in respect of same.

(b) Prior to the Closing, each Party shall promptly consult with the other Party with respect to and provide any information reasonably required with respect to all filings made by such Party with any Governmental Entity or any other information supplied by such Party to a Governmental Entity in connection with this Agreement and the Transactions. Each Party shall promptly inform each of the other Parties in writing of any communication received by such Party from any Governmental Entity regarding the Transactions. If any Party or Affiliate thereof receives a request for information or documentary material from any Governmental Entity with respect to any of the Transactions, then such Party shall endeavour in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request.

(c) In addition to and without limiting the agreements of the Parties contained above, Silgan and the Selling Parties shall (i) take promptly all actions reasonably required to make the filings required of them or any of their respective Affiliates under any applicable Antitrust Law; (ii)
comply at the earliest practicable date with any request for additional information or documentary material received by Silgan, the Selling Parties or any of their respective Affiliates from any Antitrust Administrator or from any other Governmental Entity in connection with antitrust matters; (iii) cooperate with each other in connection with any filing under any applicable Antitrust Law and in connection with resolving any investigation or other inquiry concerning the Transactions commenced by any Antitrust Administrator or any other Governmental Entity; (iv) use their commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the Transactions under any Antitrust Law; and (v) advise the other Parties promptly of any material communication received by such Party from any Antitrust Administrator or any other Governmental Entity regarding any of the Transactions, and of any understandings, undertakings or agreements (oral or written) such Party proposes to make or enter into with any Antitrust Administrator or any other Governmental Entity in connection with the Transactions (it being understood that the Selling Parties shall not propose (other than to Silgan) or enter into any such understandings, undertakings or agreements without the prior consent of Silgan). Concurrently with the filing of notifications under any Antitrust Law or as soon thereafter as practicable, the Selling Parties and Silgan shall each request early termination of any applicable waiting period. Silgan shall consult regularly with the Selling Parties in advance and from time to time regarding
(1) the conduct and status of any filings with Governmental Entities and provide the Selling Parties with copies of such filings in sufficient time for the Selling Parties to provide meaningful input as to strategy and content (provided that Silgan shall be entitled to redact any of its confidential information contained in such filings before providing copies to the Selling Parties) and
(2) any significant strategies, approaches or other actions that Silgan expects or intends to adopt or take in connection therewith, including any understandings, undertakings or agreements (oral or written) that Silgan proposes to make or enter into with any Antitrust Administrator or other Governmental Entity, and, in Silgan's reasonable discretion, shall provide the Selling Parties with an opportunity to participate in meetings or telephone calls with any Antitrust Administrator or any other Governmental Entity.

Section 6.4   Publicity.
              ---------

Neither a Selling Party nor Silgan, nor any of their respective Affiliates, shall issue or cause the publication of any press release or other internal or external announcement with respect to this Agreement or the Transactions without the agreement of the other, except as may be required by Law or by any listing agreement with a securities exchange or trading market, in which case the disclosing Party shall make available to the other Party a copy of any such release or announcement prior to making such disclosure.

Section 6.5   Employees; Employee Benefits.
              ----------------------------

(a) Silgan agrees and acknowledges, effective as of the Closing Date, to the extent required by Law, all Employees shall continue to be employed by the Acquired Companies or the Purchasers, as applicable, on the terms and conditions on which they were employed immediately prior to the Closing. If not so required by applicable Law, Silgan agrees and acknowledges that Employees will be employed initially at a compensation level (including salary and bonus) and with benefits that, in the aggregate, are substantially comparable to the compensation and benefits that such Employee received immediately prior to the Closing.

(b) The Parties acknowledge and agree that on Closing, in accordance with the provisions of the ARD, the Contracts of employment of the Employees of the Asset Sellers in connection with the Business shall transfer to the applicable Purchaser and will have effect after Closing as if originally made between the applicable Purchaser and such Employees. The Asset Sellers (relating to the Business) in Europe will comply with all information and consultation requirements, whether under the ARD or otherwise, in relation to the Employees of the Asset Sellers being transferred to the applicable Purchaser, and their representatives, trade unions and collective bodies.

Section 6.6   Intercompany Arrangements.
              -------------------------

Except as provided in Schedule 6.6, in Section 6.10, in Section 6.16 or as otherwise expressly contemplated by this Agreement, all Contracts relating to the conduct of the Business that are solely between a Subject Company, on the one hand, and the Selling Parties and any of their Affiliates (other than a Subject Company), on the other hand, shall be terminated and of no further effect, simultaneously with the Closing without any further action, liability or obligation on the part of the parties thereto save in respect of any accrued rights or obligations (including as to any payment obligations).

Section 6.7   Maintenance of Books and Records.
              --------------------------------

Silgan shall preserve, until at least the eighth anniversary of the Closing Date, all pre-Closing Date records of the Acquired Companies and/or included in the Purchased Assets. After the Closing Date and until at least the eighth anniversary of the Closing Date, upon any Covered Request from a Selling Party or its Affiliate, Silgan shall (i) provide the Selling Party or its Affiliate or their respective representatives reasonable access to such records during normal business hours and (ii) permit a Selling Party or its Affiliate or their respective representatives to make copies of such records, in each case at no cost (other than for reasonable out-of-pocket expenses). For purpose of this
Section 6.7, a "Covered Request" shall mean a written request in connection with an audit, accounting, tax, litigation, securities disclosure or other similar need or reasonable business purpose.

Section 6.8   Cooperation in Litigation.
              -------------------------

Each Party shall reasonably cooperate with the other in the defense or prosecution of any action or proceeding already instituted or which may be instituted hereafter by a third party against or by such Party relating to or arising out of the conduct of the Business prior to the Closing Time (other than an action or proceeding arising out of the Transactions).

Section 6.9   Insurance.
              ---------

Silgan acknowledges and agrees that effective with the Closing all insurance coverage provided to the Subject Companies by a Selling Party or any Affiliate of a Selling Party shall terminate (it being understood that all local insurance of the Acquired Companies may continue after the Closing if the local insurers concur). For greater certainty, it is agreed that all prepaid insurance with respect to the Subject Companies shall belong to the Selling Parties and the Acquired Companies shall pay any amount received in connection therewith to Amcor Australia.

Section 6.10  Intercompany Receivables, Payables and Indebtedness.
              ---------------------------------------------------

(a) The Parties agree and acknowledge that any intercompany receivable or payable balance between a Subject Company (on the one hand) and a Selling Party or Affiliate of a Selling Party other than an Acquired Company (on the other hand) that arose from the intercompany supply of goods or services (trading balances) pursuant to a bona fide transaction in the ordinary course of business and which are no more than one (1) year old shall remain outstanding as of the Closing Date. The Parties further agree and acknowledge that such payables shall be paid after the Closing in accordance with their terms in the currency denominated on the applicable invoice in the ordinary course of business. Notwithstanding the foregoing, the Selling Parties acknowledge and agree that any intercompany receivable balance owed by Amcor PET Packaging de Venezuela SA to Amcor Venezuela shall be paid in full prior to Closing.

(b) The Parties further agree and acknowledge that any intercompany Indebtedness for borrowed money between an Acquired Company (on the one hand) and a Selling Party or an Affiliate of a Selling Party, including an Acquired Company (on the other hand) shall be paid in full prior to Closing; provided that intercompany Indebtedness for borrowed money owed by Amcor Ukraine to Amcor UK Finance or Amcor Shanghai to Amcor Australia shall remain outstanding and shall be repaid at or immediately following the Closing for such Acquired Company; provided, however, that to the extent necessary the amount of such intercompany Indebtedness estimated at Closing for the purposes of determining the amount of Closing Indebtedness will be reconciled with the actual amount of such intercompany Indebtedness as finally determined by the Parties after Closing pursuant to Section 2.5 and any outstanding balances shall be promptly settled as therein set forth.

Section 6.11  Name Change.
              -----------

(a) Silgan hereby acknowledges that it shall have no rights in the name "Amcor" and covenants that (i) it shall not change its legal corporate name (or the name of any of its Affiliates) to a name that includes the word "Amcor" or any similar word that would raise a reasonable likelihood of confusion with such term, and (ii) within ninety (90) days after the Closing Date, it shall change the legal corporate name of each Acquired Company to a name that does not include the word "Amcor" or any similar word that would raise a reasonable likelihood of confusion with such term; provided that Sprint Australia and its Affiliates shall reasonably cooperate with such Acquired Company to change its legal corporate name. Notwithstanding the foregoing, effective as of the Closing Date the Selling Parties hereby grant to Silgan and each Purchaser a worldwide, royalty-free license to use the "Amcor" mark as the trademark, service mark, logo, slogan, and/or trade dress of any one or more of the Acquired Companies, Silgan or any Purchaser in connection with the Business for the use and sell off of only (i) products existing in inventory or on order as of the Closing Date and packaging existing in inventory or on order in the ordinary course within thirty (30) days after the Closing Date, and (ii) signage, advertising, stationery, letterhead, corporate documents or any other business materials. The license granted under this Section 6.11(a) shall be for a period of one hundred eighty (180) days following the Closing Date. Notwithstanding the foregoing, Silgan shall not be required to change, alter or modify the molds included in the Purchased Assets or the assets of the Acquired Companies to remove, permanently obliterate, cover or otherwise eliminate the word "Amcor" or any similar word from the molds (if in fact such word(s) exist on the molds) until Silgan changes, alters or modifies the molds in the ordinary course of business. Silgan and the Purchaser shall indemnify Amcor Australia and its Affiliates and hold them harmless from and against any and all Losses suffered or incurred by them in connection with the use of the "Amcor" mark on the materials described in clauses (i) and (ii) above or on the molds. At the Closing or as soon as practicable thereafter, the Selling Parties shall deliver to Silgan and the Purchasers the content relating to "White Cap" of web sites of "Amcor" in order to effectuate the assignment and transfer of such content.

(b) The Selling Parties hereby acknowledge that they shall have no rights in the name "White Cap" and covenant that within ninety (90) days after the Closing Date, each Selling Party and any other Affiliate of Amcor Australia (other than the Acquired Companies) with the name "White Cap" in its legal corporate name shall change the legal corporate name of each such Selling Party to a name that does not include the words "White Cap" or any similar words that would raise a reasonable likelihood of confusion with such term and change any domain names of each such Selling Party to a name that does not include the words "White Cap" or any similar words that would raise a reasonable likelihood of confusion with such term; provided that Silgan and its Affiliates shall reasonably cooperate with such Selling Party to change its legal corporate name.

Section 6.12  Reorganizations.
              ---------------

It is understood and agreed that Amcor Australia may cause certain reorganizations to occur with respect to Amcor International and Amcor Singapore which would result in the Purchased Equity owned by such companies being owned by other Affiliates of Amcor Australia, in which case such other Affiliates shall become Selling Shareholders hereunder and shall be treated as Selling Shareholders for all purposes under this Agreement, including representations and warranties, covenants and indemnities. The Selling Parties shall be entitled to update Schedules to the extent necessary to reflect any such reorganizations, it being understood that if the Purchasers suffer any Losses relating to such reorganizations, the Purchasers shall be entitled to seek indemnification for such Losses under Article X.

Section 6.13  Assignment of Contracts.
              -----------------------

The assignment of any Purchased Asset (including of any Assumed Contract, Real Property Lease, Personal Property Lease, or Governmental Permit) to be assigned to any of the Purchasers pursuant to this Agreement shall not constitute a Contract to assign the same to the extent that an attempted assignment without the Consent of the other party thereto or of any Governmental Entity, as the case may be, would constitute a breach thereof or give rise to any right of termination, cancellation or acceleration thereunder or would violate any Law or Governmental Permit. The Selling Parties shall use their commercially reasonable efforts, as requested by Silgan, to procure Consents to any such assignment; provided that the Selling Parties shall not be obligated to provide any incentives to induce Consent to such assignment or to commence litigation to compel Consent to such assignment. For a period of one (1) year following the Closing Date or until any such Consent is obtained, whichever is shorter, to the extent permitted by applicable Law, the Asset Sellers shall maintain the existence of such Purchased Asset, shall hold such Purchased Asset in trust for the respective Purchaser and shall cooperate with Silgan in any reasonable arrangement designed to provide such Purchaser all of the benefits of any such Purchased Asset, including enforcement of any and all rights of the Asset Sellers against the other party thereto arising out of the breach, cancellation or termination thereof by such party; provided that the respective Purchaser shall assume the liabilities of the Asset Sellers and indemnify and hold the Asset Sellers harmless from and against any and all Losses in connection therewith (subject and without prejudice to the Selling Parties' indemnification obligations pursuant to Article X hereof) arising under such Purchased Asset, for the benefit of the Asset Sellers and the other party or parties thereto.

Section 6.14  [Intentionally Omitted].
              -----------------------

Section 6.15  Bulk Transfer Laws.
              ------------------

It is agreed that the Asset Sellers and the Selling Parties will not comply with the provisions of any so-called bulk transfer or bulk sales Laws of any jurisdiction in connection with the sale to the Purchasers of the Purchased Assets; provided that Amcor Turkey shall register the sale of its Purchased Assets to the applicable Purchaser with the Trade Registry in Turkey if the applicable Purchaser will be purchasing the Purchased Assets of Amcor Turkey in lieu of the Capital Stock of Amcor Turkey.

Section 6.16  Transitional Services.
              ---------------------

At the Closing, Amcor Australia and its applicable Affiliates shall enter into a Transition Services Agreement with Silgan, the Purchasers and the Acquired
Companies, in form and substance mutually agreed to by the parties in good faith, pursuant to which (i) one or more of Amcor Australia and its applicable Affiliates will provide to Silgan, the Purchasers and the Acquired Companies services reasonably required by Silgan, any Purchaser or any Acquired Company substantially as provided by them to the Business prior to the Closing Date and
(ii) one or more of the Purchasers and the Acquired Companies will provide to Amcor Australia and its applicable Affiliates services reasonably required by Amcor Australia or its applicable Affiliates substantially as provided by the Business prior to the Closing Date, in each case, for a period of six (6) months from the Closing Date (it being agreed that the Parties shall negotiate in good faith an extension of such period for any service any Party acting reasonably has not been able to provide itself or procure from a third party), for prices charged to or by such party as reflected in the Financial Statements as of June 30, 2005 and with the ability of the party receiving the services to terminate such services on a service-by-service basis at any time upon ten (10) days' notice during the term of such Transition Services Agreement.

Section 6.17  Updating Schedules.
              ------------------

The Selling Parties shall be entitled to update, amend or modify the Schedules to this Agreement set forth in Article IV of this Agreement after the date hereof to the Closing Date (the "Update Period") to reflect factors, circumstances or events first arising or, in the case of representations and warranties given to the Selling Parties' Knowledge, becoming known to the Selling Parties during the Update Period by providing Silgan with written notice setting forth the update and specifying the Schedule to be updated thereby; provided, however, that if any such Schedules are updated, amended or modified in a manner that discloses any matter that, individually or in the aggregate with other such matters, has or would reasonably be expected to have a Material Adverse Effect, Silgan may immediately terminate this Agreement pursuant to
Section 8.1(f). In



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

addition, the Selling Parties shall update, amend or modify Schedules 1.1(A), 2.2(a)(ix), 2.2(a)(xiv), 2.2(b)(xii), 2.2(b)(xiv) and 3.2(c) to this Agreement during the Update Period to reflect only changes in such Schedules for Contracts entered into, amended or terminated in accordance with their terms or assets acquired or disposed of, each during the Update Period and in the ordinary course of business and consistent with Section 6.1 hereof. To the extent any such update pursuant to this Section 6.17 causes Silgan or an Acquired Company to incur a Loss and Silgan does not have the right to terminate this Agreement as hereinabove set forth, Silgan shall be entitled to seek indemnification for such Loss in accordance with Article X. Notwithstanding anything herein to the contrary, in the event Silgan exercises its right to terminate this Agreement as hereinabove set forth and the update, amendment or modification giving rise to such termination relates to facts, circumstances or events first arising during the Update Period, the Selling Parties shall have no liability for any Loss.

Section 6.18  Third-Party Indebtedness; Releases.
              ----------------------------------

(a) The Selling Parties agree and acknowledge that any third-party Indebtedness for borrowed money between an Acquired Company (other than Amcor Shanghai, Amcor Ukraine, Amcor Polska, Amcor Venezuela, Amcor South East Asia and Amcor Asia Pacific) and a third party shall be paid in full prior to Closing.

(b) Within thirty (30) days after the Closing Date, in respect of the Indebtedness of Amcor Shanghai, Amcor Ukraine, Amcor Polska, Amcor South East Asia and Amcor Asia Pacific outstanding as of the Closing Date, the respective Acquired Company shall either (i) repay all amounts due under such Indebtedness or (ii) in respect of Indebtedness not repaid, deliver to Amcor Australia a release and discharge from the lender, in form and substance reasonably satisfactory to Amcor Australia, in respect of such Indebtedness.

(c) In respect of the guarantees to third parties set forth on Schedule 6.18, Silgan shall use commercially reasonable efforts to deliver to Amcor Australia releases under such guarantees.

Section 6.19  Notice of Developments.
              ----------------------

Prior to the Closing Date, each of the Selling Parties and Silgan, as applicable, shall promptly notify the other of:

(a) any notice or other communication such Party receives from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or the Ancillary Agreements; and

(b) any change that could delay or impede the ability of either the Selling Parties or Silgan to perform their respective obligations under this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby; and

(c) in the case of the Selling Parties, any change that has had or could reasonably be expected to have a Material Adverse Effect.

Section 6.20  Exclusivity.
              -----------

From the date hereof through the earlier of the Closing Date or the earlier termination of this Agreement in accordance with Article VIII, the Selling Parties shall not, and shall direct each of their Affiliates not to, directly or indirectly:

(a) sell or agree to sell to any other Person, or solicit or accept any offer to purchase from any other Person, or negotiate with any other Person for the sale of, any of the Business or the Acquired Companies, whether such transaction takes the form of a sale of stock, the sale of an option to acquire stock either directly or indirectly through purchase of a derivative security, merger, consolidation, sale of assets or otherwise;

(b) provide any information to any other Person concerning the same (other than information which the Selling Parties and/or its shareholders provide to other Persons in the ordinary course of business consistent with past practice); or

(c) enter into or continue any discussions with any other Person in connection with (a) or (b) above.

Section 6.21  Audited Financial Statements.
              ----------------------------

The Selling Parties shall use their commercially reasonable efforts to cause to be prepared and delivered to Silgan within sixty (60) days from the date hereof, at Silgan's cost, (i) the audited consolidated balance sheet of the Subject Companies as at June 30, 2005; (ii) the audited consolidated statements of profit and loss of the Subject Companies for the twelve-month period ended June 30, 2005; and (iii) the audited consolidated statement of cash flow of the Subject Companies for the twelve-month period ended June 30, 2005, all prepared in accordance with IFRS applied on a consistent basis (collectively, the "Audited Financial Statements"); provided, however, that as regards the Asset Sellers, the Audited Financial Statements include only such financial information as is applicable to the Business and not to any other business or activities carried on by any such Asset Seller, and that for the purposes of the definition of Audited Financial Statements, "Subject Companies" does not include Amcor Australia. If the Audited Financial Statements are not delivered within the time period specified above, the Selling Parties shall cause their auditors to deliver to Silgan at least thirty (30) days prior to Closing the current draft of such Audited Financial Statement and a reasonably detailed list of the remaining open items in such draft Audited Financial Statements. These audited financial statements shall be audited by Amcor's current auditor. The Selling Parties represent and warrant that the Audited Financial Statements will be prepared from the books and records of the Subject Companies, will be prepared in accordance with IFRS applied on a basis consistent with the books and records of the Business, and will fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Subject Companies, as of the times and for the periods referred to therein. The Audited Financial Statements shall include a footnote setting forth a reconciliation from IFRS to United States generally accepted accounting principles. The audit is to be conducted at an appropriate materiality level calculated by Amcor's current auditor based on the Acquired Companies and the Asset Sellers (to the extent related to the Business) being a stand alone entity. It is acknowledged that because the Audited Financial Statements are being prepared with a different



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

materiality level and with a different knowledge base (only because of the passage of time as it relates to the transpiring of events or changes in circumstances) than were the Individual Statements described in clauses (i) -
(iii) of the definition of Financial Statements (collectively, the "June 30, 2005 Financial Statements"), there may be differences between the Audited Financial Statements and the June 30, 2005 Financial Statements. Furthermore, it is agreed that any difference between the Audited Financial Statements and the June 30, 2005 Financial Statements because of the reasons described in the foregoing sentence shall not, in and of itself, form the basis for a claim that there was a breach of the representation and warranty set forth in Section 4.8(a) or this Section 6.21.

Section 6.22  Collection of Receivables.
              -------------------------

For the one hundred eighty (180) day period after the Closing Date, the respective Purchasers and Acquired Companies will collect the Receivables in accordance with reasonably prudent business practices (but without resort to actual or threatened litigation or the use of collection agencies or similar efforts). One hundred eighty (180) days after the Closing Date (such date referred to as the "Repurchase Date"), Silgan shall present to the Selling Parties a list of the unpaid Receivables at the end of such one hundred eighty
(180) day period (the "Uncollected Receivables"). Promptly after receipt and verification of such list, Silgan shall inform the Selling Parties which Uncollected Receivables Silgan, in its sole discretion, elects to transfer to the Selling Parties (or one or more Persons as designated by the Selling Parties (their "Designees")). The respective Purchaser or Acquired Company shall transfer to the Selling Parties (or their Designees) such Uncollected Receivables and all remaining records pertaining thereto. Any such Uncollected Receivables not transferred to the Selling Parties (or their Designees) shall be deemed retained by the respective Purchaser or Acquired Company and Silgan will have no claims with respect to such Uncollected Receivables against any Selling Party to the extent not collected (the "Retained Receivables"). The Selling Parties (or their Designees) shall thereafter be entitled to collect the Uncollected Receivables to the extent transferred to the Selling Parties (or their Designees) for their own account. The respective Purchaser or Acquired Company shall promptly pay to the Selling Parties the amount, if any, by which the amount of the Uncollected Receivables transferred to the Selling Parties (or their Designees) is less than the difference between the aggregate reserve for the Receivables on the Closing Statement less the reserve relating to the Retained Receivables. The Selling Parties (or their Designees) shall promptly pay to the respective Purchaser or Acquired Company the amount, if any, by which the amount of the Uncollected Receivables transferred to the Selling Parties (or their Designees) exceeds the difference between the aggregate reserve for the Receivables on the Closing Statement less the reserve relating to the Retained Receivables. The Party making any payment under this Section 6.22 shall make it in Euros and the amount of all such Uncollected Receivables shall be calculated by using the Exchange Rate as of the Closing Date. Each Party shall apply each payment for an Uncollected Receivable received by such Party to the reduction of the applicable customer's outstanding balance by first applying such payment to the oldest invoice (unless such payment specifically identifies the invoice being paid, in which case such payment shall be applied to such specific invoice, and provided that payments shall not be applied against an invoice that is the specific subject of a bona fide dispute by the customer until such dispute is resolved). For example, if the amount of the Uncollected Receivables is (euro)100,000, the aggregate reserve for the Receivables on the Closing Statement is (euro)50,000, the receivable for a certain customer that the applicable Purchaser or Acquired Company has not transferred to the applicable Selling Party (or its Designee) is (euro)20,000, and the reserve for the receivables on the Closing Statement relating to such customer is
(euro)20,000,  then the applicable  Purchaser or Acquired Company shall transfer
(euro)80,000 in Uncollected Receivables to the applicable Selling Party or its Designees and the Selling Parties shall promptly pay to the respective Purchaser or Acquired Company (euro)50,000.

Section 6.23  Rework and Refunds.
              ------------------

As of the Closing Date, the Purchasers shall assume and thereafter discharge all responsibilities, liabilities and obligations of the Asset Sellers for Rework and Refunds arising out of products manufactured by the Asset Sellers prior to the Closing Date (the "Asset Sellers' Pre-Closing Products") and the Acquired Companies shall discharge all of their responsibilities, liabilities and obligations for Rework and Refunds arising out of products manufactured by them prior to the Closing Date (collectively, together with the Asset Sellers' Pre-Closing Products, the "Pre-Closing Products"); provided, however, that Amcor Australia agrees to pay to Silgan the excess of (i) the value for all Rework and the amount of all Refunds incurred by the Acquired Companies and the Purchasers with respect to the Pre-Closing Products over (ii) the aggregate amount for "Product Warranties" and "Product Warranties without Legal Obligations" set forth on Schedule 1.1(B). Amcor Australia shall make payment in Euros, and the value for such Rework and the amount of such Refunds shall be calculated by using the Exchange Rate as of the date the Refund is paid to the customer or the Rework is delivered to the customer. The issuance by the Purchasers or the Acquired Companies of credit memos, customer accommodations or similar items for any Rework or Refund and the payment by the Purchasers or the Acquired Companies of any Refund shall be made in accordance with reasonably prudent business practices and without consideration of the Selling Parties' obligations hereunder. Amcor Australia shall have approval rights with respect to any Refund or Rework together with all related Refunds or Reworks, exceeding (euro)62,500, such approval not to be unreasonably withheld, conditioned or delayed; provided that to the extent that Amcor Australia is responsible for aggregate payments in excess of (euro)1.5 million pursuant to this Section 6.23, Amcor Australia shall have approval rights with respect to any Rework or Refund together with all related Refunds or Reworks, over (euro)25,000, such approval not to be unreasonably withheld, conditioned or delayed. In approving such Refund or Rework, Amcor Australia shall act reasonably in a manner consistent with its past practice in connection with Refunds or Reworks. If Amcor Australia does not object to any such Refund or Rework within ten (10) Business Days after being notified about any proposed Refund or Rework, it shall be deemed to have irrevocably approved such Refund or Rework. Within thirty (30) days following the end of each calendar month following the Closing Date, Silgan shall deliver to Amcor Australia written notice (the "Payment Notice") of the amount of Rework and Refunds that the Purchasers and the Acquired Companies incurred on and prior to the end of each such month. During the thirty (30) day period following its receipt of each Payment Notice, Amcor Australia shall be entitled to have reasonable access to the books and records of the Acquired Companies and the Purchasers with respect to Reworks and Refunds, to reasonably request copies of supporting documents for the purpose of verifying the amounts of Reworks and Refunds and, with reasonable prior notice to Silgan, to conduct an audit for reasonable verification of the Reworks and Refunds if it deems it necessary. The amount due hereunder by Amcor Australia to Silgan shall be paid to Silgan within thirty (30) days following Amcor Australia's receipt of each Payment Notice, unless such amount is being contested in good faith by Amcor Australia. All amounts due from Amcor

Australia to Silgan under this Section 6.23 shall be reduced from time to time by the salvage value or other value, if any, recovered by the Purchasers or the Acquired Companies, consistent with past practices of the applicable Subject Company, from any Pre-Closing Products with respect to which Rework or Refunds are provided hereunder. The Selling Parties shall have no liability for Reworks or Refunds except as provided in this Section 6.23. Notwithstanding the foregoing, this Section 6.23 shall not cover any other claims relating to products which are covered by Section 10.2(e).

Section 6.24  German Lease.
              ------------

Amcor Australia and Amcor Deutschland shall use their commercially reasonable efforts to enter into the New German Lease as set forth in Section 7.2(a).

Section 6.25  Newco Italy Contribution.
              ------------------------

No later than five (5) days prior to Closing, Amcor Italy shall have effected the Newco Italy Contribution at fair market value in accordance with applicable Laws.

Section 6.26  Philippine Share Transfer.
              -------------------------

At the request of Silgan, Amcor Australia shall cause all right and title to the qualifying shares, if any, held by the directors of Amcor South East Asia, Amcor Asia Pacific, Amcor Investments and Amcor Properties, at the closing for such Acquired Companies, as requested by Silgan, to be transferred and conveyed to a Person designated by Silgan, free and clear of all Encumbrances.

Section 6.27  Cerebos Supply Agreement.
              ------------------------

As promptly as practicable, the Selling Parties shall use their commercially reasonable efforts to enter into an amendment to the Cerebos Agreement containing the terms and conditions set forth on Annex B. Silgan shall reasonably cooperate with the Selling Parties in connection therewith, including by meeting with Cerebos and providing such information to Cerebos as Cerebos may reasonably request.

Section 6.28  Venezuela.
              ---------

As soon as practicable, the Selling Parties shall dispose of all asbestos-containing materials stored during the period Amcor Venezuela is owned by the applicable Selling Party on the grounds of the Amcor Venezuela manufacturing plant located in Valencua - Edo. Carabobo, Venezuela in compliance with all applicable Laws and reasonably satisfactory to Silgan. Silgan shall reasonably cooperate with the Selling Parties in connection therewith, including by taking all reasonable steps to ensure that storage and containment procedures implemented by the Selling Parties are not disturbed or tampered with and by giving the Selling Parties reasonable access to the asbestos containing material to check and maintain the storage and containment thereof and to effect the disposal of the asbestos containing materials. As soon as practicable, the Selling Parties shall use its commercially reasonable efforts to cause all Book Cash Balances of Amcor Venezuela as of the close of business, local time for Amcor Venezuela, on the day immediately prior to the Closing Date to be distributed out of such company; provided such




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

distributions or payments are net of any Taxes payable by Amcor Venezuela with respect thereto.

                                  ARTICLE VII
                              CONDITIONS TO CLOSING

Section 7.1   Conditions to Each Party's Obligation to Effect the Closing.
              -----------------------------------------------------------

The respective obligation of each of the Parties to effect the Closing shall be subject to the satisfaction on the Closing Date of each of the following conditions:

(a) Laws; Court Orders. No Law shall have been enacted or promulgated by any Governmental Entity that prohibits the consummation of the Transactions and there shall be no order or judgment in effect prohibiting consummation of the Transactions; provided, however, that the Parties shall use their commercially reasonable efforts to have any such order or judgment vacated or lifted.

(b) Antitrust Approval. Any Consents of or actions (or inactions) by any Antitrust Administrator or the expiry of any applicable waiting periods as set forth on Schedule 7.1(b) shall have been obtained.

(c) Purchase Price Allocation. The Purchase Price Allocation shall have been mutually agreed to by the Parties in good faith.

(d) Consultation. This Agreement is subject to the required regulatory approvals
and  the   appropriate   information  of  and/or   consultation   with  employee
representatives.

Section 7.2   Conditions to Obligations of Silgan to Effect the Closing.
              ---------------------------------------------------------

The obligation of Silgan to effect the Closing shall be subject to the satisfaction on the Closing Date of each of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Selling Parties set forth in this Agreement shall be true and correct when made and on and as of the Closing Date or if made as of a specified date, only as of such date, except where the failure to be true and correct would not reasonably be expected to have a Material Adverse Effect.

(b) Breach by the Selling Parties. No Selling Party shall have failed to perform any obligation or to comply with any covenant or agreement to be performed or complied with by it under this Agreement, except where the failure to perform or comply would not reasonably be expected to have a Material Adverse Effect.

(c) Deliveries by Selling Parties. The Selling Parties shall have delivered to Silgan those items required by Section 3.2.

(d) German Lease. The Business shall have the legal right to operate as it is currently conducted and conducted as of the Closing Date on the site located at Hansastrasse 4, D-30419, Hannover, Germany, on terms and conditions substantially similar to the terms and conditions of occupancy set forth in the Lease Agreement, dated December 16, 1987, between LAMELLA Grundstucks-Vermietungsgesellschaft mbH, Dusseldorf, and Schmalbach-Lubeca AG, Braunschweig (the "Current German Lease") for a period of at least ten (10) years from the date hereof and an option to purchase the property located at Hansastrasse 4, D-30419, Hannover, Germany (at the end of the term of such ten
(10) year period) at fair market value (the "New German Lease").

(e) Material Adverse Effect. During the period from the date hereof to the Closing Date, there shall not have occurred any change, development or event that would reasonably be expected to have a Material Adverse Effect.

(f) Newco Italy Contribution. Amcor Italy shall have effected the Newco Italy Contribution pursuant to Section 6.25.

(g) Audited Financial Statements. No later than twenty (20) days prior to Closing, Silgan shall have received the Audited Financial Statements.

(h) Counterpart Agreements. Amcor Australia shall have caused each of the Selling Parties to deliver to Silgan duly executed counter-parts to this Agreement.

Section 7.3   Conditions to Obligations of the Selling Parties to Effect the
              --------------------------------------------------------------
              Closing.
              -------

The obligation of the Selling Parties to effect the Closing shall be subject to the satisfaction on the Closing Date of each of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of Silgan set forth in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date if made as of a specified date, only as of such date, except where the failure to be true and correct would not reasonably be expected to have a material adverse effect on Silgan or the Purchasers, taken as a whole, or on their ability to consummate the Transactions.

(b) Breach by Silgan. Silgan shall not have failed to perform any obligation or to comply with any covenant or agreement to be performed or complied with by it under this Agreement, except where the failure to perform or comply would not reasonably be expected to have a material adverse effect on Silgan or the Purchasers, taken as a whole, or on their ability to consummate the Transactions.

(c) Deliveries by Silgan. Silgan shall have delivered to the Selling Parties those items required by Section 3.3.

                                  ARTICLE VIII
                                   TERMINATION

Section 8.1   Termination.
              -----------

This Agreement may be terminated at any time prior to the Closing Date:

(a) by the mutual written consent of Silgan and the Selling Parties;



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

(b) by Silgan or the Selling Parties if any Governmental Entity issues an order or takes any other action (which order or other action the Parties shall use their commercially reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the consummation of the Transactions and such order or other action shall have become final and non-appealable;

(c) by either Silgan or the Selling Parties if the Closing does not occur on or prior to July 31, 2006, and such Party is not in material breach of this Agreement at the time such Party terminates this Agreement;

(d) by the Selling Parties if Silgan breaches any of its representations, warranties, covenants or other agreements contained in this Agreement that would give rise to the failure of a condition set forth in Article VII, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice by the Selling Parties to Silgan specifying such breach;

(e) by Silgan if a Selling Party breaches any of its representations, warranties, covenants or other agreements contained in this Agreement that would give rise to the failure of a condition set forth in Article VII, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice by Silgan to the Selling Parties specifying such breach; or

(f) by Silgan pursuant to Section 6.17.

Section 8.2   Effect of Termination.
              ---------------------

If this Agreement is terminated by any Party pursuant to the terms hereof, this Agreement shall forthwith terminate and have no further force and effect, except that (a) the covenants and agreements set forth in Section 6.4, Section 6.14, this Section 8.2 and Section 11.1 shall survive such termination indefinitely and (b) nothing in this Section 8.2 shall be deemed to release any Party from any liability for any breach by such Party of the terms of this Agreement or to impair the right of any Party to compel specific performance by another Party of its obligations under this Agreement which have arisen prior to the date of termination of this Agreement.

                                   ARTICLE IX
                                   TAX MATTERS

Section 9.1   Taxes of the Acquired Companies.
              -------------------------------

(a) Tax Returns. The Selling Parties shall prepare all Tax Returns of the Acquired Companies for all taxable periods that end on or prior to the Closing Date. The Selling Parties shall deliver to Silgan any such Tax Returns that are required to be filed after the Closing Date no later than five (5) days prior to the due dates thereof (taking into account any extensions) and Silgan promptly shall file, in no case later than the applicable due dates, such Tax Returns with the applicable taxing authorities. Silgan shall prepare, or cause to be prepared, and shall file, or cause to be filed, all other Tax Returns of the Acquired Companies.

(b) Selling Parties' Obligations. The Selling Parties, jointly and severally, shall be responsible for and timely pay and shall indemnify and hold harmless Silgan, the Purchasers and the Acquired Companies with respect to, without duplication, (i) any and all Taxes imposed on the

Acquired Companies, or for which the Acquired Companies are liable, with respect to any periods ending on or before the Closing Date, other than Taxes imposed with respect to the Closing Date, or to the extent apportioned pursuant to
Section 9.1(d), (ii) all Taxes with respect to any period ending on or before the Closing Date arising out of a breach of the representations and warranties or covenants contained in Section 4.18, (iii) any and all Taxes resulting from any transactions of the Acquired Companies occurring on or after the Closing Time but before the occurrence of the Closing that are not in the ordinary course of business, and (iv) any reasonable costs or expenses with respect to Taxes indemnified hereunder. The Selling Parties shall be entitled to any refund of any and all Taxes that are the Selling Parties' responsibility pursuant to the immediately preceding sentence. Any indemnity payment required to be made by the Selling Parties pursuant to this Section 9.1(b) shall be made within thirty
(30) days of written notice from Silgan. Notwithstanding anything else herein to the contrary, the Selling Parties shall be solely responsible for all income or capital gain Taxes with respect to the sale of the Purchased Assets and the Purchased Equity to the Purchasers pursuant to this Agreement.

(c) Silgan's Obligations.

     (i) Except as otherwise provided in Section 9.1(b), on and after the Closing Date, Silgan, the Purchasers and the Acquired Companies shall be solely responsible for the payment or discharge of all Taxes imposed on the Acquired Companies for (A) all periods ending after the Closing Date, and any Taxes imposed with respect to the Closing Date, including all Taxes related to deferred Tax liabilities of the Acquired Companies to the extent they would have been required to have been included on a balance sheet of the Business under IFRS consistently applied and (B) any costs or expenses with respect to Taxes indemnified hereunder. Silgan shall indemnify, defend and hold the Selling Parties and their Affiliates harmless from, and shall be entitled to any refund of, any and all Taxes that are Silgan's, the Acquired Companies' or the Purchasers' responsibility pursuant to the immediately preceding sentence.

     (ii) Silgan agrees not to take any action that would increase the Tax liability of Amcor International as a result of Amcor Venezuela being classified as a "controlled foreign corporation" for U.S. federal income tax purposes, including any transaction outside the ordinary course of business that would result in additional inclusions of subpart F income by Amcor International for the taxable year that includes the Closing Date, or causing Amcor Venezuela to make a distribution to Silgan in such taxable year. Silgan agrees to indemnify Amcor International for any Taxes or costs or expenses relating to such Taxes as a result of any breach of this Section 9.2(c)(ii).

     (iii) Any indemnity  payment required to be made by Silgan pursuant to this
Section 9.1(c) shall be made within thirty (30) days of written notice from the Selling Parties.

(d) Apportionment. For the sole purpose of appropriately apportioning any Taxes relating to a period that includes (but that would not end prior to) the Closing Date, if the Selling Parties so request and applicable Law so permits, Silgan will elect with the relevant taxing authority to treat for all purposes the day preceding the Closing Date as the last day of a taxable period of the Acquired Companies. In the case where applicable Law does not permit the Acquired Companies to treat the day preceding the Closing Date as the last day of a taxable period, or the Selling Parties do not request that such an election be made, then for purposes of this Agreement, the portion of such Tax that is attributable to the Acquired Companies for the part of such taxable period that ends on the day preceding the Closing Date shall be (i) in the case of a Tax that is not based on net income, the total amount of such Tax for the full taxable period up to the Closing Date multiplied by a fraction, the numerator of which is the number of days from the beginning of such taxable period up to the Closing Date and the denominator of which is the total number of days in such full taxable period, and (ii) in the case of a Tax that is based on net income, the Tax that would be due with respect to such partial period, if such partial period were a full taxable period, apportioning income, gain, expenses, loss, deductions and credits equitably based on an interim closing of the books. The benefits of lower tax brackets and other similar benefits shall be apportioned in making the calculation of such allocated portions on the basis of the number of days in Silgan's and the Selling Parties' holding periods for the taxable period beginning before and ending after the Closing Date.

Section 9.2   Contests.
              --------

For purposes of this Agreement, a "Contest" is any audit, court proceeding or other dispute with respect to any Tax matter that affects the Acquired Companies. Unless Silgan previously has received written notice from the Selling Parties of the existence of such Contest, Silgan shall give written notice to the Selling Parties of the existence of any Contest relating to a Tax matter that is the Selling Parties' responsibility under Section 9.1(b) within ten (10) Business Days from the receipt by Silgan of any written notice of such Contest. Unless the Selling Parties previously have received written notice from Silgan of the existence of such Contest, the Selling Parties shall give written notice to Silgan of the existence of any Contest for which Silgan has responsibility within ten (10) Business Days from the receipt by the Selling Parties of any written notice of such Contest. Silgan, on the one hand, and the Selling Parties, on the other, agree, in each case at no cost to the other Party, to cooperate with the other and the other's representatives in a prompt and timely manner in connection with any Contest. Such cooperation shall include, but not be limited to, making available to the other Party, during normal business hours, all books, records, returns, documents, files, other information (including working papers and Schedules), officers or employees (without substantial interruption of employment) or other relevant information necessary or useful in connection with any Contest requiring any such books, records and files. The Selling Parties shall, at their election, have the right to represent the Acquired Companies' interests in any Contest relating to a Tax matter arising in a period ending on or before the Closing Date, to employ counsel of their choice and to control the conduct of such Contest, including settlement or other disposition thereof; provided, however, that Silgan, at its own expense, shall have the right to consult with the Selling Parties regarding any such Contest that may affect the Acquired Companies for any periods ending after the Closing Date. Silgan shall have the right to control the conduct of any Contest with respect to any Tax matter arising in a period ending after the Closing Date; provided, however, that the Selling Parties, at their own expense, shall have the right to consult with Silgan regarding any such Contest that may affect the Acquired Companies for any periods ending on or before the Closing Date; and provided further that any settlement or other disposition of any such Contest may only be with the consent of the Selling Parties, which consent shall not be unreasonably withheld, conditioned or delayed; and provided further that any settlement or other disposition of any such Contest that affects both the Selling Parties and the Purchaser (i.e., affects taxable periods both before and after the Closing Date) may only be with the consent of both Parties.

Section 9.3   Price Adjustment.
              ----------------

All amounts paid pursuant to this Agreement by one Party to another Party (other than interest payments) shall be treated by such Parties as an adjustment to the Purchase Price, to the extent permitted by Law.

Section 9.4   Exclusive Remedy.
              ----------------

In the event of any conflict between the provisions of this Article IX and any other provisions of this Agreement, this Article IX shall prevail with respect to any claim for indemnification for Taxes.

                                   ARTICLE X
                              SURVIVAL AND REMEDIES

Section 10.1  Survival.
              --------

Subject  to  Section  10.9,  the  representations,   warranties,  covenants  and
agreements contained in this Agreement shall survive the Closing.

Section 10.2  Indemnification by Selling Parties.
              ----------------------------------

Subject to the other provisions of this Article X, the Selling Parties, jointly and severally, shall indemnify and hold harmless and defend any Silgan
Indemnitee from and against any and all Losses without duplication suffered or incurred by any Silgan Indemnitee after the Closing as a result of, arising out of, relating to or in connection with:

(a) any breach by the Selling Parties, or any inaccuracy, of any representation or warranty of the Selling Parties contained in this Agreement or any Ancillary Agreement (except for Section 4.15 for which any breach is governed by Section 10.3); provided that for purposes of this Section 10.2(a), the representations and warranties in Sections 4.4, 4.16 and 4.20(h) subject to "materiality" or "Material Adverse Effect" qualifiers shall be read as if made without such "materiality" or "Material Adverse Effect" qualifiers;

(b) the failure by a Selling Party to perform any covenant or agreement of such Selling Party under this Agreement or any Ancillary Agreement;

(c) any Excluded Liabilities;

(d) any default described in Schedule 4.12(b) under (A) the Cerebos Agreement and (B) the supply agreement with Bledina dated May 15, 2003;

(e) except for liabilities for Rework and Refunds covered by Section 6.23 hereof, any product, part, component or other item manufactured by the Subject Companies prior to the Closing Date;

(f) notwithstanding any other provision of this Agreement, including Section 10.7(c) hereof, or whether such liability or obligation is an Excluded Liability or an Acquired Company Excluded Liability, any liability or obligation (whether known or unknown, absolute, accrued, contingent or otherwise and whether contractual, tort or any other type of liability, obligation or claim) relating to or arising from any facility that any Subject Company or Selling Party or their present or former subsidiaries or respective predecessors in interest may have owned, leased, operated or otherwise used at any time that is not included in the Real Property or the operation of any business other than the Business at any of the Real Property, including any such liabilities or obligations resulting from the generation, use, handling, presence, treatment, storage, transportation, disposal or Release of any Hazardous Materials at any such facility or any violations of applicable Environmental Laws on, prior to or after the Closing Date;

(g) any Acquired Company Excluded Liabilities;

(h) any Taxes due as a result of the fact that the interest payable on the Indebtedness of the Acquired Companies outstanding as of the Closing Date is not tax deductible in the applicable jurisdiction because of inadequate historical documentation or the applicability of thin capitalization rules prior to the Closing;

(i) the obligations of Amcor Deutschland as a result of, arising out of, relating to or in connection with the Cerebos Agreement (i) until such time as the purchase and sale of Amcor South East Asia, Amcor Investments, Amcor
Properties and Amcor Asia Pacific is consummated pursuant to Section 3.4 (whether or not the business of such Specified Interest is being managed by Silgan or any of its Affiliates or the applicable Selling Party) or (ii) in perpetuity in the event the Specified Approval for the sale of Amcor South East Asia, Amcor Investments, Amcor Properties and Amcor Asia Pacific is not obtained and the Parties do not close the purchase and sale of such Specified Interests in accordance with this Section 3.4;

(j) the disposal of any asbestos-containing materials stored at Closing on the grounds of the Amcor Venezuela manufacturing plant located in Valencua - Edo. Carabobo, Venezuela;

(k) (A) any debt arising under United Kingdom legislation due to the operation of section 75 or section 75A of the Pensions Act 1995 giving rise to any relevant demand or costs, (B) any Losses to contribute or to provide support which are levied, imposed or incurred pursuant to United Kingdom legislation under sections 38 to 51 of the Pensions Act 2004 and (C) any funding deficit in excess of (euro)720,000 that is attributable to any Seller Benefit Plan designed to benefit the individual set forth on Schedule 10.2(k);

(l) [intentionally omitted];

(m) the Brazil Litigation, including the loss of any management fees under the applicable Specified Interest Management Agreement; and

(n) any and all actions, suits, proceedings, claims or demands incident to any of the foregoing or initiated to enforce the indemnification provisions herein.

Section 10.3  Environmental Health and Safety Indemnity.
              -----------------------------------------

(a) Subject to the terms and conditions set forth in this Section 10.3, from and after the Closing, the Selling Parties shall indemnify and hold harmless each Silgan Indemnitee from and against all Losses asserted against or incurred by such Silgan Indemnitee as a result of, arising out of, relating to or in connection with any one or more of the following, whether or not disclosed at or before the time of Closing:

     (i) any Environmental Claims and the investigation, remediation or correction of Environmental Conditions caused by, relating to or arising out of
(1) any conditions prior to the Closing Date at properties currently or previously owned, leased or operated by any Selling Party, any Subject Company, their present or former subsidiaries or respective predecessors in interest, (2) the operations prior to the Closing Date of any Selling Party, any Subject Company, their present or former subsidiaries or respective predecessors in interest, including arising out of the disposal, Release or threatened Release of any Hazardous Substance owned, controlled or possessed by any Selling Party, any Subject Company, their present or former subsidiaries or respective predecessors in interest, and (3) the Excluded Assets, Excluded Liabilities and Acquired Company Excluded Liabilities;

     (ii) any failure of the Subject Companies to comply with Environmental Laws prior to the Closing, including the installation of any pollution control equipment or other equipment to bring the Business into compliance with Environmental Law if such equipment is installed because the Business was not in compliance with any Environmental Laws as of the Closing Date;

     (iii) any liability, obligation, or legal responsibility arising under Environmental Laws assumed by any Subject Company prior to the Closing Date pursuant to the terms of any Contract, settlement or other written and legally binding arrangement between such Subject Company and any other Person; and

     (iv) any breach of a representation and warranty set out in Section 4.15 hereof when made or as of the Closing as though such representation and warranty was made at and as of Closing.

(b) Notwithstanding anything herein, in the Law or otherwise to the contrary, no claim or cause of action with respect to the operation of the Business at the Real Property, including any Release of any Hazardous Substances in connection therewith, may be brought by any Silgan Indemnitee against the Selling Parties under this Section 10.3 after the fifth (5th) anniversary of the Closing Date. All other claims arising under this Section 10.3 may be brought in perpetuity.

(c) The Selling Parties will, at their option, fully satisfy their indemnity obligations with respect to any claim under this Section 10.3 other than a Third Party Claim, either by compensating the Silgan Indemnitees for the Loss or, after the Selling Parties acknowledge their obligation to fully indemnify the Silgan Indemnitees, by remediating the breach that is the subject of such claim for indemnification. If the Selling Parties do not acknowledge their obligation to fully indemnify the Silgan Indemnitees pursuant hereto within thirty (30) days or such shorter period as required by any applicable Governmental Entity, then Silgan shall remediate the breach that is the subject of such claim for indemnification and the Selling Parties shall compensate the Silgan Indemnitees pursuant to their obligations set forth in this Section 10.3.

(d) Except as otherwise required by any Governmental Entity or by applicable Law, in no event shall Losses include liabilities, damages, costs or expenses associated with remediation or cleanup to levels or standards applicable to other than industrial property use, except for such portion of a facility currently used for commercial purposes (e.g., office or rent), in which case remediation to cleanup levels or standards applicable to commercial use for the portion of the facility used for commercial purposes shall be appropriate.

(e) The Selling Parties shall be obligated to remediate any breach with respect to a claim under this Section 10.3 subject to the satisfaction of the following conditions:

     (i) on becoming aware of any fact or circumstance that could reasonably be expected to give rise to a claim under this Section 10.3, the Silgan Indemnitees shall give written notice thereof to the Selling Parties;

     (ii) the Silgan Indemnitees shall arrange for the Selling Parties and their authorized employees, agents, representatives, consultants, contractors and subcontractors to have all necessary or desirable rights to enter the applicable Real Property to remediate such breach pursuant to Section 10.3(c) above and on terms satisfactory to the Silgan Indemnitees and the Selling Parties, acting reasonably. The Selling Parties shall consult with the Silgan Indemnitees in all material aspects of remediation. The Selling Parties shall undertake remediation in a prompt and expeditious fashion in accordance with applicable Laws. Any remediation to be carried out by the Selling Parties shall be set forth in a work plan and be subject to the prior written approval of the Silgan Indemnitees, acting reasonably. The Selling Parties shall provide copies to the Silgan Indemnitees of all written notices, final submissions, final work plans, and final reports and shall give the Silgan Indemnitees a reasonable opportunity (at the Silgan Indemnitees own expense) to comment on any submissions the Selling Parties intend to deliver or submit to the appropriate Governmental Entity prior to said submission; and

     (iii) the Selling Parties performance of any remedial action pursuant to this Section 10.3 shall be deemed complete (A) upon receipt of notice from the relevant Governmental Entity that no further action is required to be conducted (a "Governmental Sign-Off") or (B) where allowed by applicable Environmental Law, a certification from a licensed environmental professional or its equivalent that no further action is necessary under applicable Environmental Laws (unless within the time specified by applicable Law the relevant Governmental Entity determines that further action is required); or (C) if no Government Entity has asserted jurisdiction or for any other reason Governmental Sign-Off is not obtainable, when the Silgan Indemnitees' environmental consultant (acceptable to the Selling Parties, acting reasonably) agrees that remedial action has been completed in accordance with applicable standards. In the event that Silgan Indemnitees' environmental consultant does not agree with the Selling Parties' environmental consultant as to the completion of the remedial action, the Silgan Indemnitees and the Selling Parties (both acting reasonably) shall jointly retain an environmental consultant (acceptable to both Parties) to determine whether the remedial action has been completed and the decision of that environmental consultant shall be accepted by the Parties as final.

(f) With respect to any notice, approval, disclosure, letter, action, remediation, clean-up or study required under any Environmental Law as a direct result of the transaction contemplated by this Agreement, the Selling Parties hereby agree, to the extent such Environmental Law imposes such obligation on the Selling Parties, to take reasonable commercial efforts to provide and/or obtain, in accordance with applicable Environmental Law and in a timely manner, such notice, approval, disclosure, letter or other communication and undertake to carry out in a timely manner such action, remediation, clean-up or study and provide Silgan in a timely manner with a copy of such notice, approval, disclosure, letter or other communication or proof of completion of such action, remediation, clean-up and/or study.

(g) Notwithstanding anything herein to the contrary, in no event shall the rights of the Silgan Indemnitees under this Section 10.3 be limited by any knowledge of the Silgan Indemnitees or any disclosure made by the Selling Parties.

(h) For the avoidance of doubt, the Deductible Amount, De Minimis Amount and the Cap Amount shall not apply to claims pursuant to this Section 10.3.

Section 10.4  [Intentionally Omitted].
              -----------------------

Section 10.5  Indemnification by Silgan.
              -------------------------

Subject to the other provisions of this Article X and in addition to Section 2.3(a), Silgan shall indemnify and hold harmless the relevant Selling Party from and against any Losses without duplication suffered or incurred by such Selling Party after the Closing as a result of, arising out of, relating to or in connection with:

(a) any breach by Silgan, or any inaccuracy, of any representation or warranty of Silgan contained in this Agreement or any Ancillary Agreement;

(b) the failure by Silgan or the Purchasers to perform any covenant or agreement of Silgan or the Purchasers under this Agreement or any Ancillary Agreement;

(c) any liability or obligation of or related to the Acquired Companies other than the Acquired Company Excluded Liabilities;

(d) the Assumed Liabilities;

(e) (i) any claim by or on behalf of the Employees of the Subject Companies arising from their employment with or termination by Silgan, any Purchaser or an Acquired Company after Closing or (ii) any claim for constructive dismissal or otherwise arising directly or indirectly from any measures Silgan, any Purchasers or any Acquired Company may take on or after Closing; and

(f) any liability or obligation under a guarantee described on Schedule 6.18.

Section 10.6  Method of Asserting Claims.
              --------------------------

All claims for indemnification and any claim for a breach of a representation and warranty by Silgan or the Selling Parties, except a claim pursuant to
Section 10.3 which the Selling Parties propose to satisfy by remediation, shall be asserted and resolved as follows:

(a) Third Party Claims. If any claim or demand in respect of which any Silgan Indemnitee or the Selling Parties might seek indemnity under this Article X is asserted against the Damaged Party by a Person other than a Party (a "Third Party Claim") prior to the expiration of the applicable survival period, the Damaged Party shall give written notice and the details thereof including an estimate of the claimed Losses, copies of all relevant pleadings, documents and information to the Responsible Party within thirty (30) days following the assertion of the Third Party Claim against the Damaged Party (to the extent available at such date); provided that no delay on the part of the Responsible Party in notifying the Responsible Party shall relieve the Responsible Party from any obligation hereunder except if the Responsible Party is materially prejudiced thereby. The Responsible Party shall have the sole right to defend and/or settle such Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted to a final conclusion or will be settled at the sole discretion of the Responsible Party as long as the Responsible Party agrees in writing that the Damaged Party is entitled to indemnification by the Responsible Party for such action; provided, however, that the Responsible Party shall not enter into any settlement that imposes injunctive or other equitable relief against the Damaged Party or does not fully and finally release the Damaged Party from all liability, unless consented to by the Damaged Party, which consent shall not be unreasonably withheld, delayed or conditioned. The Damaged Party shall cooperate fully in such defense, including by making available to the Responsible Party all books, records, documents and personnel within the Damaged Party's control or that it can reasonably obtain relating to the Third Party Claim. The Damaged Party, at its expense, may participate in, but not control, any defense or settlement of any Third Party Claim conducted by the Responsible Party pursuant to this
Section 10.6(a), provided, however, that if the Responsible Party elects not to defend a Third Party Claim, the Damaged Party shall have the right to defend and/or settle such Third Party Claim provided that it acts in good faith in connection therewith. Notwithstanding anything to the contrary, if there is an accrual on Schedule 1.1(B) for any Third Party Claim to which any of the Silgan Indemnitees is seeking indemnification pursuant to this Article X, then the applicable Silgan Indemnitee shall have the sole right to defend and/or settle such Third Party Claim, provided that it shall not settle such Third Party Claim in an amount in excess of such accrual without the prior consent of the applicable Selling Party, not to be unreasonably withheld, conditioned or delayed.

(b) Other Claims. If any Damaged Party should have a claim under this Article X against a Responsible Party that does not involve a Third Party Claim, the Damaged Party shall promptly give written notice (the "Claim Notice") and the details thereof, including an estimate of the claimed Losses, copies of all relevant documents and information to the Responsible Party within a period of thirty (30) days following the discovery of the claim by the Damaged Party. The Responsible Party shall notify the Damaged Party within a period of twenty (20) days after the receipt of the Claim Notice by the Responsible Party whether the Responsible Party disputes its liability to the Damaged Party with respect to such claim and if the Responsible Party fails to timely notify the Damaged Party that it disputes its liability, it shall be deemed to have disputed its obligation to indemnify the Damaged Party. All claims pursuant to this Section 10.6(b) shall be paid within ten (10) days after such twenty (20) day period if the Responsible Party acknowledges its liability with respect thereto and shall otherwise be paid within ten (10) days after a final resolution of such claim.

Section 10.7  Limitations on Damages.
              ----------------------

Subject to the express exceptions and provisions herein set forth, no amount of damages shall be payable by a Selling Party in the case of (a) a breach of representation and warranty claim by a




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

Silgan Indemnitee under Section 10.2(a),  (b) a claim for indemnification  under
Section 10.2(d)(B) or (c) a breach of representation and warranty claim by a Selling Party under Section 10.5(a), in each case unless and until the Damaged Party has suffered or incurred Losses, including (in the case of any Silgan Indemnitee) any Losses suffered or incurred by any Silgan Indemnitee and required to be borne by the Silgan Indemnitee rather than indemnified by the Selling Parties pursuant to Section 10.7(c) hereof, aggregating in excess of one percent (1%) of the Purchase Price (the "Deductible Amount"), whereupon such Damaged Party shall be entitled to claim damages starting from one-half of the Deductible Amount and up to the full amount of the Losses. Notwithstanding the foregoing, (x) in no event shall the aggregate amount payable by the Selling Parties, on the one hand, or Silgan, on the other hand, exceed 25% of the Purchase Price (the "Cap Amount"), and (y) no Damaged Party shall make a claim unless such claim together with all related claims individually exceeds
(euro)100,000 (the "De Minimis Amount"), whereupon such Damaged Party shall be entitled to claim damages starting from the first Euro of damages not just the amount in excess of the De Minimis Amount. Any claim not meeting the De Minimis Amount but exceeding (euro)25,000 shall nevertheless be applied against the Deductible Amount and shall reduce the Deductible Amount on a Euro for Euro basis. Any claim for indemnification paid pursuant to this Article X shall be paid in the applicable currency in which the claim is paid.

Notwithstanding the foregoing:

(a)  there  shall  be  no  Deductible   Amount  in  the  case  of  a  breach  of
representation and warranty claim by any Silgan Indemnitee pursuant to Section 4.2, Section 4.5(a), Section 4.6 and Section 4.18;

(b) in the event of one or more claims by any Silgan Indemnitee resulting from one or more breaches by the Selling Parties of the representations and warranties pursuant to Section 4.2, Section 4.5(a) and Section 4.6, the Cap Amount shall not apply to such claims; provided, however, that the aggregate liability of the Selling Parties as a consequence of all such breach(es), together with any other liability of the Selling Parties under this Agreement (other than pursuant to Section 10.2(f), Section 10.2(m) and Section 10.3 (except as it relates to the operation of the Business at the Real Property, including any Release of any Hazardous Substances in connection therewith) shall not exceed the Purchase Price;

(c) in the case of a claim for indemnification under Section 10.3 solely as such indemnification relates to the operation of the Business at the Real Property, including any Release of any Hazardous Substances in connection therewith, the Selling Parties shall have no obligation to indemnify any Silgan Indemnitee in the event and to the extent any Silgan Indemnitee has suffered or incurred Losses in excess of (euro)5.0 million (it being understood that the Selling Parties shall be responsible for indemnifying the Silgan Indemnitees for any Loss suffered or incurred up to (euro)5.0 million) until such time as said Losses exceed (euro)7.5 million whereupon the Selling Parties will indemnify such Silgan Indemnitee for such Losses in excess of (euro)7.5 million but subject to the limit set forth in the proviso in subparagraph (b) above; provided, that, notwithstanding anything to the contrary herein, none of the Silgan Indemnitees shall have any liability or obligation for any Losses relating to, arising out of or in connection with the asbestos materials stored on the grounds of the Amcor Venezuela manufacturing plant located in Valencua - Edo. Carabobo, Venezuela as of the date hereof; and

(d) to the extent of the amount for the applicable item set forth on Schedule 1.1(B), the Parties acknowledge and agree that the Selling Parties will not be in breach of any representation or warranty hereunder if the liabilities and obligations in connection with such breach fall within one of the items listed on Schedule 1.1(B) and would be included, under Amcor's Financial Controls and Procedures consistently applied, in the account codes of the Business set forth next to such item, in any case in the aggregate for all such breaches up to the amount for such item set forth on Schedule 1.1(B), it being understood and agreed that (i) liabilities for "Product Warranties" and "Product Warranties w/o Legal Obligation" are not covered by this paragraph and shall be governed by
Section 6.23, (ii)  liabilities  and obligations  relating to matters covered by
Section  10.2(f) or 10.3 are not covered by this  paragraph  and are governed by
Section 10.2(f) or 10.3, and (iii) liabilities and obligations covered under any other Section of this Agreement (other than under Article 4 and Section 10.2(a)) are not covered by this paragraph and are governed by such other Section. For the avoidance of doubt, notwithstanding anything to the contrary, the amount in
Schedule 1.1(B) for a particular item will only be applied once, and not on a duplicative basis, in respect of relevant liabilities to which such item relates.

Section 10.8  Exclusive Remedies.
              ------------------

The sole and exclusive remedies for any Party with respect to any claim relating to this Agreement, the Ancillary Agreements or the Transactions and the facts and circumstances relating and pertaining hereto and thereto shall be limited to the express provisions of this Agreement (whether any such claim shall be made in contract, tort or otherwise, including under any applicable securities Laws) (other than a claim for fraud). No breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of the Selling Parties or Silgan, after the Closing, to rescind this Agreement or any of the Transactions. Each Party shall take all reasonable steps to mitigate its Losses upon and after becoming aware of any event that could reasonably be expected to give rise to any Losses. No Party shall have any right to setoff against any payments to be made by it pursuant to this Agreement or otherwise.

Section 10.9  Time Limits on Claims.
              ---------------------

Except as herein expressly provided to the contrary, no claim shall be brought for a breach of representation and warranty under Section 10.2(a) and Section 10.5(a) more than two (2) years following the Closing Date. Notwithstanding the foregoing or any other provision of this Agreement:

(a) Any claim for a breach of any of the  representations and warranties made in
Section 4.2, Section 4.5(a) or Section 4.6 may be brought at any time in perpetuity;

(b) Any claim for a breach of any of the representations and warranties made in the second sentence of Section 4.11(a)(i), Section 4.11(c) or Section 4.19(b)(iii) may be brought at any time until the fifth anniversary of the Closing Date; and

(c) Any claim for a breach of the  representation  and warranty  made in Section
4.18 or Article IX may be brought at any time until ninety (90) days after the underlying obligation is barred by the applicable statute of limitation under applicable Laws.

Any claim not made within the foregoing relevant time periods shall expire and be forever barred; provided that the time limits on claims relating to Amcor Brazil if it is a Specified Interest pursuant to Section 3.4 shall be extended by the time period from the Closing Date until the date of the applicable delayed closing for Amcor Brazil, but in no event shall such extension exceed eighteen (18) months, in the event there is a delayed closing for such Specified Interest as set forth in Section 3.4.

Section 10.10  Tax Effect and Insurance.
               ------------------------

The liability of the Responsible Party with respect to any Loss shall be reduced by (a) any actual Tax benefit of such Loss accruing to the Damaged Party in the year of such Loss and, solely for any Loss from a claim under this Article X in excess of (euro)200,000 by any Tax benefit of such Loss accruing to the Damaged Party within three years after such Loss, and (b) by any insurance proceeds received by the Damaged Party as a result of such Loss and the Damaged Party shall use commercially reasonable efforts to pursue such Tax benefits and to pursue claims under the relevant policies of insurance.

Section 10.11  Knowledge of Claim.
               ------------------

Notwithstanding anything herein to the contrary, Silgan and the Purchasers shall not be entitled to make a claim with respect to a breach of a representation and warranty if, as at the Closing Date, any of Anthony Allott, Frank Hogan or Robert Lewis had actual knowledge that such representation and warranty was breached or inaccurate and conspired to withhold such information deliberately with the intention of bringing a claim against the Selling Parties pursuant to this Article X after the Closing Date. The burden of proof shall be on the Selling Parties to prove the foregoing by a showing of clear and convincing evidence (notwithstanding any other level of burden of proof). Notwithstanding anything to the contrary, the fact that any of Anthony Allott, Frank Hogan or Robert Lewis or any other Silgan personnel or any of Silgan's representatives or advisors viewed any document in the Data Room shall not in and of itself constitute knowledge and the fact that any document or email was sent to any of Anthony Allott, Frank Hogan or Robert Lewis or any other Silgan personnel or any of Silgan's representatives or advisors shall not in and of itself constitute knowledge. For the avoidance of doubt, this Section 10.11 shall not apply to any claims under Sections 10.2(f) or 10.3 or relating to, arising out of or in connection with the disposal of any asbestos-containing materials stored on the grounds of the Amcor Venezuela manufacturing plant located in Valencua - Edo. Carabobo, Venezuela.

                                   ARTICLE XI
                                  MISCELLANEOUS

Section 11.1   Fees and Expenses.
               -----------------

(a) All costs and expenses incurred in connection with the negotiation and preparation of this Agreement, the Ancillary Agreements and the consummation of the Transactions shall be paid by the Party incurring such expenses, except as specifically provided to the contrary in this Agreement; provided, however, that
(i) Silgan shall pay all recording fees, title insurance premiums for any title insurance, surveyor's fees for any survey, title examination, escrow and other fees charged by any title insurer; (ii) Silgan shall pay all stamp, VAT, duties, transfer and sales Taxes as well as registration fees payable or assessed in connection with the Transactions and Purchaser shall timely file all Tax Returns required to be filed in connection with such payments; provided that the Selling Parties shall pay all applicable VAT, duties, transfer and sales Taxes for the sale of the Purchased Assets of Amcor Turkey to the applicable Purchaser and (iii) Silgan shall pay all fees payable or incurred in connection with filings required of Silgan or any Selling Party or any of their respective Affiliates under any Antitrust Law.

(b) Notwithstanding Section 11.1(a)(ii), the Parties shall in good faith consider whether the applicable Purchaser shall purchase the Capital Stock of Amcor Turkey in lieu of purchasing the Purchased Assets and assuming the Assumed Liabilities of Amcor Turkey, subject to the following terms and conditions:

     (i) Subject to Section 11.1(b)(iv), the applicable Purchaser shall purchase the Capital Stock of Amcor Turkey in lieu of purchasing the Purchased Assets of Amcor Turkey and assuming the Assumed Liabilities of Amcor Turkey unless it gives notice (a "Turkey Notice") to Amcor Australia not later than 45 days following the date hereof stating that acting in good faith and acting reasonably it has determined that it is not satisfied with the results of its due diligence on the liabilities and obligations of Amcor Turkey that do not relate to the Business, including environmental matters, labour matters and compliance with law (the "Turkey Determination"'). If Silgan does not give a Turkey Notice within such 45 day period, it shall be deemed to have irrevocably and unconditionally waived the right to give a Turkey Notice.

     (ii) If Silgan timely gives a Turkey Notice to Amcor Australia and Amcor Australia believes that the Turkey Determination was not made in good faith, Amcor Australia may require that the question of whether Silgan made the Turkey Determination in good faith and acting reasonably be adjudicated by arbitration in New York, New York in accordance with the expedited rules of JAMS, by a single arbitrator selected in accordance with such rules (the "Arbitrator"). The Parties shall use commercially reasonable efforts to cause the arbitration to be conducted as promptly as practicable. The decision of the Arbitrator shall be final and binding upon the Parties.

     (iii) If Silgan does not timely give a Turkey Notice or, subject to Section 11.1(b)(iv), Silgan timely gives a Turkey Notice and the Arbitrator determines that Silgan did not act in good faith and reasonably in making the Turkey Determination, the Parties agree to effect the sale of the Business conducted by Amcor Turkey through a sale of the Capital Stock of Amcor Turkey rather than through the sale of the Purchased Assets of Amcor Turkey and the assumption of the Assumed Liabilities of Amcor Turkey. If Amcor Australia does not decide to arbitrate in accordance with Section 11.1(b)(ii) or if the Arbitrator determines that Silgan did act in good faith and reasonably in making the Turkey Determination, then the sale of the Business conducted by Amcor Turkey shall be effected by the sale of the Purchased Assets of Amcor Turkey and the assumption of the Assumed Liabilities of Amcor Turkey and the Selling Parties shall pay all applicable VAT, duties, transfer and sales Taxes for the sale of such Purchased Assets.

     (iv) Notwithstanding anything herein to the contrary, if the Arbitrator determines that the Turkey Determination was not made in good faith and acting reasonably, by notice (an

"Election Notice") to Amcor Australia given not later than ten (10) Business Days following the receipt of the Arbitrator's decision, Silgan may elect to purchase the Purchased Assets of Amcor Turkey and assume the Assumed Liabilities of Amcor Turkey rather than purchase the Capital Stock of Amcor Turkey, provided that in such event, Silgan shall pay all applicable VAT, duties, transfer and sales taxes for the sale of the Purchased Assets of Amcor Turkey. If Silgan does not give an Election Notice within such ten (10) Business Day period, it shall be deemed to have irrevocably and unconditionally waived the right to give an Election Notice.

     (v) Any sale of the Business of Amcor Turkey pursuant to this Agreement, whether structured as a sale of the Capital Stock of Amcor Turkey or the sale of the Purchased Assets of Amcor Turkey and the assumption of the Assumed Liabilities of Amcor Turkey, shall take place on the Closing Date; provided, however, that if it cannot be effected on the Closing Date because all of the conditions to closing such sale have not been satisfied or waived, such sale of the Capital Stock of Amcor Turkey or the sale of the Purchased Assets of Amcor Turkey and the assumption of the Assumed Liabilities of Amcor Turkey shall be treated as a Specified Interest under Section 3.4, the Holdback Amount and Specified Interest Target Working Capital Amount for such Specified Interest shall be mutually agreed to by the Parties consistent with the principles used to calculate the Holdback Amounts and Specified Interest Target Working Capital Amounts for the other Specified Interests and the applicable adjustments to the Estimated Purchase Price set forth in Section 2.4(f) shall be made. In the event that the sale of the Capital Stock of Amcor Turkey or the sale of the Purchased Assets of Amcor Turkey and the assumption of the Assumed Liabilities of Amcor Turkey is treated as a Specified Interest pursuant to this Section 11.1(b)(v), the Specified Approval for such purchase and sale shall be the satisfaction or waiver of all of the conditions to such sale.

     (vi) If the sale of the Business of Amcor Turkey is effected through the sale of the Capital Stock of Amcor Turkey, Silgan shall promptly remit to Amcor Australia all amounts received by Amcor Turkey that constitute accounts receivable of the former PET business of Amcor Turkey with respect to sales of equipment.

     (vii) The Selling Parties shall provide the applicable Purchaser with such information concerning the PET business of Amcor Turkey as it may reasonably request, including environmental reports, financial statements, information concerning litigation and government actions and "board reports."

     (viii) Notwithstanding the foregoing, Silgan may elect at any time to purchase the Purchased Assets and assume the Assumed Liabilities of Amcor Turkey in lieu of purchasing the Capital Stock of Amcor Turkey, provided that Silgan or the applicable Purchaser shall pay all applicable VAT, duties, transfer and sales taxes for the sale of the Purchased Assets of Amcor Turkey.

Section 11.2   Equitable Remedies.
               ------------------

Each of the Selling Parties and Silgan acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement or any Ancillary Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of the Selling Parties and Silgan agrees that the other Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or any Ancillary Agreement and to enforce specifically this Agreement and any Ancillary Agreement in any action or proceeding instituted in any court having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled pursuant hereto.

Section 11.3   Further Assurances.
               ------------------

If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or any Ancillary Agreement, each of the Parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.

Section 11.4   Amendments.
               ----------

This Agreement may be amended, modified and supplemented only by a written instrument signed by all of the Parties expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

Section 11.5   Notices.
               -------

(a) All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

    IF TO A SELLING PARTY:    Amcor Limited
                              679 Victoria Street
                              Abbotsford, Victoria
                              Australia 3067

                              Attention:  Chief Financial Officer
                              Telephone:  61-3-9226-9000
                              Facsimile:  61-3-9226-9071

    COPY TO:                  Amcor Limited
                              679 Victoria Street
                              Abbotsford, Victoria
                              Australia 3067

                              Attention:  Company Secretary
                              Telephone:  61-3-9226-9000
                              Facsimile.: 61-3-9226-9071

    COPY TO:                  Davies Ward Phillips & Vineberg LLP
                              26TH FLOOR
                              1501 McGill College Avenue
                              MONTREAL, QUEBEC, CANADA H4A 3N9

                              Attention:  Peter Mendell
                              Telephone:  514.841.6413
                              Facsimile:  514.841.6497

    IF TO SILGAN:             Silgan Holdings Inc.
                              4 Landmark Square
                              Stamford, CT 06904
                              Attention: Anthony Allott
                              Facsimile No.: 203-975-7902

    COPY TO:                  Silgan Holdings Inc.
                              4 Landmark Square
                              Stamford, CT 06904
                              Attention: Frank W. Hogan, III
                              Facsimile No.: (203) 975-4598


    COPY TO:                  Bryan Cave LLP
                              1290 Avenue of the Americas
                              New York, NY 10104
                              Attention:     Robert J. Rawn
                              Facsimile No.: (212) 541-1431




(b) Any Party may change the address to which notices to it are to be sent by giving notice of such change to the other Parties in accordance with this
Section 11.5, provided, however, that such notification shall only be effective on:

     (i) the date specified in the notification as the date on which the change is to take place; or

     (ii) if no date is specified or the date specified is less than five (5) Business Days after the date on which notice is deemed to have been served, the date falling five (5) Business Days after notice of any such change is deemed to have been served.

(c) In proving service of a communication, it shall be sufficient to show that delivery by hand was made or that the envelope containing the communication was properly addressed and posted as a pre-paid recorded delivery letter or that the facsimile transmission was dispatched and a confirmatory transmission report or other acknowledgment of good receipt was received.




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Section 11.6   Counterparts.
               ------------

This Agreement and any of the Ancillary Agreements may be executed in any number of counterparts, each of which (whether with an original or faxed signature) shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties.

Section 11.7  Entire Agreement; No Third Party Beneficiaries.
              ----------------------------------------------

This Agreement, the Ancillary Agreements and the agreements, documents and instruments delivered pursuant hereto and thereto contain the final, complete and exclusive statement of the agreement between the Parties with respect to the Transactions and all prior or contemporaneous Contracts with respect to the subject matter hereof are superseded hereby. For greater certainty, in no event do this Agreement, the Ancillary Agreements and the agreements, documents and instruments delivered pursuant hereto amend or take priority over any agreements relating to the sale by Amcor U.S. of its Membership Interest in Amcor White Cap, LLC to Silgan Closures Corporation. This Agreement shall not confer any rights or benefits upon any Person other than the Parties, the Purchasers and their respective successors and permitted assigns and the Silgan Indemnitees under Articles IX and X.

Section 11.8   Severability.
               ------------

Any term of this Agreement or any Ancillary Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms hereof or thereof or the validity or enforceability of the offending term in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term hereof or thereof is invalid, void or unenforceable, the Parties agree that the court or other authority making such determination shall have the power to replace any invalid, void or unenforceable term with a term that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term.

Section 11.9   Governing Law; Waiver of Jury Trial.
               -----------------------------------

(a) This Agreement shall be construed interpreted, enforced and governed by and under the Laws of New York without regard to its choice of law rules.

(b) Any dispute or controversy arising out of or in connection with this Agreement or the Ancillary Agreements must be brought in any court of competent jurisdiction in the Southern District of New York, and, by execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and the Ancillary Agreements, (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum and (iii) waives personal service of process and consents to service of process upon it by certified or registered mail, return receipt requested, at its address specified in Section 11.5, and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Nothing in this Section 11.9(b) shall





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affect  the  right of any  party  hereto to serve  process  in any other  manner permitted by applicable Law.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO OR CONNECTED WITH THIS AGREEMENT OR ANY ANCILLARY AGREEMENTS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 11.10  Extension; Waiver.
               -----------------

(a) At any time prior to the Closing Date, the Selling Parties, on the one hand, and Silgan, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other Party or Parties, (ii) waive any inaccuracies in the representations and warranties of the other Party or Parties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) waive compliance by the other Party or Parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such Party.

(b) Except as provided in Section 11.10(a), (i) no delay or omission by any Party in exercising any right, power or remedy provided by Law or under this Agreement or the Ancillary Agreements shall affect that right, power or remedy or operate as a waiver thereof, (ii) the single or partial exercise of any right, power or remedy provided by Law or under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy and (iii) the rights, powers and remedies provided in this Agreement are exclusive of any rights, powers and remedies otherwise provided by Law.

Section 11.11  Assignability.
               -------------

Neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written content of the other Parties. Any such purported assignment shall be null and void. Notwithstanding the foregoing, prior to the Closing Date, Silgan may assign its rights and obligations hereunder (including its right to purchase the Purchased Equity and the Purchased Assets), in whole or in part, to any of its Affiliates without the consent of any of the other Parties, provided, however, that Silgan guarantees the obligations of such assignee by remaining obligated as a Responsible Party under Article IX and Article X pursuant to a guarantee acceptable in form and substance to the Selling Parties in their sole discretion. If any of the Selling Parties is no longer an Affiliate of Amcor Australia, then such Selling Party (except for Amcor Australia) shall be released from any and all obligations of such Selling Party remaining under this Agreement. If any of the Purchasers or Acquired Companies is no longer an Affiliate of Silgan, then such Purchaser or Acquired Company (except for Silgan) shall be released from any and all obligations of such Purchaser or Acquired Company remaining under this Agreement. Subject to the preceding sentences, this Agreement shall be binding upon, inure




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to the  benefit  of and be  enforceable  by the  Parties  and  their  respective successors and permitted assigns.

Section 11.12  Captions.
               --------

The captions herein are for convenience of reference only and shall not be construed as a part of this Agreement.

Section 11.13  Schedules.
               ---------

Each Schedule referred to in this Agreement is hereby incorporated herein by reference and shall be deemed and construed to be a part of this Agreement for all purposes.

Section 11.14  Amcor Australia to Act on Behalf of Selling Parties.
               ---------------------------------------------------

Each of the Selling Parties irrevocably and unconditionally authorizes Amcor Australia to act on its behalf in connection with all matters relating to this Agreement and the Ancillary Agreements.

Section 11.15  Time of Essence.
               ---------------

Each of the Parties agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Section 11.16  Joint and Several Liability.
               ---------------------------

The obligations of Silgan and the Purchasers hereunder shall be joint and several notwithstanding anything herein to the contrary. The obligations of the Selling Parties hereunder shall be joint and several, notwithstanding anything herein to the contrary.



                            [SIGNATURE PAGE FOLLOWS]




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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first written above.





                                       AMCOR LIMITED





                                       By: /s/ Ian Wilson
                                           ------------------------------------
                                           Name:  Ian Wilson
                                           Title: Strategic Business Director







                                       SILGAN HOLDINGS INC.





                                       By: /s/ Anthony Allott
                                           ------------------------------------

                                           Name:  Anthony Allott
                                           Title: President and Chief Operating
                                                   Officer